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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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UnitedHealth Group Incorporated
(Name of Registrant as Specified In Its Charter)

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Our Mission

Our Culture

The people of UnitedHealth Group are aligned around core values that inspire our behavior as individuals and as an organization:

Integrity.
Honor commitments.
Never compromise ethics.

Compassion.
Walk in the shoes of the people we serve and those with whom we work.

Relationships.
Build trust through collaboration.

Innovation.
Invent the future and learn from the past.

Performance.
Demonstrate excellence in everything we do.

9900 Bren Road East
Minnetonka, Minnesota 55343

April 17, 2020

Dear Shareholder:

We cordially invite you to participate in our 2020 Annual Meeting of Shareholders to be held on Monday, June 1, 2020, at 10:30 a.m. Central Time. We have been heavily engaged in and actively monitoring the coronavirus (COVID-19) outbreak and response efforts and are planning the Annual Meeting to be held solely by means of remote communication.

The safety and health of our country and the broader global community, the people we serve, our team members, their families and all our stakeholders consume all of our resources and priorities. We have fully engaged business continuity efforts to keep colleagues safe while continuing to serve the needs of our stakeholders and communities with minimal disruption. We have mobilized the full strength of our resources, grounded in clinical expertise, advanced technology and health information science, to deliver the best care for patients, support our members and care provider partners, and deliver innovative solutions and support for the benefit of the communities we serve and the entire health care system. We will continue to expand our efforts in response to the ever changing developments related to the COVID-19 pandemic as events evolve.

As a shareholder of UnitedHealth Group, you play an important role in our company by considering and taking action on the matters set forth in the attached proxy statement. We appreciate the time and attention you invest in making thoughtful decisions.

Attached you will find a notice of meeting and proxy statement containing information about the items upon which you will be asked to vote and the meeting itself, including different methods you can use to vote your proxy, including by internet, telephone and mail.

Every shareholder vote is important, and we encourage you to vote as promptly as possible. Instructions on how to participate in the Annual Meeting are included in the proxy statement.

Sincerely,

David S. Wichmann Chief Executive Officer	Stephen J. Hemsley Chair of the Board

COVID-19 Response

Coronavirus (COVID-19) is profoundly impacting the health of people around the world, as well as our global economies. The safety and health of the people we serve, our team members, their families, our stakeholders, broader communities and the reliability of our health care systems consume our resources and our focus. Actions we have taken to date include:

Care of Our Team Members

  •
  We are employing and paying full wages to our entire workforce.

  •
  Team members who have COVID-19, or are subject to a quarantine, are paid fully and not required to take paid time off. All costs of COVID-19 are covered fully with no cost sharing.

  •
  Compensation for our front line clinical workforce serving in high incidence communities was increased.

  •
  Business continuity plans and clinical safety protocols are engaged fully and effective in keeping team members safe while serving the needs of our members, patients, customers and government partners without disruption.

  •
  Within days, 90% of our non-clinical workforce was transitioned to a work at home status while maintaining all service levels.

  •
  More than 80 processes and protocols were developed to guide our Care Delivery Organizations for COVID-19 scenarios, CDC protocols, and state and county regulations.

Enlisting Our Resources to Serve Others

  •
  Accelerated nearly $2 billion of payments to care providers to provide needed liquidity for the health system.

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  Selected by HHS to assist in processing and distributing a portion of the $100 billion CARES Act funding to care delivery providers.

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  Developed and tested a new self-administered COVID-19 swab protocol, which is now FDA approved, and the protocol has led to meaningfully improved testing efficiency, safety and protection of health care workers and reduced consumption of personal protection equipment.

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  Waived all cost sharing for COVID-19 diagnosis and treatment.

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  Provided unlimited telehealth visits at no cost.

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  Removed all COVID-19 prior authorizations.

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  Opened free access to our mental health mobile app, and 24/7 emotional support phone lines, to help all Americans cope with mental health impacts during the COVID-19 pandemic.

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  Expanded support for socially isolated members, coordinating access to medications, supplies, food, care and support programs.
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  Provided early refills, prolonged authorizations and increased home delivery options of medication to ensure no shortages, and hours were extended at our behavioral health pharmacies to ensure medication adherence for those with mental health and substance use disorders.

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  Deployed triage tools, including a symptom checker with next best action recommendations for our highest risk members. The tools provide the most up-to-date information about prevention, coverage, care and support needed to rapidly assess symptoms, schedule telehealth visits, talk with a nurse, refill or schedule home delivery for prescriptions and access to emotional support 24 hours a day.

  •
  Deployed 700 Advance Practice Clinicians to serve members and patients on telehealth lines.

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  Quickly shifted more than 4,000 OptumCare physicians to telehealth visits that would otherwise be cancelled due to COVID-19 safety concerns. These visits are essential to ensure chronically ill patients remain well cared for.

  •
  Opened a special enrollment period to allow commercial customers to add employees who previously declined health benefit coverages.

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  Facilitated coverage transitions to ensure current members maintain health insurance.

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  Allowed grace periods for employees and individuals to pay premiums.

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  Provided more than $60 million in support to date to those affected by COVID-19, including hot spot relief efforts, health workforce safety, seniors, homelessness and food insecurity.

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  Organized our cafeteria and food service teams to make meals for those in need – more than 75,000 meals per week – in Minneapolis-St. Paul, Greensboro, Hartford and Las Vegas.

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  Allocated three senior executives to major scientific discovery and relief efforts; one to assist development of a global strategy for vaccine discovery and distribution at the World Health Organization and two to provide leadership in developing and deploying New Jersey's field based hospital system.

  •
  We will not request, nor do we intend to retain, any government assistance.

2020 Notice of Annual Meeting

Items of Business

  •
  Proposal 1:  Elect the ten nominees set forth in the attached proxy statement to the Company's Board of Directors.

  •
  Proposal 2:  Conduct an advisory vote to approve the compensation paid to the Company's named executive officers as disclosed in the attached proxy statement (a "Say on Pay") vote.

  •
  Proposal 3:  Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2020.

  •
  Proposal 4:  Approve the UnitedHealth Group 2020 Stock Incentive Plan.

  •
  Proposal 5:  Consider a shareholder proposal set forth in the attached proxy statement, if properly presented at the Annual Meeting.

Items of business may also include transacting any other business that properly may come before the Annual Meeting or any adjournments or postponements of the meeting.

Access to the Annual Meeting

In light of the coronavirus (COVID-19) outbreak, we have determined that the 2020 Annual Meeting will be held in virtual format only, via the internet, with no physical in-person meeting. If you plan to participate in the Annual Meeting, please see the "Questions and Answers About the Annual Meeting and Voting" section in the attached proxy statement. Shareholders will be able to participate in, vote, view the list of shareholders of record and submit questions from any location via the internet.

Proxy Voting

Important.    Even if you plan to participate in the Annual meeting, we still encourage you to submit your proxy by internet, telephone or mail prior to the meeting. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures under Question 12 of the "Questions and Answers About the Annual Meeting and Voting" section in the attached proxy statement.

By Order of the Board of Directors,

Dannette L. Smith
Secretary to the Board of Directors
April 17, 2020

June 1, 2020
10:30 a.m. CT
Our Annual Meeting can be accessed virtually at: www.virtualshareholder meeting.com/UNH2020

Record Date
April 7, 2020

Only shareholders of record of the Company's common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY VIA THE INTERNET ON JUNE 1, 2020:
The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at www.unitedhealthgroup.com/ proxymaterials.

Proxy Summary

Business Results

We are a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. Through our family of businesses, we leverage core competencies in data and health information, advanced technology, and clinical expertise, focused on improving health outcomes, lowering health care costs and creating a better experience for patients, their caregivers and physicians. These core competencies are deployed within our two distinct, but strategically aligned, business platforms: health benefits operating under UnitedHealthcare and health services operating under Optum. We again achieved strong business results in 2019.

Financial

  •
  Revenues increased 7% to $242.2 billion in 2019 from $226.2 billion in 2018;

  •
  Operating earnings increased 13.5% year-over-year to $19.7 billion; net earnings increased 15.5% year-over-year to $13.8 billion; and cash flows from operations grew 17.5% year-over-year to $18.5 billion;

  •
  Diluted earnings per share increased 17.6% to $14.33 per share from $12.19 in 2018. Adjusted earnings per share1 increased 17.3% to $15.11 per share from $12.88 per share in 2018;

  •
  Return on equity increased to 25.7% in 2019 from 24.4% in 2018, reflecting the Company's strong overall operating performance and efficient capital structure;

  •
  Total shareholder return in 2019 was 20%, and 90% from 2017-2019, reflecting continued strong fundamental performance; and

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  Our annual cash dividend rate increased to $4.32 per share, representing a 20% increase over the annual cash dividend rate of $3.60 per share since the second quarter of 2018.

Awards and Recognition

  •
  UnitedHealth Group was the top ranked company in the insurance and managed care sector on Fortune's 2020 "World's Most Admired Companies" list. This is the tenth consecutive year UnitedHealth Group has ranked No. 1 overall in its sector. The Company ranked No. 1 on all nine key attributes of reputation — innovation, people management, use of corporate assets, social responsibility, quality of management, financial soundness, long-term investment value, quality of products and services and global competitiveness. The Company was rated No. 1 in innovation for the eleventh consecutive year.

  •
  UnitedHealth Group was named to both the Dow Jones Sustainability World and North America Indices for the 21st consecutive year;

  •
  UnitedHealth Group was recognized by The Human Rights Campaign as among the best places to work for LGBTQ equality in its annual Corporate Equality Index in 2020;

  •
  UnitedHealth Group was named one of America's Most JUST Companies by JUST Capital and Forbes in 2020. The JUST 100 rankings measure how U.S. companies perform on issues Americans care about most, including worker pay and treatment, customer respect, product quality and environmental impact;

  •
  In 2019 and for the eighth consecutive year, The Civic 50, a Points of Light initiative that highlights companies that improve the quality of life in the communities where they do business, ranked UnitedHealth Group one of America's 50 most community-minded companies;

  •
  INROADS, a national organization focused on developing and placing talented minority youth in business and preparing them for leadership, honored UnitedHealth Group with the Frank C. Carr Award in 2019. The award recognizes corporate partners who exhibit a commitment to the diversity talent pipeline; and

  •
  The 2019 CPA-Zicklin Index of Corporate Political Disclosure and Accountability ranked UnitedHealth Group as a Trendsetter company, the highest distinction.

1
Adjusted earnings per share is a non-GAAP financial measure. Refer to Appendix A in this proxy statement for a reconciliation of adjusted earnings per share to the most directly comparable GAAP measure.

2020 Proxy Statement    |    Proxy Summary    1

Corporate Governance

UnitedHealth Group is committed to meeting high standards of ethical behavior, corporate governance and business conduct. Our company, our Board of Directors (or the "Board") and our people are committed to the shared cultural values of integrity, compassion, innovation, relationships and performance. This commitment has led us to implement many governance best practices.

Board Structure and Composition

Our directors are elected annually by a majority vote of our shareholders. We have a Chair of the Board of Directors and a Lead Independent Director, and nine of our eleven directors are independent. Our current Board structure separates the positions of Chair of the Board and CEO.

Public Company Board Service Limits

Our directors may serve on no more than three other public company boards and our CEO may serve on no more than one other public company board.

One Share, One Vote

The Company does not have a dual-class share structure. Each share of Company common stock is entitled to one vote.

Proxy Access

A shareholder or group of shareholders who have owned at least 3% of our common stock for at least three years, and who comply with specified procedural and disclosure requirements, may include in our proxy materials shareholder-nominated director candidates representing up to 20% of the Board.

Board Refreshment and Tenure

Since January 2017, we have appointed six new directors to the Board, five of whom were independent and five of whom are standing for election this year, advancing both the skill and experience profile of the Board as well as its diversity.

Chief Executive Officer ("CEO") Succession Planning

Our succession plan, which is reviewed annually by our Board, addresses both an unexpected loss of our CEO and longer-term succession.

Nominating Advisory Committee

Our Nominating Advisory Committee, comprised of long-term shareholders of the Company and a member of the medical community, provides our Nominating and Corporate Governance Committee with additional input regarding desirable characteristics of director candidates and the composition of our Board.

Absence of Rights Plan

We do not have a shareholder rights plan, commonly referred to as a "poison pill."

Shareholder Special Meeting and Written Consent Rights

Shareholders hold the rights to call a special meeting and to act by written consent.

Prohibition on Short Sales and Hedging Transactions in Company Securities

Our insider trading policy prohibits all directors, executive officers and employees from engaging in short sales and hedging transactions relating to our common stock, and requires advance approval of the Compensation and Human Resources Committee of any pledging of common stock by directors, executive officers and other members of management.

Stock Ownership Guidelines

All of our executive officers and directors were in compliance with our stock ownership guidelines as of April 7, 2020. Mr. Wichmann, our CEO, is required to own shares equal to eight times his base salary by the fifth anniversary of his appointment as CEO. As of April 7, 2020, Mr. Wichmann owned shares equal to 172 times his base salary.

Stock Retention Policy

We generally require executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any equity award. Our directors are generally required to hold all equity awards granted until completion of service on the Board, or until they have met our stock ownership requirements.

Environmental Policy

We seek to minimize our environmental impact and to heighten our employees' awareness of the importance of the environment.

Political Contributions Disclosure

We publicly disclose our political contributions and public advocacy efforts and the contributions of our federal and state political action committees.

See the "Corporate Governance" portion of this proxy statement for further information on our governance practices.

2020 Proxy Statement    |    Proxy Summary    2

Executive Compensation

Our executive compensation program uses a mix of base salary, annual cash incentives, equity awards and broad-based benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and Company performance. Shareholders again expressed strong support for our executive compensation program at our 2019 Annual Meeting of Shareholders, with more than 95% of the votes cast in favor of our Say-on-Pay proposal.

Compensation Program Principles
Enhance the value of the business	Reward long-term growth and focus management on sustained success and shareholder value creation	Pay-for-performance	Standard benefits and limited perquisites

Summary of CEO David S. Wichmann's 2019 Compensation

  •
  Base salary — $1.4 million.
  •
  Equity awards — Performance shares with a target grant date fair value of $6.4 million, restricted stock units with a grant date fair value of $3.2 million and stock options with a grant date fair value of $3.2 million.
  •
  Cash incentive awards — Annual cash incentive award of $4.5 million, which reflects the Company's performance against pre-set goals and continued strong leadership by Mr. Wichmann.
  •
  Other Compensation — Company matching contributions — $189,139 under our 401(k) and executive savings plan.

Information regarding compensation paid to each of our named executive officers in 2019 is described in the "Compensation Discussion and Analysis" section.

Strong Governance Standards in Oversight of Executive Compensation Policies

We maintain strong governance standards in the oversight of our executive compensation policies and practices, including:

  •
  Performance-based compensation arrangements, including performance-based equity awards, which use a variety of performance measures, with different measures used for annual and long-term plans.
  •
  Double trigger change in control arrangements for equity grants.
  •
  No excise tax gross ups in the event of a change in control.
  •
  Our 2011 Stock Incentive Plan and proposed 2020 Stock Incentive Plan prohibit the repricing of stock options and stock appreciation rights without shareholder approval.
  •
  Annual advisory shareholder votes to approve the Company's executive compensation.
  •
  Stock ownership guidelines requiring executive officers to beneficially own specified amounts of the Company's common stock within five years of their appointment as an executive officer.
  •
  A stock retention policy generally requiring executive officers to hold, for at least one year, one third of the net shares acquired upon vesting or exercise of any equity award.
  •
  A clawback policy entitling the Board of Directors to seek reimbursement from senior executives if they are involved in fraud or misconduct causing a material restatement or in the event of a senior executive's violation of non-compete, non-solicit or confidentiality provisions.

2020 Proxy Statement    |    Proxy Summary    3

  •
  Under the 2011 Stock Incentive Plan and proposed 2020 Stock Incentive Plan, equity-based compensation awards to employees are generally subject to four year vesting provisions, and in any event are subject to one year minimum vesting requirements, subject to an exception for a limited number of shares not to exceed 5%.
  •
  Our Compensation and Human Resources Committee uses an independent compensation consultant who performs no other consulting or services for the Company.

This proxy statement and our Annual Report for the year ended December 31, 2019, are first being mailed to the Company's shareholders and made available on the internet at www.unitedhealthgroup.com/proxymaterials on or about April 17, 2020. Website addresses included throughout this proxy statement are for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

Voting Matters and Vote Recommendations

Items of Business		Board's Recommendation	Details
1	Election of ten directors	FOR	Page 5

2	Advisory Approval of Executive Compensation	FOR	Page 73

3	Ratification of Independent Registered Public Accounting Firm	FOR	Page 77

4	Approval of the 2020 Stock Incentive Plan	FOR	Page 78

5	Shareholder Proposal Regarding Non-Binding Shareholder Vote on Bylaw Amendments	AGAINST	Page 85

2020 Proxy Statement    |    Proxy Summary    4

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information

Board of Directors

PROPOSAL 1: Election of Directors

Our Board of Directors has nominated ten directors for election at the 2020 Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors. Each agreed to be named in this proxy statement and to serve if elected. After 27 years of exceptional service as an independent director, Mr. William C. Ballard, Jr. is not standing for re-election at the 2020 Annual Meeting. All of the nominees are expected to attend the 2020 Annual Meeting. All directors attended the 2019 Annual Meeting.

Director Nomination Process

Criteria for Nomination to the Board

The Nominating and Corporate Governance Committee performs an assessment of the skills and experiences needed to oversee the interests of the Company. We believe an effective Board consists of a diverse group of individuals who bring a variety of complementary skills and a range of personal and business experience to their positions on the Board. The Nominating and Corporate Governance Committee developed and maintains a skills matrix to assist in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole. The skills matrix is consistent with the Company's long-term strategic plan and is regularly reviewed and updated by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee evaluates Board candidates against the skills matrix on an annual basis to determine whether to recommend candidates for initial election to the Board and whether to recommend currently serving directors for reelection to the Board.

The skills matrix has two sections — a list of core criteria every member of the Board should meet and a list of skills and attributes to be represented collectively by the Board. The core director criteria are:

  •
  Independence under the Company's Standards for Director Independence and New York Stock Exchange ("NYSE") listing requirements, subject to waiver by the Nominating and Corporate Governance Committee;

  •
  Service on no more than three other public company boards; except our Chief Executive Officer may serve on no more than one other public company board;

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  High integrity and ethical standards;

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  Standing and reputation in the individual's field;

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  Risk oversight ability with respect to the particular skills of the individual director;

  •
  Understanding of and experience with complex public companies or like organizations; and

  •
  Ability to work collegially and collaboratively with other directors and management.

2020 Proxy Statement    |    Proposal 1: Election of Directors    |    Director Nomination Process    5

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information

Each of our independent director nominees has satisfied all the core director criteria set forth in the skills matrix. Messrs. Hemsley and Wichmann are not independent directors because Mr. Hemsley, until November 2019, served as an executive of the Company and Mr. Wichmann is our Chief Executive Officer.

Optimal mix of skills and expertise of director nominees

The skills matrix provides a number of substantive areas of expertise the Board as a whole should represent. The following table includes a list of these areas and the director nominees with expertise in each area.

Director	Corporate Governance	Finance	Health Care Industry	Direct Consumer Markets	Social Media/ Marketing	Diversity	Experience with Large Complex Organizations	Technology/ Business Processes	Clinical Practice	Political/ Health Care Policy/ Regulatory	Capital Markets

Richard T. Burke

Timothy P. Flynn

Stephen J. Hemsley

Michele J. Hooper

F. William McNabb III

Valerie C. Montgomery Rice, M.D.

John H. Noseworthy, M.D.

Glenn M. Renwick

David S. Wichmann

Gail R. Wilensky, Ph.D.

2020 Proxy Statement    |    Director Nomination Process    6

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information

Tenure of Director Nominees

Our Nominating and Corporate Governance Committee also strives to maintain a balance of tenure on the Board. Long-serving directors bring valuable experience with our Company and familiarity with the successes and challenges the enterprise has faced over the years, while newer directors contribute fresh perspectives.

Board Diversity

UnitedHealth Group embraces and encourages a culture of inclusion and diversity. Valuing diversity makes good business sense and helps to ensure our future success, because the customers, clients and consumers we serve are as diverse as the thousands of communities where we live and work across all 50 states in the U.S. and more than 140 other countries.

While our Board has not adopted a formal definition of or policy regarding diversity, and does not establish specific goals with respect to diversity, the Board's diversity is a consideration in the director nomination process and is assessed annually when the Board evaluates overall effectiveness.

Recent Changes in Board Membership

Additions			Departures

2019	2018	2017	2020	2018	2017

John H. Noseworthy, M.D.	F. William McNabb III	Timothy P. Flynn Valerie C. Montgomery Rice, M.D. Sir Andrew P. Witty David S. Wichmann	William C. Ballard, Jr. Not Standing for Re-election at the Annual Meeting	Sir Andrew P. Witty Kenneth I. Shine, M.D.	Rodger A. Lawson Robert J. Darretta

For this year's election, the Board has nominated ten individuals; all are incumbent nominees who collectively bring tremendous diversity to the Board. Each nominee is a strategic thinker and has varying, specialized experience in the areas relevant to the Company and its businesses. Moreover, their collective experience covers a wide range of geographies and industries, including health care and clinical practice, insurance, consumer products, technology, capital markets and financial services, and roles in academia, corporate governance and government. The ten director nominees range in age from 57 to 76; three of the ten director nominees are women; two are African American; one is a citizen of New Zealand and one is a citizen of Canada.

2020 Proxy Statement    |    Director Nomination Process    7

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information

Process for Selecting Directors

The Nominating and Corporate Governance Committee screens and recommends candidates for nomination by the full Board. We have for several years maintained an active "evergreen" director candidate pipeline which reflects our continuing commitment to diversity in life, cultural and business experience among director nominees. The Nominating and Corporate Governance Committee has an outside firm on retainer to assist in identifying and evaluating director candidates. The Nominating and Corporate Governance Committee will also consider recommendations submitted by shareholders for director candidates. Recommendations should be directed to the Secretary to the Board of Directors. None of the Company's shareholders recommended candidates for the Board of Directors in connection with the 2020 Annual Meeting.

Prior to the appointment of each of the new independent directors in 2017, 2018 and 2019, the Nominating and Corporate Governance Committee considered a wide slate of potential candidates, including qualified women and minority candidates. Each eventual nominee was selected due to his or her overall skills and experience.

Nominating Advisory Committee

The Board of Directors formed the Nominating Advisory Committee in 2006 to provide the Nominating and Corporate Governance Committee with additional input from shareholders and others regarding desirable characteristics of director candidates and the composition of the Board of Directors. The key features of the skills matrix are also discussed with members of our Nominating Advisory Committee and their feedback is considered by the Nominating and Corporate Governance Committee when it updates the skills matrix. The Nominating and Corporate Governance Committee considers, but is not bound by, input provided by the Nominating Advisory Committee. The Nominating Advisory Committee currently includes four individuals affiliated with long-term shareholders of the Company and one individual who is a member of the medical community. Members of the Nominating Advisory Committee do not receive any compensation from the Company for serving on the Nominating Advisory Committee. The Nominating Advisory Committee met once in 2019. A description of the Nominating Advisory Committee, including a description of how the members of the Nominating Advisory Committee are nominated and selected, can be found on our website at www.unitedhealthgroup.com/who-we-are/corporate-governance.

2020 Proxy Statement    |    Director Nomination Process    8

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information

Shareholder Director Candidates for Inclusion in our Proxy Statement (Proxy Access)

Our Bylaws provide a shareholder or group of shareholders (of up to 20) who have owned at least 3% of our common stock for at least three years the ability to include in our proxy statement shareholder-nominated director candidates for up to 20% of the Board. To be eligible to use this right, the shareholder(s) and the candidate(s) must satisfy the requirements specified in our Bylaws. Our Bylaws are available at www.unitedhealthgroup.com/who-we-are/corporate-governance. For the 2021 Annual Meeting, director nominations submitted under these Bylaw provisions must be received at our principal executive offices, directed to the Secretary to the Board of Directors, no earlier than November 18, 2020 and no later than December 18, 2020.

Shareholder Nominations of Director Candidates at an Annual Meeting

Our shareholders may also nominate candidates for election to the Board of Directors from the floor of our Annual Meeting of Shareholders, instead of including the director candidate in our proxy statement, only by submitting timely written notice to the Secretary to the Board in accordance with our Bylaws. The notice must include the information required by our Bylaws, which are available at www.unitedhealthgroup.com/who-we-are/corporate-governance. For the 2021 Annual Meeting, this notice must be received at our principal executive offices, directed to the Secretary to the Board of Directors, no earlier than February 1, 2021 and no later than March 3, 2021.

Board Leadership Structure

Our Board of Directors believes having independent Board leadership is an important component of our governance structure. As such, our Bylaws require the Company to have either an independent Chair of the Board or a Lead Independent Director. Our Board's leadership structure also separates the positions of CEO and Chair of the Board. The Board believes this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. The Board will continue to evaluate the Board structure on an ongoing basis.

In November 2019, Stephen J. Hemsley transitioned from his management position as Executive Chair of the Board to a non-executive director and Chair of the Board. The Board unanimously approved Mr. Hemsley's continued service as Chair of the Board due to his vision for the Company's future and his understanding of the Company and its evolving competitive environment. The Board also determined to continue the strong voice of independent directors and approved Mr. Burke's continued service as Lead Independent Director.

Our Principles of Governance outline the specific duties of the Lead Independent Director, including:

  •
  serving as the principal liaison between the Independent Directors and the Chair of the Board;

  •
  presiding at all meetings of the Board at which the Chair of the Board is not present and at executive sessions of the Board's Independent Directors;

  •
  calling meetings of the Independent Directors as appropriate and, in coordination with the Chair of the Board, all members of the Board;

2020 Proxy Statement    |    Board Leadership Structure    9

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
  •
  facilitating discussion and open dialogue among the Independent Directors during Board meetings, executive sessions and outside of Board meetings;

  •
  serving as an ex officio member of each Board committee of which the Lead Independent Director is not a member and working with the Board committee chairs on the performance of their designated roles and responsibilities;

  •
  working with the Chair of the Board to approve the agendas and meeting schedules for Board meetings;

  •
  working with the Chair of the Board on the appropriateness (including quality and quantity) and timeliness of information provided to the Board;

  •
  meeting individually with the Chair of the Board after each regularly scheduled Board meeting;

  •
  coordinating the preparation of agendas and materials for executive sessions of the Board's Independent Directors, if any;

  •
  assisting the Chair of the Nominating and Corporate Governance Committee in reviewing and reporting on the results of the Board and committee performance self-evaluations;

  •
  communicating to the Chair of the Board any decisions reached, suggestions, views or concerns expressed by Independent Directors in executive sessions or outside of Board meetings;

  •
  meeting periodically with individual independent directors to discuss Board and committee performance, effectiveness and composition;

  •
  where appropriate, supporting the Company in interactions with shareholders and regulators in consultation with the Chief Executive Officer and Chair of the Board; and

  •
  interviewing, along with the Chair of the Nominating and Corporate Governance Committee, all Board candidates and making director candidate recommendations to the Nominating and Corporate Governance Committee.
Director Independence

Our Board of Directors has adopted the Company's Standards for Director Independence, which are available on our website at www.unitedhealthgroup.com/who-we-are/corporate-governance. The Standards for Director Independence requirements exceed the independence standards set by the NYSE.

Our Board of Directors has determined William C. Ballard, Jr., Richard T. Burke, Timothy P. Flynn, Michele J. Hooper, F. William McNabb III, Valerie C. Montgomery Rice, M.D., John H. Noseworthy, M.D., Glenn M. Renwick and Gail R. Wilensky, Ph.D. are each "independent" under the NYSE rules and the Company's Standards for Director Independence, and have no material relationships with the Company that would prevent the directors from being considered independent. Stephen J. Hemsley, Chair of the Board, and David S. Wichmann, CEO, are not independent directors.

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In determining independence, the Board of Directors considered, among other factors, the business relationships between the Company and our directors and nominees, their immediate family members (as defined by the NYSE) and their affiliated companies. The Board of Directors considered whether any director or any nominee was a director, partner, significant shareholder or executive officer of an organization that has a relationship with the Company, and also considered charitable contributions the Company or its affiliates made to organizations with which such directors or nominees are or have been associated. In particular, the Board of Directors evaluated the following relationships and determined such relationships were in the normal course of business and did not impair the directors' ability to exercise independent judgment:

  •
  Mr. Burke is an owner of Rainy Partners, LLC. Rainy Partners is a customer of the Company and paid the Company premiums for health insurance of approximately $475,300 in 2019. These premiums were determined on the same terms and conditions as premiums for other comparable customers.

  •
  Dr. Montgomery Rice is President and Dean of Morehouse School of Medicine. In 2019, Morehouse School of Medicine paid the Company approximately $148,200 for claims software and medical records review services. The Company paid Morehouse School of Medicine approximately $704,600 for services as a network care provider in 2019. UnitedHealth Group and the United Health Foundation donated approximately $466,800 in charitable contributions to Morehouse School of Medicine in 2019. Total amounts paid by the Company and the United Health Foundation to Morehouse School of Medicine during 2019 were substantially less than 1% of Morehouse School of Medicine's total revenues for 2019. Dr. Montgomery Rice was not directly involved in these relationships.

  •
  The Board of Directors also considered relationships between the Company and organizations on which our non-employee directors or their immediate family members serve only as directors and determined such relationships did not impair the directors' exercise of independent judgment.
Board Committees

The Board of Directors has established four standing committees as listed in the table below. These committees help the Board fulfill its responsibilities and assist the Board in making informed decisions. Each committee operates under a written charter, and evaluates its charter and conducts a committee performance evaluation annually.

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The following table identifies the members of each committee as of April 7, 2020:

Director	Audit	Compensation and Human Resources	Nominating and Corporate Governance	Public Policy Strategies and Responsibility
William C. Ballard, Jr.*

Richard T. Burke**

Timothy P. Flynn

Stephen J. Hemsley

Michele J. Hooper

F. William McNabb III

Valerie C. Montgomery Rice, M.D.

John H. Noseworthy, M.D.

Glenn M. Renwick

David S. Wichmann

Gail R. Wilensky, Ph.D.

 Chair      Member      Financial Expert

*
Mr. Ballard is not standing for re-election at the 2020 Annual Meeting. In anticipation of this change, the Board changed the memberships of Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee as follows, effective April 13, 2020:

  •
  Compensation and Human Resources Committee: Timothy P. Flynn (Chair), John H. Noseworthy, M.D. and Gail R. Wilensky, Ph.D.

  •
  Nominating and Corporate Governance Committee: Michele J. Hooper (Chair), Richard T. Burke and F. William McNabb III

**
Mr. Burke is the Lead Independent Director and an ex-officio member of the Audit Committee, Compensation and Human Resources Committee and Public Policy Strategies and Responsibility Committee. As an ex-officio member, Mr. Burke has a standing invitation to attend each committee meeting, but does not count for quorum purposes or vote on committee matters.

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Audit Committee	Meetings Held in 2019: 11
Committee Members:
Glenn M. Renwick (Chair), Michele J. Hooper and F. William McNabb III
Primary Responsibilities:

The Audit Committee has responsibility for the selection and retention of the independent registered public accounting firm and oversees financial reporting, internal controls and public disclosure. The Audit Committee reviews and assesses the effectiveness of the Company's policies, procedures and resource commitments in the areas of compliance, ethics, privacy and cyber security, by interacting with personnel responsible for these functions. The Audit Committee also oversees management's processes to identify and quantify material risks facing the Company. The Audit Committee establishes procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters. The Audit Committee operates as a direct line of communication between the Board of Directors and our independent registered public accounting firm, as well as our internal audit, compliance and legal personnel.
Independence:

Each of the Audit Committee members is an independent director under the NYSE listing standards and the SEC rules. The Board of Directors has determined Messrs. Renwick and McNabb and Ms. Hooper are "audit committee financial experts" as defined by the SEC rules.

Compensation and Human Resources Committee	Meetings Held in 2019: 6
Committee Members:
William C. Ballard, Jr. (Chair), Timothy P. Flynn and Gail R. Wilensky, Ph.D.
Primary Responsibilities:

The Compensation and Human Resources Committee is responsible for overseeing (i) our policies and practices related to total compensation for executive officers, (ii) the administration of our incentive and equity-based plans, and (iii) the risk associated with our compensation practices and plans. The Compensation and Human Resources Committee also establishes employment arrangements with our CEO and other executive officers, conducts an annual performance review of the CEO, and reviews and monitors director compensation programs and the Company's stock ownership guidelines.
Independence:
Each of the Compensation and Human Resources Committee members is an independent director under the NYSE listing standards and the SEC rules, and a non-employee director under the SEC rules.

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Nominating and Corporate Governance Committee	Meetings Held in 2019: 4
Committee Members:
Michele J. Hooper (Chair), William C. Ballard, Jr. and Richard T. Burke
Primary Responsibilities:

The Nominating and Corporate Governance Committee's duties include (i) identifying and nominating individuals to be proposed as nominees for election as directors at each annual meeting of shareholders or to fill Board vacancies, (ii) conducting the Board evaluation process, (iii) evaluating the categorical standards which the Board of Directors uses to determine director independence, and (iv) monitoring and evaluating corporate governance practices. The Nominating and Corporate Governance Committee also oversees Board processes and corporate governance-related risk.
Independence:
Each of the Nominating and Corporate Governance Committee members is an independent director under the NYSE listing standards.

Public Policy Strategies and Responsibility Committee	Meetings Held in 2019: 4
Committee Members:
Gail R. Wilensky, Ph.D. (Chair), Valerie C. Montgomery Rice, M.D. and John H. Noseworthy, M.D.
Primary Responsibilities:

The Public Policy Strategies and Responsibility Committee is responsible for assisting the Board of Directors in fulfilling its responsibilities relating to the Company's public policy, health care reform and modernization activities, political contributions, government relations, community and charitable activities and corporate social responsibility. The Public Policy Strategies and Responsibility Committee is also responsible for overseeing the risks associated with these activities.
Independence:
Each of the Public Policy Strategies and Responsibility Committee members is an independent director under the NYSE listing standards.

Board Meetings and Annual Meeting Attendance

Directors are expected to attend Board meetings, meetings of committees on which they serve and the Annual Meeting of Shareholders. All eleven current directors attended the 2019 Annual Meeting of shareholders. All of the nominees are expected to attend the 2020 Annual Meeting. During the year ended December 31, 2019, the Board of Directors held eleven meetings. All current directors attended at least 75% of the meetings of the Board and any Board committees of which they were members in 2019.

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Board and Committee Evaluations

The Nominating and Corporate Governance Committee oversees the Board and Committee evaluation process. In addition, the Chair of the Board and the Lead Independent Director meet regularly with individual directors to discuss Board and Committee performance, effectiveness and composition.

Communication with the Board of Directors

The Board of Directors values the input and insights of our shareholders and believes effective communication strengthens the Board's role as an active, informed and engaged fiduciary. The Board has adopted a Board of Directors Communication Policy to facilitate communication between shareholders and the Board. Under this policy, the Board has designated the Company's Secretary to the Board of Directors as its agent to receive and review communications. The Secretary to the Board will not forward to the directors communications received which are of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, mass mailings, business solicitations, routine customer service complaints, new product or service suggestions and opinion surveys.

Appropriate matters to raise in communications to the Board include Board composition; Board and CEO succession planning process; executive compensation; uses of capital; and general Board oversight, including corporate governance, accounting, internal controls, auditing and other related matters.

The policy, including information on how to contact the Board of Directors, may be found in the corporate governance section of our website, www.unitedhealthgroup.com/who-we-are/corporate-governance.

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2020 Director Nominees

Our Certificate of Incorporation provides that each member of our Board of Directors is elected annually by a majority of votes cast if the election is uncontested. The Board of Directors has nominated the ten directors set forth as follows for election by the shareholders at the 2020 Annual Meeting. All director nominees were elected by our shareholders at the 2019 Annual Meeting. If any nominees should become unable to serve as a director for any reason, the persons named below as proxies will elect a replacement.

Following is a brief biographical description of each director nominee. A table listing the areas of expertise in the skills matrix held by each director and which, in part, led the Board to conclude each respective director should continue to serve as a member of the Board, is included on page 6.

The Board of Directors recommends you vote FOR the election of each of the nominees. Executed proxies will be voted FOR the election of each nominee unless you specify otherwise.

Director	Age	Primary Occupation	Director Since

Richard T. Burke	76	Lead Independent Director, UnitedHealth Group	1977

Timothy P. Flynn	63	Former Chair, KPMG International	2017

Stephen J. Hemsley	67	Chair, UnitedHealth Group	2000

Michele J. Hooper	68	President and CEO, The Directors' Council	2007

F. William McNabb III	62	Former Chairman and CEO, The Vanguard Group, Inc.	2018

Valerie C. Montgomery Rice, M.D.	58	President and Dean, Morehouse School of Medicine	2017

John H. Noseworthy, M.D.	68	Former CEO and President, Mayo Clinic	2019

Glenn M. Renwick	64	Former Chairman and CEO, The Progressive Corporation	2008

David S. Wichmann	57	CEO, UnitedHealth Group	2017

Gail R. Wilensky, Ph.D.	76	Senior Fellow, Project Hope	1993

Richard T. Burke

Mr. Burke is Lead Independent Director of the Board of Directors of UnitedHealth Group and has served in this capacity since September 2017. Mr. Burke served as Chair of the Board from 2006 to August 2017, has been a member of our Board since 1977, and was Chief Executive Officer of UnitedHealthcare, Inc., our predecessor corporation, until 1988. From 1995 until 2001, Mr. Burke was the owner, Chief Executive Officer and Governor of the Phoenix Coyotes, a National Hockey League team. In the past five years, Mr. Burke also served as a director of Meritage Homes Corporation.	Director since: 1977 Age: 76 Committees: Nominating and Corporate Governance Current Outside Public Directorships: None

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Timothy P. Flynn

Mr. Flynn was Chairman of KPMG International ("KPMG"), a global professional services organization that provides audit, tax and advisory services, from 2007 until his retirement in October 2011. From 2005 until 2010, he served as Chairman and from 2005 to 2008 as CEO of KPMG LLP in the U.S., the largest individual member firm of KPMG. Prior to serving as Chairman and CEO of KPMG LLP, Mr. Flynn was Vice Chairman, Audit and Risk Advisory Services, with operating responsibility for Audit, Risk Advisory and Financial Advisory Services practices. He previously served as a trustee of the Financial Accounting Standards Board, a member of the World Economic Forum's International Business Council, and a director of the International Integrated Reporting Council.	Director since: 2017 Age: 63 Committees: Compensation and Human Resources Current Outside Public Directorships: Alcoa Corporation JPMorgan Chase & Co. Walmart Inc.

Stephen J. Hemsley

Mr. Hemsley is Chair of the Board of UnitedHealth Group and has served in this capacity since November 2019. Mr. Hemsley previously served as Executive Chair of the Board from September 2017 to November 2019, Chief Executive Officer from November 2006 to August 2017, President from May 1999 to November 2014, and Chief Operating Officer from November 1998 to November 2006. He joined the Company in 1997 and has been a member of the Board of Directors since 2000. Mr. Hemsley serves as a director of Cargill, Inc.	Director since: 2000 Age: 67 Committees: None Current Outside Public Directorships: None

Michele J. Hooper

Ms. Hooper is President and CEO of The Directors' Council, a private company she co-founded in 2003 that works with corporate boards to increase their independence, effectiveness and diversity. She was President and CEO of Voyager Expanded Learning, a developer and provider of learning programs and teacher training for public schools, from 1999 until 2000. She previously served as President and CEO of Stadtlander Drug Company, Inc., a provider of disease specific pharmaceutical care, from 1998 until Stadtlander was acquired in 1999. Ms. Hooper is a nationally recognized corporate governance expert.	Director since: 2007 Age: 68 Committees: Nominating and Corporate Governance (Chair) Audit Current Outside Public Directorships: PPG Industries, Inc. United Airlines Holdings, Inc.

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F. William McNabb III

Mr. McNabb served as Chairman of The Vanguard Group, Inc. from 2010 until his retirement in 2018 and served as CEO from 2008 to 2017. He joined Vanguard in 1986. In 2010, he became Chairman of the Board of Directors and the Board of Trustees of the Vanguard group of investment companies. Earlier in his career, Mr. McNabb led each of Vanguard's client facing business divisions. Mr. McNabb is active in the investment management industry and served as the Chairman of the Investment Company Institute's Board of Governors from 2013 to 2016. Mr. McNabb is Chairman of the Board of the Zoological Society of Philadelphia and serves on the Wharton Leadership Advisory Board, the Dartmouth Athletic Advisory Board, Columbia Law School's Millstein Center Advisory Board and the Ernst & Young Independent Audit Quality Board. Mr. McNabb is a board member of CECP: The CEO Force for Good.	Director since: 2018 Age: 62 Committees: Audit Current Outside Public Directorships: International Business Machines Corporation

Valerie C. Montgomery Rice, M.D

Dr. Montgomery Rice is President and Dean of the Morehouse School of Medicine, a medical school in Atlanta, Georgia, and has served in this capacity since 2014. She also served as the Executive Vice President and Dean of the Morehouse School of medicine from 2011 to 2014. Morehouse School of Medicine is among the nation's leading educators of primary care physicians and was recently recognized as the top institution among U.S. medical schools for their social mission. Prior to joining Morehouse School of Medicine, she served as dean of the School of Medicine and Senior Vice President of health affairs at Meharry Medical College from March 2006 to June 2009, and as director of the Center for Women's Health Research, one of the nation's first research centers devoted to studying diseases that disproportionately impact women of color, from 2005 to 2011. Dr. Montgomery Rice also serves as a Council Member of the National Institute of Health and National Center for Advancing Translational Science, and previously on the National Institute of Health's Minority Health and Health Disparities and Office of Research on Women's Health advisory councils, and the Association of American Medical Colleges Council of Deans administrative board. Dr. Montgomery Rice is a member of the National Academy of Medicine and a renowned infertility specialist and women's health researcher.	Director since: 2017 Age: 58 Committees: Public Policy Strategies and Responsibility Current Outside Public Directorships: None

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John H. Noseworthy, M.D

Dr. Noseworthy is the former Chief Executive Officer and President of Mayo Clinic, a world renowned non-profit healthcare organization. He retired at the end of 2018 after a 28 year career at Mayo Clinic, recognized by U.S. News and World Report as best in its honor roll of America's top providers of care for patients with serious and complex problems. Mayo Clinic cares for patients from every state and 143 countries worldwide. Dr. Noseworthy joined Mayo Clinic in 1990 and served in various capacities, including as Chairman of Mayo Clinic's internal Board of Governors, member of the Board of Trustees, Professor of Neurology at Mayo Clinic College of Medicine & Science, Chair of Mayo's Department of Neurology, medical director of the Department of Development and Vice Chair of the Mayo Clinic Rochester Executive Board. Dr. Noseworthy also served as editor-in-chief of Neurology, the official journal of the American Academy of Neurology, from 2007 to 2009. Dr. Noseworthy was a Health Governor of the World Economic Forum from 2012 to 2018 and, in the past five years, also served as a director of Merck & Co.	Director since: 2019 Age: 68 Committees: Public Policy Strategies and Responsibility Current Outside Public Directorships: None

Glenn M. Renwick

Mr. Renwick served as Chairman of the Board of Directors of The Progressive Corporation, an auto insurance holding company, from November 2013 to May 2018, including as Executive Chairman of Progressive from July 2016 to June 2017, and as President and CEO from 2001 to 2016. Before being named President and CEO in 2001, Mr. Renwick served as CEO-Insurance Operations and Business Technology Process Leader at Progressive from 1998 to 2000. Prior to that, he led Progressive's Consumer Marketing group and served as president of various divisions within Progressive. Mr. Renwick joined Progressive in 1986 as Auto Product Manager for Florida. In the past five years, Mr. Renwick also served as Chairman and a director of Fiserv.	Director since: 2008 Age: 64 Committees: Audit (Chair) Current Outside Public Directorships: None

David S. Wichmann

Mr. Wichmann is Chief Executive Officer of UnitedHealth Group and a member of the Board of Directors, and has served in this capacity since September 2017. Mr. Wichmann previously served as President of UnitedHealth Group from November 2014 to August 2017. Mr. Wichmann also served as Chief Financial Officer of UnitedHealth Group from January 2011 to June 2016. From April 2008 to November 2014, Mr. Wichmann served as Executive Vice President of UnitedHealth Group and President of UnitedHealth Group Operations.	Director since: 2017 Age: 57 Committees: None Current Outside Public Directorships: Tennant Company

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Gail R. Wilensky, Ph.D.

Dr. Wilensky has been a senior fellow at Project HOPE, an international health foundation, since 1993. From 2008 to 2009, Dr. Wilensky was President of the Department of Defense Health Board and chaired its sub-committee on health care delivery. From 2006 to 2008, Dr. Wilensky co-chaired the Department of Defense Task Force on the Future of Military Health Care. During 2007, she also served as a commissioner on the President's Commission on Care for America's Returning Wounded Warriors. From 2001 to 2003, she was the Co-Chair of the President's Task Force to Improve Health Care for our Nation's Veterans. From 1997 to 2001, she was also Chair of the Medicare Payment Advisory Commission. From 1992 to 1993, Dr. Wilensky served as the Deputy Assistant to President George H. W. Bush for policy development, and from 1990 to 1992, she was the Administrator of the Health Care Financing Administration (now known as the Centers for Medicare and Medicaid Services), directing the Medicaid and Medicare programs for the United States. Dr. Wilensky is a nationally recognized health care economist.	Director since: 1993 Age: 76 Committees: Public Policy Strategies and Responsibility (Chair) Compensation and Human Resource Current Outside Public Directorships: Quest Diagnostics ViewRay, Inc.

Director Compensation

We seek to compensate our non-employee directors fairly for work required for a company of our size, complexity and scope and to align their interests with the long-term interests of our shareholders. Director compensation reflects our desire to attract, retain and benefit from the expertise of highly qualified people. The Compensation and Human Resources Committee annually reviews the compensation of our non-employee directors and makes recommendations to the Board of Directors. In August 2019, the Compensation and Human Resources Committee, with the advice of its independent compensation consultant, undertook a review of the structure, philosophy and overall mix of the director compensation program as compared to the Company's compensation peer group and also the four large publicly traded managed health care companies. Following this review, the Compensation and Human Resources Committee recommended no changes to director compensation.

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The following table highlights the material elements of our director compensation program:

Compensation Element	Compensation Value ($)
Annual Cash Retainer	125,000

Annual Chair of the Board Cash Retainer	270,000

Annual Audit Committee Chair Cash Retainer	25,000

Annual Compensation and Human Resources Committee Chair Cash Retainer	20,000

Annual Nominating and Corporate Governance Committee Chair Cash Retainer	20,000

Annual Public Policy Strategies and Responsibility Committee Chair Cash Retainer	20,000

Annual Lead Independent Director Cash Retainer	75,000

Annual Equity Award	205,000 aggregate fair value of deferred stock units

Equity Conversion Program	At the director's election, cash compensation may be converted into DSUs, or if the director has met the stock ownership guidelines, into common stock

Cash Compensation

Cash retainers are payable on a quarterly basis in arrears on the first business day following the end of each fiscal quarter, and are subject to pro rata adjustment if the director did not serve the entire quarter. Directors may elect to receive deferred stock units ("DSUs") or common stock (if the director has met the stock ownership guidelines) in lieu of their cash compensation or may defer receipt of their cash compensation to a later date pursuant to the Directors' Compensation Deferral Plan ("Director Deferral Plan"). The cash retainers are in consideration of general service and responsibilities and required meeting preparation. Effective November 2019, the Board approved an annual cash retainer in the amount of $270,000 for the newly established non-executive Chair of the Board role.

Equity-Based Compensation

Non-employee directors receive annual grants of DSUs under the 2011 Stock Incentive Plan having an aggregate fair value of $205,000. The grants are issued quarterly in arrears on the first business day following the end of each fiscal quarter and prorated if the director did not serve the entire quarter. The number of DSUs granted is determined by dividing $51,250 (the quarterly value of the annual equity award) by the closing price of our common stock on the grant date, rounded up to the nearest share. The grants are in consideration of general service and responsibilities and required meeting preparation.

The DSUs immediately vest upon grant and must be retained until completion of the director's service on the Board of Directors. Upon completion of service, the DSUs convert into an equal number of shares of the Company's common stock. A director may defer receipt of the shares for up to ten years after completion of service pursuant

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to the Director Deferral Plan. Non-employee directors who have met their stock ownership requirement may elect to receive common stock in lieu of DSUs and/or in-service distributions on pre-selected dates.

If a director elects to convert his or her cash compensation into common stock or DSUs, such conversion grants are made on the day the eligible cash compensation becomes payable to the director. The director receives the number of shares of common stock or DSUs, as applicable, equal to the cash compensation foregone, divided by the closing price of our common stock on the date of grant, rounded up to the nearest share. The DSUs immediately vest upon grant. A director may only elect to receive common stock if he or she has met the stock ownership guidelines.

The Company pays dividend equivalents in the form of additional DSUs on all outstanding DSUs. Dividend equivalents are paid at the same rate and at the same time that dividends are paid to Company shareholders and are subject to the same vesting conditions as the underlying grant.

Stock Ownership and Retention Guidelines

Under our stock ownership guidelines, we require non-employee directors to achieve ownership of shares of the Company's common stock (excluding stock options, but including vested DSUs and vested restricted stock units) having a fair market value equal to five times the directors' annual base cash retainer. Non-employee directors must comply with the stock ownership guidelines within five years of their appointment to the Board of Directors. All of our non-employee directors have met the stock ownership requirement or have served as a director for less than five years. Our directors are required to hold all equity awards granted until completion of service on the Board or until they have met our stock ownership requirements.

Director Deferral Plan

Under the Director Deferral Plan, subject to compliance with applicable laws, non-employee directors may elect annually to defer receipt of all or a percentage of their compensation. Amounts deferred are credited to a bookkeeping account maintained for each director participant that uses a predetermined collection of unaffiliated mutual funds as measuring investments. The Director Deferral Plan does not provide for matching contributions by the Company.

Other Compensation

We reimburse directors for any reasonable out-of-pocket expenses incurred in connection with service as a director. We also provide health care coverage to directors if the director is not eligible for subsidized coverage under another group health care benefit program. Health care coverage is provided generally on the same terms and conditions as current employees. Upon retirement from the Board of Directors, directors may continue to obtain health care coverage under benefit continuation coverage, and after the lapse of such coverage, under the Company's post-employment medical plan for up to a total of 96 months if they are otherwise eligible.

The Company maintains a program through which it will match up to $15,000 of charitable donations made by each director for each calendar year. The directors do not receive any financial benefit from this program because the charitable income tax deductions accrue solely to the Company. Donations under the program may not be made to family trusts, partnerships or similar organizations.

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Our corporate aircraft use policy prohibits personal use of corporate aircraft by any independent director. However, because there is no incremental cost to the Company, the policy permits a director's family member to on occasion accompany the director on a business flight on Company aircraft provided a seat is available.

The following table provides information for the year ended December 31, 2019, relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2019.

2019 Director Compensation Table

Name(1)	Fees Earned or Paid In Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

William C. Ballard, Jr.	145,000	205,395	18,433	368,828

Richard T. Burke	200,000	205,395	28,006	433,401

Timothy P. Flynn	—	330,325	22,847	353,172

Stephen J. Hemsley	—	—	735	735

Michele J. Hooper	145,000	205,395	15,505	365,900

F. William McNabb III	—	330,325	—	330,325

Valerie C. Montgomery Rice, M.D.	125,000	205,395	16,321	346,716

John H. Noseworthy, M.D.	—	209,477	11,817	221,294

Glenn M. Renwick	—	355,404	23,874	379,278

Gail R. Wilensky, Ph.D.	145,000	205,395	17,880	368,275

(1)
Mr. Ballard is not standing for re-election at the 2020 Annual Meeting. Mr. Hemsley began serving as non-executive Chair of the Board on November 8, 2019. Compensation earned in connection with Mr. Hemsley's 2019 service as non-executive Chair of the Board was paid on January 2, 2020, as director compensation is paid quarterly in arrears. Compensation paid in connection with Mr. Hemsley's service as Executive Chair of the Board from January 1, 2019 until November 7, 2019 is reported in the Summary Compensation Table and additional executive compensation tables, as appropriate, in this proxy statement. Dr. Noseworthy joined the Board on February 12, 2019, and compensation was prorated from that date. Mr. Wichmann is an employee director and does not receive additional compensation for serving as a director.

(2)
Messrs. Flynn and McNabb each converted their $125,000 cash compensation into 528 DSUs, respectively, Dr. Noseworthy converted his $79,167 cash compensation into 341 DSUs and Mr. Renwick converted his $150,000 cash compensation into 634 DSUs.

(3)
The amounts reported reflect the aggregate grant date fair value of the stock awards granted in 2019 computed in accordance with FASB ASC Topic 718, based on the closing price of our common stock on the grant date. For a description of the assumptions used in computing the aggregate grant date fair value, see Note 11 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019. For each director, the amounts reported include the aggregate grant date fair value of the annual equity award of DSUs granted in quarterly installments. The amounts reflect the value of fractional shares issued with the quarterly installments as we round equity grants up to the nearest whole share. For Messrs. Flynn, McNabb, Noseworthy and Renwick, we combined the cash compensation they elected to convert into DSUs on a quarterly basis and the value of the quarterly DSU grant prior to determining the number of DSUs to be granted each quarter. For 2019, Dr. Wilensky elected for a portion of her annual DSU awards be granted in shares of common stock.

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  The aggregate grant date fair values of the stock awards granted in 2019, computed in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the grant date, are as follows:

Name	January 2, 2019 ($)	April 1, 2019 ($)	July 1, 2019 ($)	October 1,2019 ($)
William C. Ballard, Jr.	51,376	51,318	51,440	51,262
Richard T. Burke	51,376	51,318	51,440	51,262
Timothy P. Flynn*	82,543	82,501	82,740	82,540
Michele J. Hooper	51,376	51,318	51,440	51,262
F. William McNabb III*	82,543	82,501	82,740	82,540
Valerie C. Montgomery Rice, M.D.	51,376	51,318	51,440	51,262
John H. Noseworthy, M.D.*	—	44,197	82,740	82,540
Glenn M. Renwick*	88,874	88,885	88,806	88,839
Gail R. Wilensky, Ph.D.	51,376	51,318	51,440	51,262
*
Includes the value of DSUs issued upon conversion of annual cash retainers as described in footnote 2 above of $125,000 for Messrs. Flynn and McNabb, $79,167 for Dr. Noseworthy and $150,000 for Mr. Renwick. Dr. Noseworthy was not granted stock awards on January 2, 2019, as he did not join the Board until February 12, 2019.

  As of December 31, 2019, our non-employee directors held outstanding DSU awards as follows:

Name	Deferred Stock Units
William C. Ballard, Jr.	24,452
Richard T. Burke	24,452
Timothy P. Flynn	3,936
Michele J. Hooper	31,229
F. William McNabb III	2,195
Valerie C. Montgomery Rice, M.D.	1,784
John H. Noseworthy, M.D.	909
Glenn M. Renwick	46,425
Gail R. Wilensky, Ph.D.	22,236
(4)
In 2019, the Company matched $15,000 in charitable contributions made by the following directors to charitable organizations selected by the directors pursuant to the Company's Board Matching Program: Messrs. Ballard, Burke, Flynn, Hooper and Renwick and Drs. Montgomery Rice and Wilensky, and $10,000 in charitable contributions made by Dr. Noseworthy. In 2019, the Company also paid $505, $13,006, $7,847, $735, $8,874 and $505 in health care premiums on behalf of Messrs. Ballard, Burke, Flynn, Hemsley, Renwick and Ms. Hooper, respectively.

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Corporate Governance

Overview

UnitedHealth Group is committed to high standards of corporate governance and ethical business conduct. Important documents reflecting this commitment are listed below.

Corporate Governance Documents
•	Certificate of Incorporation	•	Code of Conduct: Our Principles of Ethics & Integrity
•	Bylaws	•	Related-Person Transactions Approval Policy
•	Principles of Governance	•	Board of Directors Communication Policy
•	Board of Directors Committee Charters	•	Political Contributions Policy
•	Standards for Director Independence	•	Corporate Environmental Policy

You can access these documents at www.unitedhealthgroup.com/who-we-are/corporate-governance to learn more about our corporate governance practices. We will also provide copies of these documents without charge upon written request to the Company's Secretary to the Board of Directors.

Commitment to Effective Corporate Governance

Board Accountability to Shareholders
Annual Election	All directors stand for election by majority vote annually

Proxy Access	Proxy access with market terms

Majority Voting Standard	Majority voting in uncontested director elections, and directors not receiving majority support must tender their resignation for consideration by the Board

Special Meeting / Written Consent Rights	Shareholders have the rights to call a special meeting and act by written consent

No Poison Pill	No shareholder rights plan (commonly referred to as a "poison pill")

Shareholder Voting Rights in Proportion to Economic Interests
One Share, One Vote	No dual class structure; each share of common stock is entitled to one vote

No Supermajority Requirements	No supermajority shareholder approval requirements

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Board Responsiveness to Shareholders / Proactive Understanding of Shareholder Perspectives
Shareholder Engagement Process
Management and Board members met with key shareholders in 2019
Shareholder engagement topics included Board composition, leadership and refreshment, executive compensation program and sustainability and social topics

Nominating Advisory Committee	Our Nominating Advisory Committee, comprised of long-term shareholders of the Company and a member of the medical community, provides our Nominating and Corporate Governance Committee with additional input regarding desirable characteristics of director candidates and the composition of our Board

Strong Independent, Board Leadership Structure
Board Leadership	Separate CEO and Chair of the Board

Lead Independent Director	Strong Lead Independent Director with clearly defined and robust duties that are disclosed to shareholders

Annual Review	Board considers appropriateness of its leadership structure at least annually

Committee Membership	Strong independent Committee chairs and fully independent Committees

Disclosure	Proxy discloses why Board believes current leadership structure is appropriate

Adopt Structures and Practices Enhancing Board Effectiveness
Independence	As of April 7, 2020, 82% of our Board members are independent

Diversity	33% of our independent Board members are diverse

Board and Committee Evaluations	Annual Board and Committee evaluation conducted by independent consultant and led by the Chair of Nominating and Corporate Governance Committee

Board Refreshment	Active Board refreshment plan; six new Board members added in last three years, five of whom are standing for election

Attendance	Directors attended 94% of combined total Board and applicable committee meetings in 2019 and all directors attended the 2019 Annual Meeting

Board Service Limits	Independent directors may serve on no more than three other public company boards; and our CEO may serve on no more than one other public company board

Executive Sessions	Frequent executive sessions of independent directors held

Disclosure	Full disclosure of corporate governance policies and practices

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Align Management Incentive Structures with Long-Term Strategy
Say-on-Pay Results	Executive Compensation program received more than 95% shareholder support in 2019 and has received more than 95% of the votes cast since our inaugural vote in 2011

Annual Review of Compensation Program	Compensation and Human Resources Committee annually reviews and approves incentive program design, goals and objectives for alignment with compensation and business strategies

Incentive Programs Linked to Strategy	Annual and long-term incentive programs are designed to reward financial and operational performance that furthers short- and long-term strategic objectives

Non-Financial Performance Goals	A portion of our annual incentive award is dependent upon the achievement of goals of customer, provider and employee satisfaction, which are viewed to be important to achieving long-term success for the Company

Strong and effective governance practices are critical to UnitedHealth Group's long-term value creation. The Board has enhanced governance policies over time to align with best practices, drive sustained shareholder value and serve the interests of shareholders. Our corporate governance practices align with the corporate governance principles developed by the Investor Stewardship Group (ISG), which includes some of the largest institutional investors and global asset managers and advocates for best practices in corporate governance.

Code of Conduct: Our Principles of Ethics & Integrity

The Code of Conduct: Our Principles of Ethics & Integrity document is posted on our website and covers our principles and policies related to business conduct, conflicts of interest, public disclosure, legal compliance, reporting and accountability, corporate opportunities, confidentiality, fair dealing and protection and proper use of Company assets. Any waiver of the Code of Conduct for the Company's executive officers, senior financial officers or directors may be made only by the Board of Directors or a committee of the Board. We will publish any amendments to the Code of Conduct and waivers of the Code of Conduct for an executive officer or director on our website.

Compliance and Ethics

We strongly and broadly encourage employees to raise ethics and compliance concerns, including concerns about accounting, internal controls or auditing matters. We offer several channels for employees and third parties to report ethics and compliance concerns or incidents, including by telephone or online, and individuals may choose to remain anonymous in jurisdictions where anonymous reporting is permissible. We prohibit retaliatory action against any individual who in good faith raises concerns or questions regarding ethics and compliance matters or reports suspected violations. We train all employees annually and periodically advise them regarding the means by which they may report possible ethics or compliance issues and their affirmative responsibility to report any possible issues.

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Risk Oversight

Enterprise-Wide Risk Oversight

Our Board of Directors oversees management's enterprise-wide risk management activities. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of our business. Each director on our Board is required to have risk oversight ability for each skill and attribute the director possesses reflected in the collective skills section of our director skills matrix described in "Proposal 1 — Election of Directors — Director Nomination Process — Criteria for Nomination to the Board" above. Collectively, our Board of Directors uses its committees to assist in its risk oversight function as follows:

  •
  The Audit Committee oversees management's internal controls and compliance activities. The Audit Committee also oversees management's processes to identify and quantify material risks facing the Company, including risks disclosed in the Company's Annual Report on Form 10-K. The enterprise risk management function assists the Company in identifying and assessing the Company's material risks. The Company's General Auditor, who reports to the Audit Committee, assists the Company in evaluating risk management controls and methodologies. The Audit Committee receives periodic reports on the enterprise risk management function and the Company's cyber security efforts. In connection with its risk oversight role, the Audit Committee regularly meets privately with representatives from the Company's independent registered public accounting firm and the Company's Chief Financial Officer, General Auditor and Chief Legal Officer;

  •
  The Compensation and Human Resources Committee oversees risk associated with our compensation practices and plans;

  •
  The Nominating and Corporate Governance Committee oversees Board processes and corporate governance-related risk; and

  •
  The Public Policy Strategies and Responsibility Committee oversees risk associated with the public policy arena, including health care reform and modernization activities, political contributions, government relations, community and charitable activities and corporate social responsibility.

Our Board of Directors maintains overall responsibility for oversight of the work of its various committees by receiving regular reports from the Committee chairs regarding their work. In addition, discussions about the Company's culture, strategic plan, consolidated business results, capital structure, merger and acquisition-related activities and other business discussed with the Board of Directors include a discussion of the risks associated with the particular item under consideration. Our Board of Directors and Board committees also have authority to retain independent advisers.

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Enterprise-Wide Cybersecurity Risk Oversight

Board and Committee Oversight

Our Board recognizes the importance of maintaining the trust and confidence of our customers, clients and employees. We regularly update our Board and the Audit Committee on the Company's cybersecurity program, including tabletop exercises and ongoing efforts to ensure the security and proper use of confidential and personal information. We devote significant resources to protecting and evolving the security of our computer systems, software, networks and other technology assets in response to a continuously changing threat landscape. The Company regularly updates its cyber policies, procedures and security measures and trains employees and certain business partners on these requirements.

Enterprise-Wide Incentive Compensation Risk Assessment

Our Compensation and Human Resources Committee requested management to conduct an annual risk assessment of the Company's enterprise-wide compensation programs. The risk assessment reviewed both cash incentive compensation plans and individual cash incentive awards paid in 2019 for the presence of potential design elements that could motivate employees to incur excessive risk. The review included the ratio and level of incentive to fixed compensation, the amount of manager discretion, the level of compensation expense relative to the business units' revenues, and the presence of other design features which serve to mitigate excessive risk-taking, such as the Company's clawback policy, stock ownership and retention guidelines, multiple performance measures and similar features.

After considering the results of the risk assessment, management concluded the level of risk associated with the Company's enterprise-wide compensation programs is not reasonably likely to have a material adverse effect on the Company. The results of the risk assessment were reviewed with the Compensation and Human Resources Committee at its February 2020 meeting. Please see "Compensation Discussion and Analysis" for a discussion of compensation design elements intended to mitigate excessive risk-taking by our executive officers.

The Compensation and Human Resources Committee also receives an annual report on the Company's compliance with its equity award program controls.

Alignment of Environment, Social and Governance (ESG) with Our Long-Term Strategy

The 325,000 people of UnitedHealth Group are guided by our mission to help people live healthier lives and help make the health system work better for everyone. Our team members are working to develop a next-generation health system in a socially conscious way — so it works better for everyone, those who experience care, those who provide care and those who pay for care. Our culture, values and mission align with our long term strategy to

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develop a next-generation health system that increases access to care, makes care more affordable, enhances the care experience, and improves health outcomes:

  •
  Reinvent Health Care Delivery — Achieving high-quality outcomes, lower costs, and improved consumer and physician satisfaction, driven by our high-performing local care practices.

  •
  Transform Pharmacy Care Services — Driving transparent, digitally enabled, clinically integrated, high-quality pharmacy services at lower costs with more consumer-responsive point-of-sale discounts.

  •
  Accelerate Digital and Advanced Technologies — Simplifying data exchange, improving connectivity, lowering costs and driving distinctive outcomes in every aspect of the health system through our highly secured, information-enabled digital platforms.

  •
  Advance Consumer-Centric Benefits — Offering affordable products that align incentives with healthy behaviors to guide people to a more engaged and healthier lifestyle.

UnitedHealth Group has a long-standing commitment to sustainability and below are some key highlights:

Our People and Culture

Our mission and our cultural values of integrity, compassion, relationships, innovation and performance inspire our behavior as individuals and as an enterprise — and guide everything we do in pursuit of our goals. Leaders at UnitedHealth Group play a key role in shaping the culture across the Company and each of our employees receive training on our values and culture.

UnitedHealth Group hires, develops and engages a diverse team that understands and responds to the multicultural communities we serve. Skilled and diverse teams generate new ideas, produce better solutions and help us better serve our diverse customer base across the health care community. We have embedded inclusion and diversity throughout our culture, including in our leadership development, talent acquisition, talent management and supplier practices.

The diversity of our workforce includes nearly 100,000 clinical professionals, 45,000 customer service individuals and 32,000 technologists. The following charts represent additional diversity of our 325,000 team members during 2019, based on self-identified data.

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Pay Equity

UnitedHealth Group is committed to pay equity for all employees. Fair and equitable compensation practices within a pay-for-performance framework support our culture and key to achieving our mission of helping people live healthier lives and helping make the health system work better for everyone. To achieve that important goal, we regularly perform reviews of our compensation practices. In the normal course of our business, we evaluate pay equity in a number of respects, including by gender, ethnicity and race.

Our most recent review of our U.S. and global workforce (excluding employees of acquired companies who are not yet integrated) indicates there is no difference in pay between females and males performing similar work at similar levels. In addition, minority groups within the U.S. are paid the same as Caucasians performing similar work at similar levels.

Building Healthier Communities

At UnitedHealth Group, we combine our knowledge, expertise and compassion as an enterprise and as individuals to support the communities where we live and work. Through our business as well as the United Health Foundation and UnitedHealthcare Children's Foundation we provide grants, make in-kind donations, participate in disaster relief efforts, and volunteer our time and resources with local and national organizations.

Since 2006, we have contributed nearly $850 million to the communities where we live and work. Through our Company's targeted grant-making activities, as well as those of the United Health Foundation, we are helping cultivate the future health workforce, connect individuals to quality care, improve the care experience and help seniors, children, and vulnerable populations achieve better health.

Improving Access to High-Quality Care

UnitedHealth Group supports universal coverage and is improving access to care for individuals and families through data-enabled and person-centric care delivery approaches. With a particular focus on serving the distinct needs of local communities, including supporting rural and underserved communities through philanthropic partnerships with local health centers, community partners and deployment of innovative technologies, we have helped provide specialty behavioral, diagnostic, and oral health care and other preventive services to over 63,000 individuals in rural and underserved communities since 2017.

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Giving and Volunteering

Our people demonstrate their compassion by giving generously to charitable causes they care deeply about and by volunteering their time to serve others. Through the United for Giving program, we support our employees and the causes they care most about my matching nearly all contributions dollar-for-dollar and providing an employee who volunteers 30 hours of time with a $500 giving reward to donate to a nonprofit of their choice.

Determinants of Health

Determinants of health are non-medical factors that influence a person's health and well-being. Lack of resources in housing, food, and transportation can lead to a disproportionately unhealthy community, because 80% of a person's health is influenced by factors outside of a clinical setting. UnitedHealth Group's initiatives to address determinants of health in the communities we serve include:

Housing — Our inter-related initiatives to finance affordable housing communities and directly cover housing costs of individuals experiencing homelessness have helped thousands of seniors, veterans, individuals with disabilities and others find stable housing, which ultimately improves their health and well-being. Since 2011, we have invested more than $400 million in low-income tax credits, which lowers construction costs for affordable housing developers. This investment has helped build 4,500 new homes for those most at need in 80 communities across 18 states.

Food Security — We are enabling food banks to provide healthy, fresh food to underserved communities by investing in refrigeration, training, mobile food pantries and meal delivery programs. We partner with local community-based organizations and have helped distribute more than 47 million meals since 2018.

Transportation — We are investing in transportation programs to better serve our Medicare and Medicaid members. By addressing this barrier to care we hope to enable better preventative medicine, earlier identification of disease and fewer missed appointments.

Building and Shaping the Health Workforce

UnitedHealth Group is working to ensure the future health care workforce in the U.S. is equipped to meet the needs of patients across the country by increasing the number of primary care physicians, helping to build a more diverse health care workforce, expanding the number of health data analysts and technologists, and providing career skills training and reintegration support to transitioning active duty service members.

A diverse health workforce that reflects today's society can deliver more personalized, culturally competent care. As such, the United Health Foundation Diverse Scholars Initiative partners with civic and nonprofit organizations to

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build a health workforce that reflects our society and increases the number of primary care physicians who are equipped to deliver personalized, culturally competent care. Since the program launched in 2007, we have provided more than $23 million in assistance through our partners and funded nearly 3,000 scholarships to diverse undergraduate and graduate students.

UnitedHealth Group is also collaborating with leading universities, to expand the number of health data analysts and technologists through philanthropic grants, strategic partnerships, and experiential learning opportunities. As an enterprise, we have invested more than $12 million to expand health data analytics learning opportunities for university students and working professionals.

We also recognize that individuals who serve, or have served in the military, have special skills that can be applied to helping deliver best-in-class health care benefits and services. UnitedHealth Group provides tools, such as the Military Skills Translator, that helps service members convert their military experience to career opportunities at our Company. UnitedHealth Group's Military Internship Program, a partnership between UnitedHealth Group and the Department of Defense SkillBridge Program, offers career skills training and workforce reintegration to transitioning active duty service members across all branches of the U.S. Military.

Environmental

The health of the environment plays an important role in the health of every community. UnitedHealth Group is committed to minimizing our impact on the environment through responsible business operations. Highlights of our 2019 environmental sustainability efforts include the following:

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Executive Compensation

Executive Summary

Overview

UnitedHealth Group's compensation program is designed to attract and retain highly qualified executives and to maintain a strong link between pay and the achievement of enterprise-wide goals. We emphasize and reward teamwork and collaboration among executive officers, which we believe fosters Company growth and performance, optimizes the use of enterprise-wide capabilities, drives efficiencies and integrates products and services for the benefit of our customers and other stakeholders.

In determining 2019 executive compensation, the Compensation and Human Resources Committee considered the Company's strong growth, operating performance and financial results, all of which were achieved in an uncertain environment, as well as individual executive performance. Some of our key business results for 2019 were:

Financial

  •
  Revenues increased 7% to $242.2 billion from $226.2 billion in 2018;

  •
  Operating earnings increased 13.5% year-over-year to $19.7 billion; net earnings increased 15.5% year-over-year to $13.8 billion; and cash flows from operations grew 17.5% year-over-year to $18.5 billion;

  •
  Diluted earnings per share increased 17.6% to $14.33 per share from $12.19 in 2018. Adjusted earnings per share1 increased 17.3% to $15.11 per share from $12.88 per share in 2018;

  •
  Return on equity increased to 25.7% in 2019 from 24.4% in 2018, reflecting the Company's strong overall operating performance and efficient capital structure;

  •
  Total shareholder return in 2019 was 20%, and 90% from 2017-2019, reflecting continued strong fundamental performance;

  •
  Our annual cash dividend rate increased to $4.32 per share, representing a 20% increase over the annual cash dividend rate of $3.60 per share since the second quarter of 2018;

Awards and Recognition

  •
  UnitedHealth Group was the top ranked company in the insurance and managed care sector on Fortune's 2020 "World's Most Admired Companies" list, based on 2019 results. This is the tenth consecutive year UnitedHealth Group has ranked No. 1 overall in its sector. The Company ranked No. 1 on all nine key attributes of reputation — innovation, people management, use of corporate assets, social responsibility, quality of management, financial soundness, long-term investment, quality of products and services and global competitiveness. The Company was rated No. 1 in innovation for the eleventh consecutive year;

  •
  UnitedHealth Group was named to both the Dow Jones Sustainability World and North America Indices for the 21st consecutive year; and

  •
  UnitedHealth Group was recognized by The Human Rights Campaign as among the best places to work for LGBTQ equality in its annual Corporate Equality Index in 2020.

  •
  UnitedHealth Group was named one of America's Most JUST Companies by JUST Capital and Forbes in 2020. The JUST 100 rankings measure how U.S. companies perform on issues Americans care about most, including worker pay and treatment, customer respect, product quality and environmental impact;

  •
  In 2019 and for the eighth consecutive year, The Civic 50, a Points of Light initiative that highlights companies that improve the quality of life in the communities where they do business, ranked UnitedHealth Group one of America's 50 most community-minded companies; and

  •
  INROADS, a national organization focused on developing and placing talented minority youth in business and preparing them for leadership, honored UnitedHealth Group with the Frank C. Carr Award in 2019. The award recognizes corporate partners who exhibit a commitment to the diversity talent pipeline.

1
Adjusted earnings per share is a non-GAAP financial measure. Refer to Appendix A in this proxy statement for a reconciliation of adjusted earnings per share to the most directly comparable GAAP measure.

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The Compensation and Human Resources Committee believes total compensation for the executive officers listed in the 2019 Summary Compensation Table (the "named executive officers" or "NEOs") should be heavily weighted toward long-term performance-based compensation. In 2019, long-term compensation represented approximately 74% of the total compensation granted to our named executive officers. Except for the elimination of the long-term cash incentive program, the elements of compensation for our named executive officers were unchanged from 2018.

We endeavor to maintain strong governance standards in the oversight of our executive compensation programs, including the following policies and practices in effect during 2019:

Strong Oversight and Pay Practices

  •
  Compensation and Human Resources Committee consisting entirely of independent Board members.

  •
  Performance-based compensation arrangements, including performance-based equity awards that use a balanced set of performance measures, with different metrics used for annual and long-term incentive plans.

  •
  Double-trigger accelerated vesting of equity awards, requiring both a change in control and a qualifying employment termination, which is our only change in control consideration.

  •
  All long-term incentive awards are denominated and settled in equity.

  •
  A compensation clawback policy that entitles the Board of Directors to seek reimbursement from our senior executives if they are involved in fraud or misconduct that causes a material restatement, or in the event of a senior executive's violation of non-compete, non-solicit or confidentiality provisions.

  •
  A stock retention policy that generally requires executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any equity award.

  •
  Each of our executive officers and directors were in compliance with our stock ownership guidelines as of April 7, 2020. Mr. Wichmann, our CEO, is required to own shares equal to eight times his base salary by the fifth anniversary of his appointment as CEO. As of April 7, 2020, Mr. Wichmann owned shares equal to 172 times his base salary.
  •
  Annual advisory shareholder vote to approve the Company's executive compensation.

  •
  The direct retention by the Compensation and Human Resources Committee of its independent compensation consultant, Pay Governance LLC, who performs no other consulting or other services for the Company.

What We Don't Do

  •
  No excise tax gross-ups and generally no executive-only perquisites such as company cars, security systems or financial planning.

  •
  No repricing of stock options and stock appreciation rights or cash buyouts without shareholder approval.

  •
  No discounted stock options or stock appreciation right awards.

  •
  No reload of stock options.

  •
  Prohibition on hedging transactions and advance approval of the Compensation and Human Resources Committee required for pledging transactions.

2019 CEO Pay

As discussed in detail below and reflected in the 2019 Summary Compensation Table, our CEO, Mr. Wichmann, received the following compensation for 2019:

  •
  Base salary of $1.4 million;

  •
  Annual cash incentive award of $4.5 million, which represents 161% of his target opportunity;

  •
  A performance-based restricted stock unit opportunity ("performance shares") with a target grant date fair value of $6.4 million, restricted stock units ("RSUs") with a grant date fair value of $3.2 million, and non-qualified stock options with a grant date fair value of $3.2 million; and

  •
  Company matching contributions of $189,139 made under the Company's 401(k) plan and Executive Savings Plan.

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Performance Graph

The following performance graph compares the cumulative five-year total return to shareholders on our common stock relative to the cumulative total returns of the S&P 500 Index, the S&P Health Care Index and the Dow Jones US Industrial Average Index for the five-year period ended December 31, 2019. The comparisons assume the investment of $100 on December 31, 2014 in our common stock and in each index, and that dividends were reinvested when paid.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
Among UnitedHealth Group, the S&P Health Care Index,
the Dow Jones US Industrial Average Index and the S&P 500 Index

	12/2014 ($)	12/2015 ($)	12/2016 ($)	12/2017 ($)	12/2018 ($)	12/2019 ($)
UnitedHealth Group	100.00	118.26	163.68	228.86	262.09	314.47

S&P Health Care Index	100.00	106.89	104.01	126.98	135.19	163.34

Dow Jones US Industrial Average	100.00	100.21	116.74	149.56	144.35	180.94

S&P 500 Index	100.00	101.38	113.51	138.29	132.23	173.86

The stock price performance included in this graphic is not necessarily indicative of future stock price performance.

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Compensation Discussion and Analysis

Program Philosophy and Objectives	Compensation Program Principles	Determination of Compensation

•

Align the economic interests of our executive officers with those of our shareholders.

•

Reward performance that advances our mission of helping people live healthier lives and helping make the health system work better for everyone.

•

Reward performance that emphasizes teamwork and close collaboration among executive officers while also recognizing individual performance.

•

Reward performance that supports the Company's values.

•

Foster an entrepreneurial spirit with innovative thinking and action that leverages the ingenuity of our employees.

•

Attract and retain highly qualified executives.

•

Pay-for-performance. Most of the total compensation of our executive officers is at risk and only earned based on achievement of enterprise-wide goals.

•

Enhance the long-term value of the business. Our pay system is weighted toward long-term compensation to promote long-term shareholder value creation and avoid excessive risk-taking.

•

Reward long-term growth and focus management on sustained success and shareholder value creation. Compensation of our executive officers is heavily weighted toward equity and we require significant stock ownership by our management team. This encourages sustained performance and positive shareholder returns.

•

Provide standard benefits. We provide standard employee benefits and generally do not have "executive-only" benefits or perquisites.

•

The Compensation and Human Resources Committee oversees the Company's policies and philosophy related to total compensation for executive officers.

•

The Compensation and Human Resources Committee reviews and approves the compensation for the named executive officers based on its own evaluation, input from our CEO (for all executive officers except himself), internal pay equity considerations, the tenure, role and performance of each named executive officer, input from its independent consultant and market data.

Respective Roles of Management and the Compensation and Human Resources Committee

The Compensation and Human Resources Committee oversees the Company's policies and philosophy related to total compensation for executive officers. Management recommends appropriate enterprise-wide financial and non-financial performance goals for use in incentive compensation. The Compensation and Human Resources Committee reviews and approves the compensation for the named executive officers based on its own evaluation, input from our CEO (for all executive officers except himself), internal pay equity considerations, the tenure, role and performance of each named executive officer, input from its independent consultant and market data.

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In addition, in evaluating compensation decisions, the Compensation and Human Resources Committee considers the results of the Company's annual shareholder advisory votes approving the Company's executive compensation. More than 95% of the votes cast have been in favor of the Company's executive compensation at each of our annual meetings, beginning with our inaugural vote in 2011. The Compensation and Human Resources Committee believes these shareholder votes reflect strong support for the Company's executive compensation program.

The Compensation and Human Resources Committee's Use of an Independent Compensation Consultant

The Compensation and Human Resources Committee retains an independent compensation consultant, Jon Weinstein of Pay Governance LLC, to advise the Compensation and Human Resources Committee on executive and director compensation matters, assess total compensation program levels and program elements for executive officers and evaluate competitive compensation trends. Pay Governance does not provide any other services to the Company and does not perform any work for management. The Compensation and Human Resources Committee has assessed the independence of Mr. Weinstein and of Pay Governance, specifically considering, in accordance with SEC rules, whether Mr. Weinstein and Pay Governance had any relationships with the Company, our officers or our Board members that would impair their independence. Based on this evaluation, the Compensation and Human Resources Committee concluded Mr. Weinstein and Pay Governance are independent and their work for the Compensation and Human Resources Committee does not raise any conflict of interest.

Competitive Positioning

The Compensation and Human Resources Committee believes total compensation for the named executive officers should be heavily weighted toward long-term performance-based compensation, but it does not target a specific mix of annual and long-term compensation or cash and equity compensation and does not formulaically set compensation targets.

In general, the Compensation and Human Resources Committee's goal is to achieve total compensation for the named executive officers as a group that falls within a range of the 50th to 75th percentiles of the market data for our peer group (as discussed below), if paid at target. The Compensation and Human Resources Committee believes this range is an appropriate reflection of the Company's relative size, complexity and consistently strong performance over the past several years. The following briefly summarizes the processes followed by the Compensation and Human Resources Committee to select competitive compensation benchmark data and how the Compensation and Human Resources Committee uses these data.

At the request of the Compensation and Human Resources Committee, Pay Governance conducts an annual review of the Company's compensation peer group. This review ensures the peer group companies remain appropriate from a business and talent perspective and occurs at the second quarter Compensation and Human Resources Committee meeting, because recent financial and compensation data are generally available at this time.

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During the June 2018 review, Pay Governance noted that as a result of the Company's growth and performance over the past several years, as compared to peer group companies, the Company was substantially larger on all scope metrics, as follows: the top decile on a revenue basis, and at around the 85th percentile on a market cap, earnings from operations, and employee count basis. Following this review, the Compensation and Human Resources Committee determined to change the peer group methodology to develop a peer group that more closely approximates the Company on all scope metrics.

The Compensation and Human Resources Committee uses the following revised methodology, which formulates a peer group focused on the industries reflected in the prior career experiences of approximately 250 of the Company's senior leaders:

  •
  The 40 largest U.S. companies by revenue and market capitalization

  •
  Apply an industry screen to limit peer companies to those industries from which the Company recruits senior leaders:

– Health care	– Pharma/Biotech/Life Sciences	– Technology
– Insurance	– Financial Services
  •
  Include the following managed care companies, even if they do not meet the screening criteria: Aetna Inc. (subsequently acquired by CVS Health Corporation), Anthem, Inc., Cigna Corporation and Humana Inc.

This screening process resulted in the 20 companies set forth under "Peer Group and Managed Care Companies" at the end of this Compensation Discussion and Analysis. As compared to the peer group, the Company is:

  •
  At the 95th percentile on a revenue basis;

  •
  At the 61th percentile on a market cap basis;

  •
  At the 60th percentile in earnings from operations; and

  •
  At the 83rd percentile in number of employees.

Once the process is concluded and peer group companies are selected, the Compensation and Human Resources Committee generally uses the market data as follows:

  •
  At the fourth quarter Compensation and Human Resources Committee meeting, Pay Governance presents an annual review of the market competitiveness of the Company's executive compensation levels for the Company's executive officers. The review compares the compensation opportunities provided to the Company's executive officers to peer group companies on a position-by-position basis and on an aggregate basis.

  •
  At the first quarter Compensation and Human Resources Committee meeting, the Compensation and Human Resources Committee determines pay opportunities for each officer using the market competitiveness assessment from the previous fourth quarter as a reference point. In addition, the Compensation and Human Resources Committee takes into consideration the individual officer's tenure in position, Company's performance against previously established performance goals, each officer's individual performance, internal equity, the CEO's recommendations and other relevant business performance that may not be adequately captured by the Company and individual officer goals.

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Target total compensation of our named executive officers as a group in 2019, consisting of base salary, target annual cash incentive award, and the grant date fair value of equity awards (including performance shares at target) was between the 50th and the 75th percentiles of the market data for our peer group.

Use of Tally Sheets and Wealth Accumulation Analysis

When approving compensation decisions, the Compensation and Human Resources Committee reviews tally sheet information for each of our executive officers. These tally sheets are prepared by management and quantify the elements of each executive officer's total compensation. The tally sheets include a summary of all equity awards previously granted to each executive officer, the gain realized from past vesting or exercise of equity awards, and the projected value of accumulated equity awards based upon then current stock price scenarios. This is done to analyze the compensation each executive officer has accumulated to date and to fully understand the amount the executive officer could potentially accumulate in the future.

Elements of our Compensation Program

The compensation program for our named executive officers consists of the following elements:

Base salary Annual compensation, not variable	To provide a base level of cash compensation for executive officers based on role, scope of responsibilities and experience.

Annual cash incentive awards Annual performance compensation, variable	To encourage and reward executive officers for achieving annual corporate performance goals and individual performance results.

To motivate and retain executive officers and align their long-term interests with shareholders through the use of:
Equity awards Long-term performance compensation, variable
    •        Performance shares to encourage sustained performance and growth and potentially assist executives in building ownership in the Company
    •        RSUs to retain executive officers and build stock ownership positions
• Non-qualified stock options to encourage sustained stock price appreciation

Employee benefits Annual indirect compensation, not variable	To promote the health, well-being and financial security of employees, including executive officers; constitutes the smallest part of total remuneration.

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As reflected in the charts below, the mix of total target compensation granted in 2019 to our named executive officers was heavily weighted towards performance-based and long-term incentive compensation, with long-term incentive awards making up approximately 74% of total target compensation for our named executive officers in aggregate.

Annual Compensation

Base Salary

The Compensation and Human Resources Committee generally determines base salary levels for our named executive officers early in the fiscal year. On February 26, 2019, the Compensation and Human Resources Committee approved an increase in the base salary for Mr. Wichmann to $1,400,000. Effective July 1, 2019, the Compensation and Human Resources Committee approved an increase for Mr. McMahon to $1,000,000 upon his promotion to Chief Executive Officer, UnitedHealthcare. These increases reflected strong performance and aligned these executives' salaries to market data. As discussed further in the Summary Compensation Table, Mr. Hemsley transitioned to non-executive Chair of the Board, effective November 2019, and Mr. Nelson's employment terminated effective September 2019.

Name	2019 Base Salary ($)	2018 Base Salary ($)	Increase From 2019 to 2018 (%)
David S. Wichmann	1,400,000	1,300,000	8

John F. Rex	1,000,000	1,000,000	—

Andrew P. Witty	1,100,000	1,100,000	—

Dirk C. McMahon	1,000,000	800,000	25

Marianne D. Short	850,000	850,000	—

Steven H. Nelson	1,000,000	1,000,000	—

Stephen J. Hemsley	1,000,000	1,000,000	—

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Annual Cash Incentive Awards

2019 Annual Incentive Plan Performance Goals

Annual cash incentive awards may be paid if our Company meets or exceeds annual performance goals established for the year as determined by the Compensation and Human Resources Committee. In establishing the performance measures for the 2019 annual cash incentive awards, the Compensation and Human Resources Committee sought to align broadly the compensation of our executive officers with key elements of the Company's 2019 business plan. Development of the Company's 2019 business plan was a robust process that involved input from all of the Company's business units and was reviewed with the Company's Board of Directors in the fourth quarter of 2018 and the first quarter of 2019. These performance goals are based on enterprise-wide metrics because the Compensation and Human Resources Committee believes the named executive officers share responsibility to support the goals and performance of the Company as key members of the Company's leadership team.

The following table sets forth the performance measures and goals established for 2019, as well as actual 2019 performance results:

2019 Performance Measure	Weight	Threshold Performance ($)	Target Performance ($)	Maximum Performance ($)	Actual 2019 Performance ($)
Revenue*	1/3	232.3 billion	244.5 billion	256.7 billion	242.2 billion

Operating Income*	1/3	16.5 billion	19.4 billion	22.4 billion	19.7 billion
Cash Flows from Operations*		14.7 billion	17.3 billion	19.9 billion	18.5 billion

Stewardship: • Net Promoter Score (NPS) • Employee Engagement • Employee Teamwork	1/3	At 2018 results for NPS; 1 point below 2018 results for employee engagement; and 1 point below 2018 results for teamwork	3 points above 2018 results for NPS; at 2018 results for employee engagement; and at 2018 results for teamwork	5 points above 2018 results for NPS; 1 point above 2018 results for employee engagement; and 1 point above 2018 results for teamwork	Slightly above target for NPS; below threshold for employee engagement; and at threshold for teamwork

*
The Company's annual incentive plan allows for adjustments to the Company's reported results for the impact of changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses, including significant differences from the assumptions contained in the financial plan upon which the incentive targets were established. Adjustments to reported results are intended to better reflect executives' line of sight, align award payments with growth of the Company's business, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize the Company's preference for long-term and sustainable growth. The Compensation and Human Resources Committee concurred with management determination that no adjustments were required to be made to the Company's reported results for 2019.

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Context for the 2019 Annual Cash Incentive Plan Performance Goals

The 2019 financial performance measures at target level represented, respectively, year-over-year growth in revenues of $18.3 billion, or 8.1%; year-over-year growth in operating income of $2.1 billion, or 12.1%; and year-over-year increase in operating cash flows of $1.6 billion or 10.1%. These targets included expected financial results from significant acquisitions which closed in 2019 and the impact of the one year moratorium of the Health Insurance Industry Tax.

The 2019 non-financial performance measures were based on survey results and, at target levels, represented levels at or above 2018 performance in all categories. These measures were viewed to be important to longer-term financial success, customer satisfaction and employee welfare that might not be immediately reflected in annual financial results. The Compensation and Human Resources Committee was of the view that the breadth of financial and non-financial performance measures for the 2019 annual cash incentive award would motivate executive officers to achieve results that contribute to value creation for our shareholders on a long-term basis, reward performance advancing the Company's mission and values, and avoid excessive risks.

At the beginning of 2019, the Compensation and Human Resources Committee believed achievement of the annual incentive goals required substantial performance on a broad range of initiatives contained in the 2019 business plan. These initiatives included the following:

  •
  Continue to enhance the quality and operations of our government benefit businesses to compensate for continued expected funding pressures;

  •
  Continue to innovate in commercial benefit products, services and distribution;

  •
  Deliver more effective and comprehensive clinical management, and continue expanding the proportion of our spending with value-based elements in our network;

  •
  Enhance customer service and increase the Company's NPS across all business platforms;

  •
  Execute on Optum's growth and alignment initiatives, with major focus areas including care delivery, technology-enabled services and pharmacy care services; and

  •
  Further improve our consolidated operating cost ratio after considering the impact of changes in business mix.

With respect to these initiatives, the Company improved NPS in the majority of its businesses and meaningfully advanced overall NPS. UnitedHealthcare demonstrated excellence in its Medicare plans by sustaining the percentage of members in 4+ Star rated Medicare plans in the 80% range. Optum exceeded its revenue growth target and achieved double digit percentage revenue growth at its OptumHealth and OptumInsight businesses and continued strong growth at OptumRx of approximately 7%. Optum also achieved double digit earnings growth, and exceeded consumers served growth and adjusted scripts growth targets. In addition, our contracts with value-based elements totaled $79 billion in annual spending, including $20 billion through risk-transfer agreements. The consolidated operating cost ratio decreased to 14.5% and the Company achieved or made substantial progress on all other initiatives listed above.

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Revenues for 2019 grew 7%, slightly below target, while operating income was above target. Cash flows from operations for 2019 were above target primarily due to an improved working capital position.

Non-financial performance measures were slightly above target level for NPS, below threshold for Employee Engagement and at threshold for Teamwork. NPS improved significantly year-over-year and the Company's 2019 employee engagement and teamwork scores were within the top quartile of companies as measured by the external vendor who calculates this measure, although at or slightly below 2018 results. Diluted earnings per share increased 18% and adjusted earnings per share increased 17% in 2019.

While the Company uses defined performance measures and weightings to determine an overall funding level for the Company's bonus pool, individual annual cash incentive awards are not purely formulaic. In determining the amount of the actual annual incentive award to be paid, the Compensation and Human Resources Committee considers the CEO's recommendations for executive officers, the business performance underlying each of the performance measures, macroeconomic factors impacting business performance, individual executive performance, market positioning, and related matters. The Compensation and Human Resources Committee retains discretion to pay an annual incentive award higher or lower than the performance level achieved based on these considerations if threshold performance is achieved on any performance measure. However, the overall pool cannot be exceeded.

Determination of 2019 Annual Cash Incentive Award Opportunities

At the beginning of each year, the Compensation and Human Resources Committee approves an annual cash incentive target opportunity for each executive officer as a percentage of the executive officer's base salary. In February 2019, the Compensation and Human Resources Committee approved an increase in the annual cash incentive target opportunity for Mr. Rex to 200% of salary. In July 2019, the Compensation and Human Resources Committee approved an increase in the annual cash incentive target opportunity for Mr. McMahon to 200% of salary as part of his promotion to Chief Executive Officer, UnitedHealthcare. These increases reflected strong performance of each executive and aligned their incentive opportunities to market data for leaders in their positions.

The target opportunities established for the named executive officers are intended to increase collaboration, teamwork and accountability across the enterprise, to recognize the skills and versatility of each executive officer and to reflect relative contributions to the success of the overall enterprise. At the end of the fiscal year, the Compensation and Human Resources Committee reviews the Company's performance against the goals set at the beginning of the year and determines annual cash incentive awards. The Compensation and Human Resources Committee has the discretion to increase or decrease the awards made in view of actual performance, individual contributions and overall business and market conditions.

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The Compensation and Human Resources Committee evaluated the Company's 2019 performance against the performance goals, overall business results, economic conditions and individual performance objectives. The Committee noted strong 2019 business results, including 2019 actual results of revenues of $242.2 billion (representing 7.0% year-over-year growth), $19.7 billion in operating income (representing 13.5% year-over-year growth) and $18.5 billion in operating cash flows (representing a 17.5% year-over-year increase). The Committee exercised its discretion to adjust the 2019 annual cash incentive awards such that they represented between 125% and 176% of the targets set for named executive officers (except Mr. Hemsley who did not participate in any annual cash incentive opportunity and Mr. Nelson whose employment ended on September 30, 2019). In exercising this discretion, the Compensation and Human Resources Committee considered the dollar amounts of the awards in addition to the percentage of target paid. When Mr. Hemsley was appointed Executive Chair of the Board, the Compensation and Human Resources Committee determined to deliver all of Mr. Hemsley's incentive compensation in equity to foster a long-term strategic orientation, consistent with the specifications of his role.

The target percentages for annual cash incentive awards to our named executive officers and the actual 2019 annual cash incentive awards paid are set forth in the table below. An explanation of how the individual amounts were determined follows the table.

2019 Annual Cash Incentive Awards

Name	Target Percentage (% of Salary)	Target Award Value ($)	Actual Award Paid ($)	Paid Award (% of Target)
David S. Wichmann	200	2,800,000	4,500,000	161

John F. Rex	200	2,000,000	2,500,000	125

Andrew P. Witty	200	2,200,000	2,750,000	125

Dirk C. McMahon	200	2,000,000	2,500,000	125

Marianne D. Short	100	850,000	1,500,000	176

In determining the 2019 annual cash incentive award amounts for the named executive officers, the Compensation and Human Resources Committee took into account the Company's performance against the 2019 annual performance goals set forth in the table above, business results described under "Context for the 2019 Annual Cash Incentive Plan Performance Goals," including each executive officer's role in achieving those results, and a qualitative assessment of individual performance and accomplishments. Individual factors considered are as follows:

  •
  Mr. Wichmann's individual performance evaluation was conducted by Mr. Hemsley with input from the independent members of the Board of Directors. Mr. Wichmann's 2019 performance evaluation reflected the Board's assessment of exceptional performance in the following areas: strategic focus; culture; performance; Board relations; leadership and organization effectiveness; reputation and government relations; commitment to societal return; and overall business performance, including full year revenues of $242.2 billion (representing 7.0% growth year-over-year) and $2.3 billion in earnings from operations (representing 13.5% year-over-year growth).

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  •
  Mr. Rex's individual performance considerations included exceptional performance as Chief Financial Officer; leadership effectiveness; strategic leadership of successful merger and acquisition transactions; strong management of treasury, long-term capital allocation and financial planning; successful venture and private equity investment activity; and high regard by the Company's investors.

  •
  Sir Andrew Witty's individual performance considerations included additional enterprise responsibilities upon his promotion to President of UnitedHealth Group (in addition to his responsibilities as CEO of Optum); exceptional leadership and execution in advancing Optum's enterprise strategy; successful acquisition and integration activities; strong business performance of Optum in 2019, including a 11.5% year-over-year increase in revenue and a 13.7% year-over-year increase in operating income; and effective engagement of Optum leaders and its employee base.

  •
  Mr. McMahon's individual performance considerations included strong performance following assumption of the duties of CEO of UnitedHealthcare, including strong year-over-year Medicare Advantage membership growth of 7% and consistently strong 4+ STAR ratings in Medicare plans; leadership in improving the operating performance of UnitedHealthcare; and successful management, organizational and operational simplification initiatives.

  •
  Ms. Short's individual performance considerations included her strong leadership as a UnitedHealth Group executive; effective implementation of cost management initiatives; strong oversight of enterprise wide compliance and privacy matters; and distinctive leadership and judgment in ongoing litigation and business matters.

The Compensation and Human Resources Committee did not make specific assessments of, quantify or otherwise assign relative weightings to the factors listed above as it reached its decisions with respect to any of the named executive officers. See the 2019 Summary Compensation Table and other related compensation tables below for details regarding 2019 total compensation for the named executive officers.

Long-Term Incentive Compensation

Long-term incentive compensation, consisting solely of equity awards in 2019, represents the largest portion of executive officer compensation. The combination of long-term incentives we employ provides a compelling performance-based compensation opportunity, aids in aligning and retaining the senior management team and accelerates the advancement of business unit capabilities across the enterprise.

The Compensation and Human Resources Committee determined that long-term equity-based compensation for 2019 should include grants of performance shares, RSUs and non-qualified stock options to achieve balance and effectiveness in our equity-based compensation and to align the interests of our executive officers and our shareholders. The mix of equity-based compensation granted in February 2019 was as follows, based on the grant date fair value of the total award: 50% performance shares, 25% RSUs and 25% non-qualified stock options. Performance share grants were selected to ensure a strong pay-for-performance alignment of the Company's compensation program with drivers of shareholder value. RSU grants were selected because they are full value shares with time vesting and, as such, provide added retention value. Non-qualified stock options were selected because they have value only if the Company's stock price increases and, as such, provide incentives for sustained long-term stock price appreciation.

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Long-Term Awards

2017-2019 Long-Term Goals and Context

The long-term performance share program creates financial incentives for achieving or exceeding three-year financial goals for the enterprise as follows:

2017-2019 Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Performance	Actual 2017-2019 Performance
Cumulative Adjusted Earnings Per Share	50%	$29.24	$30.90	$33.21	$33.52

Return on Equity	50%	19.8%	21.8%	23.8%	22.0%

The performance measures and goals for the 2017-2019 performance period were established during the first quarter of 2017 based on the Company's long-term business plan. The first year of the long-term business plan was based on the Company's 2017 business plan. Subsequent years were based on assumptions and growth initiatives developed by the Company's business units and reviewed by the Board of Directors.

Key assumptions and elements of the 2017-2019 long-term business plan were:

  •
  Modest US economic growth with a gradual increase in interest rates, and a more rapidly growing economy in Brazil, with a stable Brazilian Real - U.S. Dollar exchange rate;

  •
  Medicaid, Medicare Advantage, Medicare Supplement, Part D and Global enrollment growth over the three-year period;

  •
  Commercial risk-based health insurance growth in all years excluding planned Individual Affordable Care Act exits from growth in existing markets, leveraging enhanced products, services and distribution. Commercial fee-based health insurance enrollment declines in 2017, followed by modest expansion thereafter;

  •
  Continued funding pressure in government businesses;

  •
  An expectation that medical cost trends would be consistent with historical levels;

  •
  Delivery of more effective and comprehensive clinical management;

  •
  Continued growth and enhancement of the quality and operations of our government businesses to compensate for continued expected funding pressures;

  •
  Continued expansion of the Optum Care Delivery platform and capabilities;

  •
  Continued growth in technology-enabled services and specialty networks products and services, driving distinctive revenue, margin and earnings performance;

  •
  Ongoing improvements to our consolidated operating cost ratio on a comparable business mix basis; and

  •
  Effective cross-enterprise collaboration among various business units for the benefit of customers and our overall reputation and performance.

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To achieve maximum performance for the performance share plan, the Company would have had to achieve cumulative three-year adjusted earnings per share ("AEPS") performance of $33.21 and an average return on equity ("ROE") of 23.8%. These maximum performance levels corresponded to a compound annual growth rate in AEPS of 15.6% over the three-year period. For long-term compensation purposes (see adjustments described below), the Company generated cumulative AEPS of $33.52, which was above maximum performance levels, and accompanying ROE of 22.0%, slightly exceeding the target level. This represented a compound annual AEPS growth rate of 15.5% over the three-year performance period.

Factors which positively or negatively influenced our results subsequent to the approval of the long-term business plan in early 2017 included:

  •
  Continued relatively favorable medical cost trend experience over the three-year period;

  •
  Significant losses from several state Medicaid managed care contracts;

  •
  Significant acquisition activities over the three-year period;

  •
  Challenging Brazilian economy and significant devaluation of the Brazilian Real against the U.S. Dollar; and

  •
  Greater than anticipated downward rate pressure in Medicare Advantage payment rates received from the federal government in 2017.

Similar to the annual incentive plan, the Company's long-term incentive plan allows for adjustments to the Company's reported results in determining long-term incentive plan awards, namely adjustments that account for the impact of changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses. Two adjustments were made in measuring 2017-2019 performance, which resulted in lowering the payouts to the named executive officers:

  •
  Excluded from 2018 and 2019 results was the income tax benefit as a result of the Tax Cuts and Jobs Act enacted on December 22, 2017, which lowered the federal statutory income tax rate to 21%; and

  •
  Excluded from 2018 and 2019 results was the estimated impact of the federally mandated one year moratoriums in 2017 and 2019 for the collection of the health insurance industry tax.

Since these two events were outside of the control of management, and would have resulted in a net benefit to management, they were excluded from final results.

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2017-2019 Performance Share Awards

The use of performance shares as a component of the overall equity awards granted was based upon the Compensation and Human Resources Committee's desire to encourage superior performance and build executive ownership; consideration of competitive market data; the value of utilizing a balanced system to facilitate prudent decision-making and mitigate risk; and past conversations with shareholders about the desirability of this type of equity award as a central component of a pay-for-performance program. The actual shares earned for the 2017-2019 performance period were above target due to the Company's strong ROE and earnings growth performance and are set forth in the table below as well as reflected in the 2019 Option Exercises and Stock Vested table:

Long-Term Performance Shares

Name*	Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)	Actual Shares Paid (#)	Paid Award (% of Target)
David S. Wichmann	99	32,547	65,094	50,449	155

John F. Rex	47	15,595	31,190	24,173	155

Dirk C. McMahon	43	14,036	28,072	21,756	155

Marianne D. Short	35	11,291	22,582	17,502	155

Steven H. Nelson	40	13,100	26,200	20,305	155

Stephen J. Hemsley	105	34,621	69,242	53,663	155

*
Sir Andrew Witty did not participate in the 2017-2019 performance share program.

Equity Awards

Equity Award Practices

The Compensation and Human Resources Committee's equity award policy requires all grants of equity to be made at set times. We do not have a specific program, plan or practice to time equity compensation awards to named executive officers in coordination with our release of material information.

The Company does not pay dividend equivalents on performance shares granted to employees. Unvested shares of RSUs receive dividend equivalents, which are subject to the same terms as the RSUs and will be forfeited if the underlying RSUs do not vest. The determination to pay dividend equivalents on RSUs was made after considering market practices.

The aggregate number of shares subject to equity awards made in 2019 for all employees was less than 1% of the Company's shares outstanding at the end of 2019.

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Equity Awards — 2019

In 2019, the Compensation and Human Resources Committee granted the following target number of performance shares, RSUs and stock options to our named executive officers:

Name*	Target Number of Performance Shares (#)	Annual RSU Award (#)	Annual Stock Option Award (#)
David S. Wichmann	24,337	12,169	68,406

John F. Rex	13,309	6,655	37,410

Andrew P. Witty	24,051	12,026	68,615

Dirk C. McMahon	10,458	5,229	29,393

Marianne D. Short	8,556	4,278	24,049

Steven H. Nelson	12,834	6,417	36,074

Stephen J. Hemsley	—	11,408	64,130

*
Reflects awards granted in February 2019, and for Witty, additional promotional awards granted in November 2019 in connection with his appointment as President.

The grant date fair values and terms of these equity awards are discussed in the 2019 Grants of Plan-Based Awards table.

Other Compensation

Supplemental Retirement Benefits

Mr. Hemsley has an individual supplemental executive retirement plan agreement, the funding of which was frozen in 2006, and in 2016 the cash benefit was converted into deferred stock units ("DSUs") to further align Mr. Hemsley's interests with those of shareholders, allow Mr. Hemsley to earn a return on the SERP balance that will be tied to the Company's stock price performance, and provide the opportunity for Mr. Hemsley to receive deferred dividend equivalents on the SERP balance. Mr. Hemsley is eligible to receive dividend equivalents in the form of additional DSUs, which are paid at the same rate and at the same time that dividends are paid to the Company's shareholders. During 2019, Mr. Hemsley received dividend equivalents in the form of an additional 1,353 DSUs that were added to the SERP balance. The DSUs held in the SERP will be paid as shares of common stock on May 8, 2020, which is six months and one day after Mr. Hemsley's employment ended.

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Benefits

In addition to generally available benefits, our executive officers are eligible to receive supplemental long-term disability coverage equal to 60% of base salary, and all of our named executive officers, other than Mr. Hemsley, receive supplemental group term life insurance coverage of $2 million. Mr. Nelson was also provided this benefit while employed by the Company. Executive officers are also eligible to participate in our non-qualified Executive Savings Plan. See the 2019 Non-Qualified Deferred Compensation table for additional information regarding contributions, earnings and distributions for each named executive officer under the Executive Savings Plan. Our Executive Savings Plan does not provide for guaranteed or above-market interest. In 2020, we discontinued providing company matching credits under this plan.

Perquisites

We do not provide perquisites such as excise tax gross-ups, company automobiles, security services, private jet services, financial planning services or club memberships to our executive officers. We have agreed to provide Sir Andrew Witty with tax equalization payments to ensure that, as a U.S. non-resident, his overall tax obligation is the same as if he were taxed exclusively in the United Kingdom where he resides, including assistance in tax return preparation due to the complexity of multi-jurisdictional filing requirements. We prohibit personal use of corporate aircraft by any executive officer unless the Company is reimbursed for the full incremental cost to the Company of such use. Because there is no incremental cost to the Company, we permit an executive officer's family member to on occasion accompany the executive officer on a business flight on Company aircraft provided a seat is available.

Employment Agreements and Post-Employment Payments and Benefits

The Company has entered into employment agreements with each of our named executive officers. These employment agreements are described in greater detail in "Executive Employment Agreements."

Other Compensation Practices

Executive Stock Ownership Guidelines and Stock Retention Policy

The Compensation and Human Resources Committee believes that executive stock ownership aligns management's interests with those of shareholders and fosters a long-term outlook, while also mitigating compensation risk. Under our stock ownership guidelines, each executive officer must beneficially own at least the following amounts of the Company's common stock within five years of the executive officer's election or appointment as an executive officer:

  •
  for the CEO, eight times base salary;

  •
  for executive officers who are direct reports of the CEO, three times base salary; and

  •
  for other executive officers who are not direct reports of the CEO, two times base salary.

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Stock options and stock appreciation rights ("SARs") do not count towards satisfying the ownership requirements under the guidelines, regardless of their vesting status, and performance shares do not count towards satisfying the ownership requirements until they are vested. Time-based RSUs and restricted stock awards are counted toward the satisfaction of the ownership requirements. The Compensation and Human Resources Committee periodically reviews compliance with the ownership requirements. As of April 7, 2020, all of our named executive officers were in compliance with the ownership requirements, including Mr. Wichmann, who owned shares with a value equal to 172 times his base salary.

The Board has established a stock retention policy for executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which includes our named executive officers. Under this policy, Section 16 officers are generally required to retain for at least one year one-third of the net shares acquired upon the vesting or exercise of any equity awards.

Transactions in Company Securities; Prohibition on Hedging and Short Sales

In general, SEC rules prohibit uncovered short sales of our common stock by our executive officers, including the named executive officers. Accordingly, our insider trading policy prohibits short sales of our common stock by all employees and directors. Our insider trading policy prohibits hedging transactions by all directors, executive officers and employees and requires advance approval of the Compensation and Human Resources Committee of any pledging of common stock by directors, executive officers and other members of management. Hedging transactions include, for example, purchase or sale of options (puts or calls, whether covered or uncovered), equity swaps or other derivatives directly linked to the Company's securities. In 2019, no executive officer or director sought or received advance approval from the Compensation and Human Resources Committee regarding pledging transactions, and no director or executive officer had any pledges outstanding.

Potential Impact on Compensation from Executive Misconduct/Compensation Clawbacks

If the Board of Directors determines an executive officer has engaged in fraud or misconduct, the Board of Directors may take a range of actions to remedy the misconduct, prevent its recurrence and impose such discipline as would be appropriate, including, without limit: (i) terminating employment and (ii) initiating legal action against the executive officer. In addition, with respect to our senior executives, including our named executive officers, if the fraud or misconduct causes, in whole or in part, a material restatement of the Company's financial statements, action may include (a) seeking reimbursement of the entire amount of cash incentive compensation awarded to the executive officer, if the executive officer would have received a lower (or no) cash incentive award if calculated based on the restated financial results; (b) canceling all outstanding vested and unvested equity awards subject to the clawback policy and requiring the executive officer to return to the Company all gains from equity awards realized during the 12-month period following the filing of the incorrect financial statements; and (c) seeking reimbursement of the entire amount of any bonus paid.

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Consideration of Risk in Named Executive Officer Compensation

Our compensation programs are balanced, focused on long-term pay-for-performance, allow for discretion and are overseen by an independent Compensation and Human Resources Committee. The Compensation and Human Resources Committee believes the design of the compensation program for our executive officers does not encourage excessive or unnecessary risk-taking, as illustrated by the following list of features:

  •
  Our annual cash bonus program includes a variety of financial and non-financial measures that require substantial performance on a broad range of initiatives;

  •
  Our equity awards are delivered through a balanced mix of performance shares, RSUs and stock options to encourage sustained performance over time;

  •
  We have stock ownership guidelines for our executive officers;

  •
  We generally require executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any equity award granted; and

  •
  We have a clawback policy that entitles the Board of Directors to seek reimbursement from any executive involved in fraud or misconduct causing a restatement of financials, or violation of certain employment agreement provisions, including any non-compete, non-solicit or confidentiality provisions. The executive would be required to reimburse the Company the entire amount of a bonus paid, not just the amount that would not have been earned had the executive received a lower award based on the restated earnings.

In addition, our Compensation and Human Resources Committee retains discretion to adjust compensation for quality of performance, adherence to Company values and other factors.

As discussed in "Enterprise-Wide Incentive Compensation Risk Assessment," a compensation risk assessment is performed annually and the results are reviewed with the Compensation and Human Resources Committee.

Accounting and Tax Considerations

Internal Revenue Code Section 162(m)(6) addresses the tax deductibility of compensation paid by health insurance providers, including the Company. Section 162(m)(6) provides an annual tax deduction limit of $500,000 per person per year for compensation that we pay to any of our employees, directors, officers and any other individuals who provide services to or on behalf of the Company. Any outstanding stock options and SARs granted prior to 2010 are not subject to the tax deduction limitation. While the Compensation and Human Resources Committee considers the impact of Section 162(m)(6), it believes shareholder interests are best served by not restricting the Compensation and Human Resources Committee's discretion and flexibility in crafting the executive compensation program, even if non-deductible compensation expenses could result. The Compensation and Human Resources Committee also considers the accounting consequences of its compensation decisions.

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Peer Group

Peer Group
Aetna Inc.*	Cardinal Health, Inc.	Johnson & Johnson
Alphabet Inc.	Cigna Corporation	JPMorgan Chase & Co.
Amazon.com, Inc.	Citigroup Inc.	McKesson Corporation
AmerisourceBergen Corporation	CVS Health Corporation	Microsoft Corporation
Anthem, Inc.	Express Scripts**	Walgreens Boots Alliance, Inc.
Apple Inc.	Humana Inc.	Wells Fargo & Company
Bank of America Corporation	International Business Machines

*
This company was acquired by CVS Health Corporation in November 2018.
**
This company was acquired by Cigna Corporation in March 2018.

Compensation and Human Resources Committee Report

The Compensation and Human Resources Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on its review and discussions, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2019. This report was provided by the following independent directors who comprise the Compensation and Human Resources Committee:

Members of the Compensation and Human Resources Committee

William C. Ballard, Jr. (Chair)
Timothy P. Flynn
Gail R. Wilensky, Ph.D.

The members of the Compensation and Human Resources Committee listed above participated in the review, discussion and recommendation with respect to the Compensation Discussion and Analysis. Subsequent to the Compensation and Human Resources Committee's approval of the Compensation and Human Resources Committee Report, our Board, in anticipation of Mr. Ballard not standing for re-election as a director at the 2020 Annual Meeting, appointed Mr. Flynn (Chair), Dr. Noseworthy and Dr. Wilensky to serve on the Compensation and Human Resources Committee, effective April 13, 2020.

Compensation and Human Resources Committee Interlocks and Insider Participation

During fiscal 2019, Messrs. Ballard, Burke, Flynn and Dr. Wilensky served on the Compensation and Human Resources Committee. None of these persons had ever been an officer or employee of the Company or any of its subsidiaries while serving on the Compensation and Human Resources Committee. Furthermore, during 2019, none of these persons served as a member of the Compensation and Human Resources Committee (or other board committee performing equivalent functions) or as a director of another entity where an executive officer of such entity served on our Compensation and Human Resources Committee or Board.

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2019 Summary Compensation Table*

The following table provides certain summary information for the years ended December 31, 2019, 2018 and 2017 relating to compensation paid or granted to, or accrued by us on behalf of our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

David S. Wichmann	2019	1,384,615	—	9,600,348	3,200,033	4,500,000	—	201,993	18,886,989
CEO	2018	1,300,000	—	8,325,394	2,775,032	5,390,600	—	316,330	18,107,356
	2017	1,162,308	—	8,325,566	2,775,328	4,909,800	—	216,974	17,389,976

John F. Rex	2019	1,000,000	—	5,250,133	1,750,040	2,500,000	—	126,912	10,627,085
Executive Vice President and CFO	2018	976,923	—	3,750,212	1,250,033	2,500,000	—	110,744	8,587,912
	2017	842,308	—	3,750,131	1,250,201	2,000,000	—	88,205	7,930,845

Andrew P. Witty	2019	1,100,000	—	9,375,614	3,125,046	2,750,000	—	175,360	16,526,020
President; CEO, Optum(7)	2018	613,462	—	16,300,304	2,100,011	2,200,000	—	18,773	21,232,550

Dirk C. McMahon	2019	896,154	—	4,125,367	1,375,005	2,500,000	—	70,454	8,966,980
Executive Vice President
and CEO, UnitedHealthcare(7)

Marianne D. Short	2019	850,000	—	3,375,085	1,125,012	1,500,000	—	113,580	6,963,677
Executive Vice President	2018	842,308	—	5,000,358	1,000,009	2,110,600	—	113,124	9,066,399
and Chief Legal Officer	2017	800,000	—	2,715,170	905,169	1,970,400	—	104,130	6,494,869

Steven H. Nelson	2019	773,077	—	5,062,628	1,687,542	—	—	6,536,175	14,059,422
Former Executive Vice President	2018	984,615	—	5,062,684	1,687,510	2,000,000	—	28,215	9,763,024
and CEO, UnitedHealthcare(7)	2017	857,692	—	3,150,092	1,050,190	2,500,000	—	22,470	7,580,444

Stephen J. Hemsley	2019	880,769	—	3,000,076	3,000,001	—	342,150	166,265	7,389,261
Former Executive Chairman(7)	2018	1,000,000	—	6,750,246	2,250,042	876,700	281,015	194,510	11,352,513
	2017	1,206,538	—	8,325,219	2,775,462	5,745,600	230,853	170,481	18,454,153

*
Please see "Compensation Discussion and Analysis" above for a description of our executive compensation program necessary for an understanding of the information disclosed in this table. Please also see "Executive Employment Agreements" below for a description of the material terms of each named executive officer's employment agreement.

(1)
Amounts reported reflect the base salary earned by named executive officers in the years ended December 31, 2019, 2018 and 2017. Amounts reported for 2019 include the following amounts deferred by the named executive officers under our Executive Savings Plan.

Name	Amount Deferred ($)
David S. Wichmann	83,077
John F. Rex	60,000
Andrew P. Witty	—
Dirk C. McMahon	—
Marianne D. Short	51,000
Steven H. Nelson	—
Stephen J. Hemsley	52,846

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(2)
The amounts reported in this column reflect the aggregate grant date fair value of the RSUs and performance shares (at target) granted in 2019, 2018 and 2017 and are computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. The grant date fair value of RSUs granted in 2019 and the grant date fair value of performance shares granted in 2019 if target performance and maximum performance is achieved are as follows:

		Performance Shares
	Restricted Stock Units ($)
Name		Target ($)	Maximum ($)
David S. Wichmann	3,200,204	6,400,144	12,800,288
John F. Rex	1,750,132	3,500,001	7,000,002
Andrew P. Witty	3,125,292	6,250,322	12,500,644
Dirk C. McMahon	1,375,122	2,750,245	5,500,490
Marianne D. Short	1,125,028	2,250,057	4,500,114
Steven H. Nelson	1,687,543	3,375,085	6,750,170
Stephen J. Hemsley	3,000,076	—	—

See the 2019 Grants of Plan-Based Awards table for more information on stock awards granted in 2019.

(3)
The actual value to be realized by a named executive officer depends upon the performance of the Company's stock and the length of time the award is held. No value will be realized with respect to any award if the Company's stock price does not increase following the award's grant date or if the executive officer does not satisfy the vesting criteria.

The amounts reported in this column for 2019 reflect the aggregate grant date fair value of stock options granted in 2019 computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in computing the aggregate grant date fair value, see Note 11 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

(4)
Amounts reported reflect annual cash incentive awards to our named executive officers under our 2008 Executive Incentive Plan. The 2019 annual incentive awards, including amounts deferred by the named executive officers, were the following:

Name	Total Amount of Annual Cash Incentive Award ($)	Amount of Annual Cash Incentive Award Deferred ($)
David S. Wichmann	4,500,000	270,000
John F. Rex	2,500,000	150,000
Andrew P. Witty	2,750,000	—
Dirk C. McMahon	2,500,000	150,000
Marianne D. Short	1,500,000	90,000
Steven H. Nelson	—	—
Stephen J. Hemsley	—	—
(5)
Named executive officers participate in our Executive Savings Plan, which is a non-qualified deferred compensation plan. The Executive Savings Plan does not credit above-market earnings or preferential earnings to the amounts deferred, and accordingly, no non-qualified deferred compensation earnings have been reported. Under the Executive Savings Plan, there are no measuring investments tied to Company stock performance. The measuring investments are a predetermined collection of unaffiliated mutual funds identified by the Company.

The amounts reported in the table reflect the value of dividend equivalents granted in 2019 on DSUs held in Mr. Hemsley's SERP. The DSUs held in the SERP are eligible to receive dividend equivalents in the form of additional DSUs, which are paid at the same rate and at the same time dividends are paid to the Company's shareholders.

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(6)
All other compensation includes the following:

Name	Year	Company Matching Contributions Under 401(k) Savings Plan ($)	Company Matching Contributions Under Executive Savings Plan ($)	Insurance Premiums ($)	Hart-Scott- Rodino Filing Fee ($)	Tax Equalization and Tax Return Preparation ($)	Severance ($)
David S. Wichmann	2019	12,600	176,539	12,854	—	—	—
John F. Rex	2019	9,058	105,000	12,854	—	—	—
Andrew P. Witty	2019	—	—	5,718	—	143,785	—
Dirk C. McMahon	2019	12,600	45,000	12,854	—	—	—
Marianne D. Short	2019	12,600	70,500	30,480	—	—	—
Steven H. Nelson	2019	12,600	—	11,575	—	—	6,512,000
Stephen J. Hemsley	2019	12,600	26,423	2,242	125,000	—	—

As permitted by SEC rules, we have omitted perquisites and other personal benefits that we provided to certain named executive officers in 2019 if the aggregate amount of such compensation to each such named executive officer was less than $10,000. The Company provides each of Messrs. Wichmann, Rex, Witty and McMahon and Ms. Short a $2 million face value term life insurance policy. Mr. Nelson was also provided this benefit while employed by the Company.

Sir Andrew Witty is provided with tax equalization pursuant to the Company's tax equalization policy to ensure that as a U.S. non-resident, his overall tax obligation is the same as if he were taxed exclusively in the United Kingdom where he resides. This policy also provides assistance in preparation of tax returns due to the complexity of multi-jurisdictional filing requirements.

The severance shown for Mr. Nelson represents the total cash severance payment and benefits accrued to Mr. Nelson pursuant to a Separation and Release Agreement (the "Separation Agreement"), effective September 30, 2019, which provides that Mr. Nelson will receive (1) a $6,500,000 cash severance compensation payable over a two-year period pursuant to the terms of his employment agreement as amended on March 24, 2015, and (2) a $12,000 lump sum payment to offset costs of COBRA in accordance with the terms of his employment agreement. Under the Separation Agreement, Mr. Nelson provides the Company a release of claims and reaffirms the standard two-year non-compete and non-solicit provisions contained in his employment agreement.

The value of Company stock owned by Mr. Hemsley exceeded limits set forth in the Hart-Scott-Rodino ("HSR") regulations and he was required to make an HSR filing in 2019 in order to maintain and increase his stock ownership levels in the Company. Due to Mr. Hemsley's position as Executive Chair of the Board and a director of the Company, he was not able to rely on the passive investor exemption contained in the HSR regulations. The Compensation and Human Resources Committee approved the payment of the $125,000 HSR filing fee on Mr. Hemsley's behalf. This amount was imputed as income to Mr. Hemsley, and Mr. Hemsley did not receive any tax gross-up on this amount.

During 2019, members of Witty's family occasionally accompanied him on business trips and he received tax reimbursements in an aggregate amount of $14,865 as a result of income imputed to him for such trips.

(7)
Sir Andrew Witty was named President, UnitedHealth Group, in November 2019, in addition to his role as chief executive officer of Optum. Mr. McMahon was named Chief Executive Officer, UnitedHealthcare, in June 2019. Mr. Nelson retired from his position as Chief Executive Officer, UnitedHealthcare, in June 2019. Mr. Hemsley ceased being an employee of the Company on November 7, 2019. For compensation Mr. Hemsley received in connection with his service as a non-employee director in 2019, please see the Director Compensation Table.

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2019 Grants of Plan-Based Awards*

The following table presents information regarding each grant of an award under our compensation plans made during 2019 to our named executive officers for fiscal year 2019.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Grant Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock or Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David S. Wichmann
Annual Cash Incentive Award(2)	—	2,520,000	2,800,000	5,600,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/26/2019	—	—	—	47	24,337	48,674	—	—	—	6,400,144
RSU Award(3)	2/26/2019	—	—	—	—	—	—	12,169	—	—	3,200,204
Stock Option Award(3)	2/26/2019	—	—	—	—	—	—	—	68,406	262.98	3,200,033

John F. Rex
Annual Cash Incentive Award(2)	—	1,800,000	2,000,000	4,000,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/26/2019	—	—	—	26	13,309	26,618	—	—	—	3,500,001
RSU Award(3)	2/26/2019	—	—	—	—	—	—	6,655	—	—	1,750,132
Stock Option Award(3)	2/26/2019	—	—	—	—	—	—	—	37,410	262.98	1,750,040

Andrew P. Witty
Annual Cash Incentive Award(2)	—	1,980,000	2,200,000	4,400,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/26/2019	—	—	—	35	18,063	36,126	—	—	—	4,750,208
RSU Award(3)	2/26/2019	—	—	—	—	—	—	9,032	—	—	2,375,235
Stock Option Award(3)	2/26/2019	—	—	—	—	—	—	—	50,770	262.98	2,375,021
Performance Share Award(3)(4)(5)	11/6/2019	—	—	—	12	5,988	11,976	—	—	—	1,500,114
RSU Award(3)(5)	11/6/2019	—	—	—	—	—	—	2,994	—	—	750,057
Stock Option Award(3)(5)	11/6/2019	—	—	—	—	—	—	—	17,845	250.52	750,025

Dirk C. McMahon
Annual Cash Incentive Award(2)	—	1,800,000	2,000,000	4,000,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/26/2019	—	—	—	20	10,458	20,916	—	—	—	2,750,245
RSU Award(3)	2/26/2019	—	—	—	—	—	—	5,229	—	—	1,375,122
Stock Option Award(3)	2/26/2019	—	—	—	—	—	—	—	29,393	262.98	1,375,005

Marianne D. Short
Annual Cash Incentive Award(2)	—	765,000	850,000	1,700,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/26/2019	—	—	—	17	8,556	17,112	—	—	—	2,250,057
RSU Award(3)	2/26/2019	—	—	—	—	—	—	4,278	—	—	1,125,028
Stock Option Award(3)	2/26/2019	—	—	—	—	—	—	—	24,049	262.98	1,125,012

Steven H. Nelson
Annual Cash Incentive Award(2)	—	1,800,000	2,000,000	4,000,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/26/2019	—	—	—	25	12,834	25,668	—	—	—	3,375,085
RSU Award(3)	2/26/2019	—	—	—	—	—	—	6,417	—	—	1,687,543
Stock Option Award(3)	2/26/2019	—	—	—	—	—	—	—	36,074	262.98	1,687,542

Stephen J. Hemsley
Annual Cash Incentive Award(2)	—	—	—	—	—	—	—	—	—	—	—
RSU Award(3)	2/26/2019	—	—	—	—	—	—	11,408	—	—	3,000,076
Stock Option Award(3)	2/26/2019	—	—	—	—	—	—	—	64,130	262.98	3,000,001

*
Please see "Compensation Discussion and Analysis" above for a description of our executive compensation program necessary for and understanding of the information disclosed in this table.

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(1)
The actual value to be realized by a named executive officer depends upon the appreciation in value of the Company's stock and the length of time the award is held. No value will be realized with respect to any stock option award if the Company's stock price does not increase following the grant date. For a description of the assumptions used in computing grant date fair value for stock option awards pursuant to FASB ASC Topic 718, see Note 11 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019. The grant date fair value of each RSU award and targeted grant date value of each performance share award were computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date. Under the 2011 Stock Incentive Plan, all equity-based compensation awards are subject to one year minimum vesting requirements, subject to an exception for a limited number of shares not to exceed 5%. Equity-based compensation awards to employees are generally subject to three or four year vesting provisions.

(2)
Amounts represent estimated payouts of annual cash incentive awards granted under our Executive Incentive Plan in 2019. Mr. Hemsley was not eligible for an annual incentive as Executive Chair of the Board. The Executive Incentive Plan permits a maximum annual bonus pool for executive officers equal to 2% of the Company's net income (as defined in the plan) and no executive officer may receive more than 25% of such annual bonus pool. The Compensation and Human Resources Committee has generally limited annual cash incentive payouts to not more than two times the target amount, and the maximum amounts shown for each named executive officer equal two times each executive officer's target amount. In order for any amount to be paid, the Company must achieve approved performance measures of (i) revenue, (ii) operating income, (iii) cash flow, (iv) NPS, (v) employee engagement and (vi) employee teamwork. The estimated threshold award represents the amount that may be paid if threshold performance is achieved on each of the performance measures. Once threshold performance is achieved, the Compensation and Human Resources Committee has the discretion to pay an award. The actual annual cash incentive amounts earned in connection with the 2019 awards are reported in the 2019 Summary Compensation Table.

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(3)
Amounts represent grants under the 2011 Stock Incentive Plan with the terms set forth below. In addition, the RSUs are eligible to receive dividend equivalents, which are subject to the same terms as the RSUs and will be forfeited if the underlying RSUs do not vest. No dividend equivalents are paid on performance shares.

Award Type and Vesting Terms	Termination Provisions
Performance Share Award (3-year performance period with cliff vesting)

•

Unvested performance share awards will vest if, within two years of a change in control, an executive terminates employment for Good Reason or is terminated without Cause (i.e., "double trigger" vesting). The number of performance awards that vest will be dependent upon the performance vesting criteria that have been satisfied.

•

If the executive officer is retirement-eligible, upon retirement, the number of performance shares earned at the end of the performance period based on actual performance, if any, will vest as if the executive officer had been continuously employed throughout the entire performance period, provided the executive officer served for at least one year of the performance period.

•

Upon death, disability or termination of employment for Good Reason or other than for Cause (as these terms are defined in the award agreement), the executive officer will receive at the end of the applicable performance period, a pro rata number of performance shares that are earned, if any, based on the number of full months employed plus, if applicable, the number of months for any severance period.

RSU Award (4-year ratable vesting*)	• Unless the executive officer is retirement-eligible, award is subject to earlier termination upon certain events related to termination of employment.
And	• Unvested award will vest in full upon death or disability.
Stock Option Award (4-year ratable vesting)

•

Unvested award will vest in full if, within two years of a change in control, an executive terminates employment for Good Reason or is terminated without Cause (i.e., "double trigger" vesting), as these terms are defined in the award agreement.

  *
  Except as provided in footnote 4 to the Outstanding Equity Awards at 2019 Fiscal Year-End table with respect to Messrs. Wichmann, McMahon, Nelson and Hemsley.
(4)
Amounts represent the estimated future number of performance shares that may be earned under our 2011 Stock Incentive Plan at each of the threshold, target and maximum levels. The performance share award will be paid out in shares of Company common stock. The number of performance shares the executive officer will receive will be determined at the conclusion of the 2019-2021 performance period and will be dependent upon the Company's achievement of a cumulative AEPS measure and an average ROE measure approved by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee has the discretion to reduce the number of performance shares an executive officer is entitled to receive. The estimated threshold award represents the number of performance shares that may be awarded if threshold performance is achieved on one of the performance measures.

(5)
Sir Andrew Witty was provided equity awards upon his promotion to President, UnitedHealth Group. For further details please see the discussion on page 50 of the Compensation Discussion and Analysis section.

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Outstanding Equity Awards at 2019 Fiscal Year-End

The following table presents information regarding outstanding equity awards held at the end of fiscal year 2019 by our named executive officers.

	Option/SAR Awards						Stock Awards

Name	Date of Option/ SAR Grant	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise/ Grant Price ($)	Option/ SAR Expiration Date(1)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(2)

David S. Wichmann	2/26/2019	—	68,406	(3)	262.98	2/26/2029	2/26/2019	11,835	(4)	3,479,253	—		—
	2/13/2018	16,354	49,064	(3)	226.64	2/13/2028	2/26/2019	—		—	24,337	(5)	7,154,591
	8/15/2017	15,015	15,016	(3)	194.50	8/15/2027	2/13/2018	9,463	(4)	2,781,933	—		—
	2/8/2017	31,865	31,865	(3)	160.31	2/8/2027	2/13/2018	—		—	24,489	(5)	7,199,276
	2/9/2016	62,613	20,872	(3)	111.16	2/9/2026	8/15/2017	2,525	(4)	742,300	—		—
	2/10/2015	73,185	—		108.97	2/10/2025	2/8/2017	5,966	(4)	1,753,885	—		—
	2/12/2014	50,351	—		70.24	2/12/2024	2/9/2016	3,947	(4)	1,160,339	—		—
	2/6/2013	59,587	—		57.38	2/6/2023	—	—		—	—		—
	2/9/2010	76,024	—		33.00	2/9/2020	—	—		—	—		—

John F. Rex	2/26/2019	—	37,410	(3)	262.98	2/26/2029	2/26/2019	6,765	(4)	1,988,775	—		—
	2/13/2018	7,367	22,101	(3)	226.64	2/13/2028	2/26/2019	—		—	13,309	(5)	3,912,580
	2/8/2017	21,780	21,781	(3)	160.31	2/8/2027	2/13/2018	4,263	(4)	1,253,237	—		—
	6/7/2016	42,312	14,104	(3)	136.94	6/7/2026	2/13/2018	—		—	11,031	(5)	3,242,893
	2/9/2016	23,717	7,906	(3)	111.16	2/9/2026	2/8/2017	4,078	(4)	1,198,850	—		—
	2/10/2015	25,504	—		108.97	2/10/2025	6/7/2016	2,419	(4)	711,138	—		—
	2/12/2014	44,757	—		70.24	2/12/2024	2/9/2016	1,496	(4)	439,794	—		—
	2/6/2013	52,972	—		57.38	2/6/2023	—	—		—	—		—
	6/5/2012	80,000	—		56.04	6/5/2022	—	—		—	—		—

Andrew P. Witty	11/6/2019	—	17,845	(3)	250.52	11/6/2029	11/6/2019	3,005	(4)	883,410	—		—
	2/26/2019	—	50,770	(3)	262.98	2/26/2029	11/6/2019	—		—	5,988	(5)	1,760,352
	6/5/2018	11,774	35,322	(3)	244.43	6/5/2028	2/26/2019	9,181	(4)	2,699,030	—		—
	—	—	—		—	—	2/26/2019	—		—	18,063	(5)	5,310,161
	—	—	—		—	—	6/5/2018	6,618	(4)	1,945,560	—		—
	—	—	—		—	—	6/5/2018	33,614	(6)	9,881,844	—		—
	—	—	—		—	—	6/5/2018	—		—	17,183	(5)	5,051,458

Dirk C. McMahon	2/26/2019	—	29,393	(3)	262.98	2/26/2029	2/26/2019	5,135	(4)	1,509,587	—		—
	2/13/2018	8,103	24,311	(3)	226.64	2/13/2028	2/26/2019	—		—	10,458	(5)	3,074,443
	2/8/2017	19,602	19,603	(3)	160.31	2/8/2027	2/13/2018	4,689	(4)	1,378,472	—		—
	2/9/2016	42,690	14,231	(3)	111.16	2/9/2026	2/13/2018	—		—	12,134	(5)	3,567,153
	2/10/2015	11,643	—		108.97	2/10/2025	2/8/2017	3,670	(4)	1,078,907	—		—
	—	—	—		—	—	2/9/2016	2,692	(4)	791,394	—		—

Marianne D. Short	2/26/2019	—	24,049	(3)	262.98	2/26/2029	2/26/2019	4,348	(4)	1,278,225	—		—
	2/13/2018	5,893	17,681	(3)	226.64	2/13/2028	2/26/2019	—		—	8,556	(5)	2,515,293
	2/8/2017	15,769	15,770	(3)	160.31	2/8/2027	2/13/2018	3,411	(4)	1,002,766	—		—
	2/9/2016	29,409	9,804	(3)	111.16	2/9/2026	2/13/2018	9,093	(7)	2,673,160	—		—
	2/10/2015	34,375	—		108.97	2/10/2025	2/13/2018	—		—	8,825	(5)	2,594,374
	2/12/2014	33,568	—		70.24	2/12/2024	2/8/2017	2,953	(4)	868,123	—		—
	2/6/2013	52,967	—		57.38	2/6/2023	2/9/2016	1,854	(4)	545,039	—		—

Steven H. Nelson	2/26/2019	—	36,074	(3)	262.98	9/30/2024	2/26/2019	6,241	(4)	1,834,729	—		—
	2/13/2018	9,945	29,836	(3)	226.64	9/30/2024	2/26/2019	—		—	11,765	(5)(8)	3,458,675
	2/8/2017	—	18,296	(3)	160.31	9/30/2024	2/13/2018	5,755	(4)	1,691,855	—		—
	2/9/2016	—	10,436	(3)	111.16	9/30/2024	2/13/2018	—		—	14,892	(5)	4,377,950
	—	—	—		—	—	2/8/2017	3,426	(4)	1,007,175	—		—
	—	—	—		—	—	2/9/2016	1,974	(4)	580,317	—		—

Stephen J. Hemsley	2/26/2019	—	64,130	(3)	262.98	11/7/2024	2/26/2019	11,095	(4)	3,261,708	—		—
	2/13/2018	13,260	39,782	(3)	226.64	11/7/2024	2/13/2018	7,672	(4)	2,255,415	—		—
	2/8/2017	48,353	48,353	(3)	160.31	11/7/2024	2/13/2018	—		—	19,856	(5)	5,837,267
	2/9/2016	88,702	29,568	(3)	111.16	11/7/2024	2/8/2017	9,054	(4)	2,661,695	—		—
	2/10/2015	103,678	—		108.97	11/7/2024	2/9/2016	5,593	(4)	1,644,230	—		—
	2/12/2014	83,918	—		70.24	2/12/2024	—	—		—	—		—
	2/6/2013	99,312	—		57.38	2/6/2023	—	—		—	—		—

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(1)
The expiration date shown is the latest date that stock options/SARs may be exercised. Stock options/SARs may terminate earlier in certain circumstances, such as in connection with the named executive officer's termination of employment. Since they qualified for retirement under the terms of the 2011 Stock Incentive Plan, the expiration date shown for Mr. Nelson is five years from his date of termination and the expiration dates shown for Mr. Hemsley are the earlier of five years from his date of termination or the original option expiration date.

(2)
Based on the per share closing market price of our common stock on December 31, 2019 of $293.98.

(3)
Vest 25% annually over a four-year period beginning on the first anniversary of the grant date.

(4)
Vest 25% annually over a four-year period beginning on the first anniversary of the grant date, other than for retirement eligible executive officers. A portion of a retirement eligible executive officer's award that otherwise would have vested on the next specified vesting date is cancelled to pay applicable FICA taxes owed by the executive officer. The cancellation occurs in the year of grant if the executive officer is retirement eligible during that year or in the first year the executive officer becomes retirement eligible. The remainder of the award vests proportionally over the remaining vesting period. Messrs. Wichmann and McMahon are retirement eligible. Messrs. Nelson and Hemsley qualified for retirement at the time of their termination. These RSUs are eligible to and did receive dividend equivalents converted into additional shares; accordingly, the number of shares shown has been rounded up to the nearest whole share. For more information on RSUs cancelled in 2019, please see the 2019 Option Exercises and Stock Vested table.

(5)
Vest 100% at the end of the three-year performance period. The number of performance shares the executive officer will receive is dependent upon the achievement of a cumulative EPS measure and an average ROE measure approved by the Compensation and Human Resources Committee. The number of performance shares reported above for grants made in 2019 and 2018 is at the target number established by the Compensation and Human Resources Committee because we currently believe that is the probable outcome of the performance conditions based on the Company's performance through December 31, 2019.

(6)
Vest 20% annually over a five-year period beginning on the first anniversary of the grant date.

(7)
Vest 100% at the end of a two-year period beginning on the first anniversary of the grant date.

(8)
Does not include 1,069 performance-based restricted stock units Mr. Nelson forfeited upon employment termination.

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2019 Option/Stock Appreciation Right Exercises and Stock Vested

The following table presents information regarding the exercise of stock options and stock appreciation rights (SARs) during fiscal year 2019 by our named executive officers and vesting of restricted stock awards held by our named executive officers for fiscal year 2019.

	Option/SAR Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

David S. Wichmann	113,122	27,201,316	(2)	65,645	18,810,180	(3)(4)(5)

John F. Rex	—	—		32,839	9,342,540	(3)(4)

Andrew P. Witty	—	—		10,474	2,542,674	(3)

Dirk C. McMahon	34,929	5,533,330	(2)	30,221	8,620,870	(3)(4)(5)

Marianne D. Short	—	—		23,788	6,793,689	(3)(4)

Steven H. Nelson	28,178	3,683,442	(2)	27,665	7,908,535	(3)(4)(5)

Stephen J. Hemsley	114,036	29,834,098	(2)	71,901	20,571,794	(3)(4)(5)

(1)
Computed by determining the market value per share of the shares acquired based on the difference between: (a) the per share market value of our common stock at exercise, defined as the closing price on the date of exercise, or the weighted average selling price if same-day sales occurred, and (b) the exercise price of the stock options/SARs.

(2)
The value was computed as described in footnote 1 above and was based on the following:

Name	Date of Award	Expiration Date	Exercise Date	Number of Options Exercised	Market Price at Exercise ($)	Exercise Price ($)
David S. Wichmann	2/23/2009	2/23/2019	2/1/2019	113,122	270.20	29.74
Dirk C. McMahon	2/10/2015	2/10/2025	1/25/2019	34,929	267.39	108.97
Steven H. Nelson	2/10/2015	2/10/2025	7/19/2019	8,594	257.27	108.97
	2/9/2016	2/9/2026	7/19/2019	10,436	257.07	111.16
	2/8/2017	2/8/2027	7/19/2019	9,148	257.19	160.31
Stephen J. Hemsley	2/9/2010	2/9/2020	12/20/2019	114,036	294.62	33.00

Messrs. Wichmann and Hemsley held all net shares acquired as a result of these exercises.

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(3)
Reflects the vesting of a portion of the RSUs granted. The value realized on vesting was computed based on the following:

Name	Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price at Vesting ($)	Value Realized on Vesting ($)
David S. Wichmann	2/10/2015	2/10/2019	4,024	261.90	1,053,997
	2/9/2016	2/9/2019	3,883	261.90	1,017,066
	2/8/2017	2/8/2019	2,935	261.90	768,608
	8/15/2017	8/15/2019	1,252	244.25	305,897
	2/13/2018	2/13/2019	2,567	263.80	677,105
John F. Rex	2/10/2015	2/10/2019	1,403	261.90	367,479
	2/9/2016	2/9/2019	1,471	261.90	385,339
	6/7/2016	6/7/2019	2,387	246.77	589,055
	2/8/2017	2/8/2019	2,007	261.90	525,521
	2/13/2018	2/13/2019	1,398	263.80	368,767
Andrew P. Witty	6/5/2018	6/5/2019	2,178	242.77	528,719
	6/5/2018	6/5/2019	8,296	242.77	2,013,955
Dirk C. McMahon	2/10/2015	2/10/2019	2,561	261.90	670,648
	2/9/2016	2/9/2019	2,648	261.90	693,392
	2/8/2017	2/8/2019	1,806	261.90	472,969
	2/13/2018	2/13/2019	1,271	263.80	335,316
Marianne D. Short	2/10/2015	2/10/2019	1,891	261.90	495,261
	2/9/2016	2/9/2019	1,824	261.90	477,700
	2/8/2017	2/8/2019	1,453	261.90	380,531
	2/13/2018	2/13/2019	1,118	263.80	294,959
Steven H. Nelson	2/10/2015	2/10/2019	1,891	261.90	495,261
	2/9/2016	2/9/2019	1,941	261.90	508,396
	2/8/2017	2/8/2019	1,686	261.90	441,438
	2/13/2018	2/13/2019	1,560	263.80	411,645
Stephen J. Hemsley	2/10/2015	2/10/2019	5,701	261.90	1,493,022
	2/9/2016	2/9/2019	5,501	261.90	1,440,776
	2/8/2017	2/8/2019	4,454	261.90	1,166,387
	2/13/2018	2/13/2019	2,081	263.80	549,038
(4)
Also reflects the performance shares earned for the 2017-2019 performance period that ended on December 31, 2019 because performance targets were met. The value shown as realized on December 31, 2019 is based on the number of shares earned for the 2017-2019 performance period using the per share closing market price of our common stock on December 31, 2019, although shares were not issued until the Compensation and Human Resources Committee certified the performance results on February 13, 2020:

Name	Date of Award	Performance Period Completion Date	Number of Shares Acquired on Vesting	Market Price at End of Performance Period ($)	Value Realized on Vesting ($)
David S. Wichmann	2/8/2017	12/31/2019	35,365	293.98	10,396,603
	8/15/2017	12/31/2019	15,084	293.98	4,434,394
John F. Rex	2/8/2017	12/31/2019	24,173	293.98	7,106,379
Dirk C. McMahon	2/8/2017	12/31/2019	21,756	293.98	6,395,829
Marianne D. Short	2/8/2017	12/31/2019	17,502	293.98	5,145,238
Steven H. Nelson	2/8/2017	12/31/2019	20,305	293.98	5,969,264
Stephen J. Hemsley	2/8/2017	12/31/2019	53,663	293.98	15,775,849
(5)
Reflects the cancellation on December 18, 2019 of RSUs for the payment of FICA tax liability. The value realized was computed based on a closing stock price of $292.90 on December 18, 2019.

Name	Date of Award	Vesting Date	Number of Shares Acquired on Vesting	Market Price at Vesting ($)	Value Realized on Vesting ($)
David S. Wichmann	2/26/2019	12/18/2019	534	292.90	156,510
Dirk C. McMahon	2/26/2019	12/18/2019	180	292.90	52,716
Steven H. Nelson	2/26/2019	12/18/2019	282	292.90	82,531
Stephen J. Hemsley	2/26/2019	12/18/2019	501	292.90	146,722

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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information

2019 Pension Benefits

The following table presents information regarding the present value of accumulated benefits payable under our non-qualified defined-benefit pension plans covering our named executive officers for fiscal year 2019.

Name(1)	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

Stephen J. Hemsley	Individual Agreement for Supplemental Executive Retirement Pay	—	(2)	21,409,856	(2)	—

(1)
Messrs. Wichmann, Rex, Witty and Nelson and Ms. Short do not have a defined-benefit pension plan with the Company.

(2)
In 2006, the amount of Mr. Hemsley's supplemental retirement benefit was frozen based on his age and average base salary at the time and converted into a lump sum of $10,703,229. On June 7, 2016, the Company amended Mr. Hemsley's SERP to convert the cash benefit into a number of DSUs based on the average closing price of the Company's common stock over the preceding five trading days from the date of conversion ($135.846). The DSUs held in the SERP receive dividend equivalents in the form of additional DSUs, which are paid at the same rate and at the same time dividends are paid to the Company's shareholders. During 2019, Mr. Hemsley received dividend equivalents equal to 1,353 DSUs, which were added to the SERP. As of November 7, 2019, Mr. Hemsley's last day of employment, the amount of the benefit to which Mr. Hemsley was entitled was 83,482 DSUs, which had a value of $21,409,856 on that date. The SERP balance will be paid on May 8, 2020, which is six months and one day after the termination of Mr. Hemsley's employment.

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2019 Non-Qualified Deferred Compensation

The following table presents information as of the end of 2019 regarding the non-qualified deferred compensation arrangements for our named executive officers for fiscal year 2019.

Name (a)	Executive Contributions in Last FY ($)(1)(2) (b)	Registrant Contributions in Last FY ($)(1)(3) (c)	Aggregate Earnings in Last FY ($)(4) (d)	Aggregate Withdrawals/ Distributions ($)(5) (e)	Aggregate Balance at Last FYE ($)(6) (f)

David S. Wichmann	406,513	176,539	2,543,897	—	10,892,022

John F. Rex	210,000	105,000	343,460	—	1,653,062

Andrew P. Witty	—	—	—	—	—

Dirk C. McMahon	90,000	45,000	257,547	—	1,494,317

Marianne D. Short	141,000	70,500	247,760	—	1,926,291

Steven H. Nelson	—	—	—	—	—

Stephen J. Hemsley	52,846	26,423	4,564,139	—	19,107,299

(1)
All amounts in these columns have been reported as compensation in the 2019 Summary Compensation Table.

(2)
Named executive officers are eligible to participate in our Executive Savings Plan, which is a non-qualified deferred compensation plan. Under the plan, employees may generally defer up to 80% of their eligible annual base salary (100% prior to January 1, 2007) and up to 100% of their annual cash incentive awards. Amounts deferred, including Company credits, are credited to a bookkeeping account maintained for each participant, and are distributable pursuant to an election made by the participant as to time and form of payment that is made prior to the time of deferral. The Company maintains a Rabbi Trust for the plan. The Company's practice is to set aside amounts in the Rabbi Trust to be used to pay for all benefits under the plan, but the Company is under no obligation to do so except in the event of a change in control.

(3)
In 2019, for the first 6% of the employee's base salary and annual incentive award deferrals under our Executive Savings Plan, the Company provided a matching credit of up to 50% of amounts deferred at the time of each deferral. Company matching credits have been discontinued for 2020 going forward.

(4)
Amounts deferred are credited with earnings from measuring investments selected by the employee from a predetermined collection of unaffiliated mutual funds identified by the Company. The Executive Savings Plan does not credit above market earnings or preferential earnings to amounts deferred. The returns on the mutual funds available to employees during 2019 ranged from 2.10% to 32.75%, with a median return of 20.81% for the year ended December 31, 2019. Employees may change their selection of measuring investments on a daily basis.

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(5)
Under our Executive Savings Plan, unless an employee in the plan elects to receive distributions during the term of his or her employment with the Company, benefits will be paid no earlier than at the beginning of the year following the employee's termination. However, upon a showing of severe financial hardship, an employee may be allowed to access funds in his or her deferred compensation account earlier. Benefits can be received either as a lump sum payment, in five or ten annual installments, in pre-selected amounts and on pre-selected dates or a combination thereof. An employee may change his or her election with respect to the timing and form of distribution for such deferrals under certain conditions. However, for deferrals relating to services performed on or after January 1, 2004, employees may not accelerate the timing of the distributions.

(6)
This column includes the amounts shown in columns (b) and (c) as well as the following amounts reported in the summary compensation table for prior years:

Name	Amount Previously Reported
David S. Wichmann	3,825,251
John F. Rex	710,203
Andrew P. Witty	—
Dirk C. McMahon	—
Marianne C. Short	1,459,120
Steven H. Nelson	—
Stephen J. Hemsley	8,925,064

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Executive Employment Agreements

We have entered into an employment agreement with each of the named executive officers listed below. The table below and the narrative that follows summarize the material terms of their respective employment agreements.

Summary of Compensation Components

Compensation Component	David S. Wichmann	John F. Rex	Andrew P. Witty	Dirk C. McMahon	Marianne D. Short

Base salary(1)

Participation in incentive compensation plans(1)

Stock-based awards(1)

$2 million term life insurance policy(2)

Long-term disability policy(2)(3)

One-time sign-on / promotion equity award and/or bonus

Generally available employee benefit programs

(1)
Any adjustments to base salary, actual bonuses payable and stock-based awards are at the discretion of the Compensation and Human Resources Committee.

(2)
Benefit provided at the Company's expense.

(3)
Annual benefit covers 60% of eligible base salary in the event of a qualifying long-term disability, subject to the terms of the policy.

Termination Provisions

Each employment agreement and each executive officer's employment may be terminated (a) by mutual agreement (b) by the Company with or without Cause, (c) by the executive officer, and (d) upon the executive officer's death or disability that renders him or her incapable of performing the essential functions of his or her job, with or without reasonable accommodation. Each executive officer may also terminate his or her employment agreement and employment at any time for Good Reason. If the executive officer's employment is terminated by the Company without Cause or by the executive officer for Good Reason, the Company will provide the executive officer with outplacement services consistent with those provided to similarly situated executives and pay the executive officer severance compensation equal to the sum of (a) 200% of his or her annualized base salary as of his or her termination date, (b) 200% of the average of his or her last two calendar year bonuses, or if termination occurs within two years from the start of employment with the Company, 200% of his or her target incentive, excluding any equity awards and any special or one-time bonus or incentive compensation payments, and (c) $12,000 to offset the costs of benefit continuation coverage. The severance compensation will be payable over a 24-month period. In addition, if the Company terminates Mr. Rex's employment without Cause, or if Mr. Rex terminates employment for Good Reason, Mr. Rex has the option to remain employed in an advisory capacity for one year (at his then-current annual base salary and target bonus) following notification of termination.

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Material Definitions

As defined in each executive officer's employment agreement, "Cause" means (a) material failure to follow the Company's reasonable direction, or to perform any duties reasonably required on material matters; (b) material violation of, or failure to act upon or report known or suspected violations of, the Company's Code of Conduct; (c) conviction of any felony, commission of any criminal, fraudulent or dishonest act, or any conduct that is materially detrimental to the Company's interests, or (d) material breach of the employment agreement. The Company must provide the executive office with written notice of Cause within 120 days of discovery, and the executive will have 60 days to remedy the conduct, if the conduct is reasonably capable of being remedied.

As defined in each executive officer's employment agreement, "Good Reason" exists if the Company (a) reduces the executive officer's base salary or long- or short-term target bonus percentage other than in connection with a general reduction affecting a group of similarly situated employees, (b) moves the executive officer's primary work location more than 50 miles, or (c) makes changes that substantially diminish the executive officer's duties or responsibilities. For Messrs. Wichmann, Rex and McMahon and Ms. Short, "Good Reason" also exists if the Company changes the executive officer's reporting relationship. For Mr. Rex, "Good Reason" also exists if the Company makes changes resulting in Mr. Rex no longer serving as both Chief Financial Officer of the Company and as a member of the Office of the Chief Executive Officer. The executive officer must provide the Company with written notice of the circumstances constituting Good Reason within 120 days of discovery, and the Company will have 60 days to remedy the circumstances, if they are reasonably capable of being remedied.

Non-Solicitation, Non-Competition and Confidentiality Provisions

Each executive officer is subject to provisions prohibiting his or her solicitation of the Company's employees and customers or competing with the Company during the term of the employment agreement and for two years following termination of employment for any reason. In addition, each executive officer is prohibited at all times from disclosing Company confidential information.

Steven H. Nelson

Mr. Nelson entered into an employment agreement with the Company effective as of March 24, 2015. Mr. Nelson's employment ended on September 30, 2019 and he entered into a separation agreement with the Company effective as of September 30, 2019, which provides he is to receive, in accordance with the terms of his employment agreement, outplacement services consistent with those provided to similarly situated executives and severance compensation equal to the sum of (a) 200% of his annualized base salary as of his termination date, (b) 200% of the average of his last two calendar year bonuses, and (c) $12,000 to offset the costs of benefit continuation coverage.

Stephen J. Hemsley

Mr. Hemsley entered into an employment agreement with the Company on November 7, 2006, and the Employment Agreement was amended on December 14, 2010, Mr. Hemsley's employment ended on November 7, 2019. The Company has not entered into any agreement with Mr. Hemsley with respect to his separation from employment. Mr. Hemsley currently serves as a director and non-executive Chair of the Board.

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Potential Payments Upon Termination or Change in Control

The following table describes the potential payments to named executive officers upon termination of employment or a change in control of the Company as of December 31, 2019 and excludes Messrs. Nelson and Hemsley as their employment with the Company ended in 2019. Amounts are calculated based on the benefits available to the named executive officers under existing plans and arrangements, including each of their employment agreements described under "Executive Employment Agreements."

Name	For Good Reason or Not For Cause ($)	Death ($)	Disability ($)	Retirement ($)	Change In Control ($)

David S. Wichmann
Cash Payments	11,562,000	—	—	—	—
Annual Cash Incentive(1)	—	5,600,000	5,600,000	5,600,000	—
Insurance Benefits	—	2,000,000	840,000	—	—
Acceleration of Equity(2)	39,265,501	32,096,211	32,096,211	39,265,501	39,265,501

Total(3)	50,827,501	39,696,211	38,536,211	44,865,501	39,265,501

John F. Rex
Cash Payments	6,512,000	—	—	—	—
Annual Cash Incentive(1)	—	4,000,000	4,000,000	4,000,000	—
Insurance Benefits	—	2,000,000	600,000	—	—
Acceleration of Equity(2)	19,478,765	18,277,624	18,277,624	—	21,966,779

Total(3)	25,990,765	24,277,624	22,877,674	4,000,000	21,966,779

Andrew P. Witty
Cash Payments	6,612,000	—	—	—	—
Annual Cash Incentive(1)	—	4,400,000	4,400,000	4,400,000	—
Insurance Benefits	—	2,000,000	660,000	—	—
Acceleration of Equity(2)	22,492,724	25,234,206	25,234,206	—	31,631,504

Total(3)	29,104,724	31,634,206	30,294,206	4,400,000	31,631,504

Dirk C. McMahon
Cash Payments	4,912,000	—	—	—	—
Annual Cash Incentive(1)	—	4,000,000	4,000,000	4,000,000	—
Insurance Benefits	—	2,000,000	600,000	—	—
Acceleration of Equity(2)	19,170,620	15,932,136	15,932,136	19,170,620	19,170,620

Total(3)	24,082,620	21,932,136	20,532,136	23,170,620	19,170,620

Marianne D. Short
Cash Payments	4,712,000	—	—	—	—
Annual Cash Incentive(1)	—	1,700,000	1,700,000	1,700,000	—
Insurance Benefits	—	2,000,000	510,000	—	—
Acceleration of Equity(2)	15,570,527	14,772,124	14,772,124	—	17,313,581

Total(3)	20,282,527	18,472,124	16,982,124	1,700,000	17,313,581

(1)
Represents the maximum amount the Compensation and Human Resources Committee may in its discretion determine, but is not required, to pay the executive officer (or the executive officer's estate, if applicable) based upon a prorated portion of the award the executive officer would have received but for his death,

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  disability or retirement, calculated at the achievement of the maximum performance target, as more fully described in footnote 2 to the 2019 Grants of Plan-Based Awards table. For the purposes of this table, the potential amounts have not been prorated because the table assumes a death, disability or retirement as of December 31, 2019.

(2)
Represents the (i) unvested RSUs multiplied by the closing stock price on December 31, 2019 ($293.98), (ii) intrinsic value of the unvested stock options, which is calculated based on the difference between the closing price of our stock on December 31, 2019 ($293.98) and the exercise or grant price of the unvested stock options as of that date, and (iii) the number of performance shares earned if target performance is achieved multiplied by the closing stock price on December 31, 2019 ($293.98). If maximum performance is achieved for the performance shares, the amounts for Acceleration of Equity would be (a) for "For Good Reason or Not for Cause," $53,619,369 for Mr. Wichmann; $26,634,238 for Mr. Rex; $34,614,696 for Mr. Witty; $25,812,216 for Mr. McMahon; and $20,680,194 for Ms. Short; (b) for "Death" and "Disability," $39,280,788 for Mr. Wichmann; $21,743,942 for Mr. Rex; $30,958,878 for Mr. Witty; $19,335, 249 for Mr. McMahon; and $17,340,333 for Ms. Short; (c) for "Retirement," $53,619,369 for Mr. Wichmann; and $25,812,216 for Mr. McMahon; and (d) for "Change in Control," $53,619,369 for Mr. Wichmann; $29,122,252 for Mr. Rex; $43,753,476 for Mr. Witty; $25,812, 216 for Mr. McMahon; and $22,423,247 for Ms. Short.

  For "For Good Reason or Not for Cause," the amount includes the value of unvested equity awards held by the named executive officer that will not immediately vest upon termination but will continue to vest through any applicable severance. For "Retirement," the amount includes the value of certain unvested equity awards granted in 2016, 2017, 2018 and 2019 that will continue to vest and be exercisable for a period of five years (but not after the award's expiration date). The value of the awards that will not immediately vest is based on their intrinsic values on December 31, 2019. However, because these awards would continue to vest after termination of employment or retirement, the actual value the named executive officer would receive is not determinable. At December 31, 2019, Messrs. Wichmann and McMahon had met the retirement eligibility provisions.

(3)
Does not include value of benefits, plans or arrangements that would be paid or available following termination of employment that do not discriminate in scope, terms or operation in favor of our executive officers and that are generally available to all salaried employees or accrued balances under any non-qualified deferred compensation plan that is described above.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO.

For purposes of reporting annual total compensation and the ratio of annual total compensation of our CEO to our median employee, both the CEO and median employee's annual total compensation were calculated consistent with the Summary Compensation Table executive compensation disclosure requirements, plus the value of employer-paid health insurance contributions. Our median employee compensation was $54,322 and our CEO's compensation was $18,907,522. Accordingly, our CEO to median employee pay ratio is 348:1.

Our enterprise-wide Company compensation philosophy is designed to attract and retain high-quality talent and provide market-competitive total compensation opportunities that support our pay-for-performance culture. Actual pay practices vary for employees by level and geographic location based on competitive market factors. The most

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significant difference in the pay practices for our CEO versus our median employee is the use of variable/at-risk compensation.

We consistently applied total cash compensation as the measure to determine the median employee in our global employee population as of October 1, 2019. That workforce population consisted of 320,559 global full-time, part-time, temporary and seasonal employees employed on that date. 113,443 of those employees were located outside the United States and we then applied the de minimis exemption to exclude 14,521 employees in the Philippines (4.5% of our global employee population).

We have a broad and diverse workforce with approximately 57% of the people represented in three key talent pillars (27% clinicians, 18% customer-facing employees and 12% information and computer technologists). Our median employee (one of our customer-facing employees) is a non-exempt, full-time employee who works within our operations function as a customer service lead representative in the United States.

A summary of our workforce population is provided in the charts below:

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PROPOSAL 2: Advisory Approval of the Company's Executive Compensation

The Board of Directors recognizes the significant interest of shareholders in executive compensation matters. As required by Section 14A of the Exchange Act, we are seeking shareholders' views on our executive compensation philosophy and practices through an advisory vote on the following resolution at the Annual Meeting:

"Resolved, the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures."

The Compensation Discussion and Analysis, compensation tables and related narrative disclosures appear on pages 34-72 of this proxy statement.

As discussed in the Compensation Discussion and Analysis, the Board of Directors believes our executive compensation program attracts and retains highly qualified executives while linking executive compensation directly to Company-wide performance and long-term shareholder interests. In deciding how to vote on this proposal, the Board of Directors asks you to consider the key points with regard to our executive compensation program included in the Compensation Discussion and Analysis and in the "Executive Summary" section on pages 34-36 of this proxy statement.

This advisory proposal, commonly referred to as a "Say-on-Pay" proposal, is not binding on the Board of Directors. Although the voting results are not binding, the Board and the Compensation and Human Resources Committee will review and consider them when evaluating our executive compensation program. More than 95% of the votes cast were in favor of our executive compensation program at each of our annual meetings since our inaugural vote in 2011.

In addition to our annual advisory vote to approve the Company's executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues. These engagement efforts take place throughout the year where appropriate through meetings, telephone calls and correspondence involving our senior management, directors and representatives of our shareholders.

The Board of Directors recommends you vote FOR approval of the compensation of the named executive officers, as disclosed in this proxy statement. Executed proxies will be voted FOR approval of the compensation of the named executive officers unless you specify otherwise.

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Audit

Audit Committee Report

The Audit Committee of our Board of Directors is comprised of three non-employee directors, all of whom are audit committee financial experts, as defined by the SEC. The Board of Directors has determined all of the members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company's Standards for Director Independence. The Audit Committee operates under a written charter adopted by the Board of Directors accessible in the corporate governance section of our website at www.unitedhealthgroup.com/who-we-are/corporate-governance.

The Audit Committee has responsibility for selecting and evaluating the independent registered public accounting firm, which reports directly to the Audit Committee, overseeing the performance of the Company's internal audit function, and assisting the Board of Directors in its oversight of enterprise risk management including privacy and data security. Management has primary responsibility for the Company's consolidated financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting and, with the assistance of the Company's internal auditors, for assessing the effectiveness of the Company's internal control over financial reporting. Deloitte & Touche LLP ("Deloitte") has served as the Company's independent registered public accounting firm since 2002.

While it is not the duty of the Audit Committee to plan or conduct audits, the Audit Committee engages with the Company's independent registered public accounting firm and the internal auditors regarding the overall scope and plans for their respective audits. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of the consolidated financial statements with generally accepted accounting principles in the United States of America, and auditing management's assessment of the effectiveness of internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee also oversees management's processes to identify and quantify material risks facing the Company, including risks disclosed in the Company's Annual Report on Form 10-K. The Audit Committee meets regularly with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal control over financial reporting and the overall quality of the Company's accounting and reporting.

The Audit Committee has adopted a Policy for Approval of Independent Auditor Services (the "Policy") outlining the scope of services the independent registered public accounting firm may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining the independent registered public accounting firm to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by the independent registered public accounting firm under any circumstances. Pursuant to these guidelines, the Audit Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved.

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Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and Deloitte in separate sessions the Company's consolidated financial statements for the years ended December 31, 2019, December 31, 2018, and December 31, 2017, management's annual report on the Company's internal control over financial reporting and Deloitte's attestation. The Audit Committee discussed with management and Deloitte the process used to support certifications by the Company's CEO and CFO as required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the SEC and the process used to support management's annual report on the Company's internal controls over financial reporting.

The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Deloitte provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte's communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte the accounting firm's independence. In considering the independence of Deloitte, the Audit Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of Deloitte. In connection with its selection of Deloitte as the Company's independent registered public accounting firm for the year ending December 31, 2020, the Audit Committee conducted a performance evaluation of Deloitte's services.

Based upon the Audit Committee's review of the financial statements, independent discussions with management and Deloitte, and the Audit Committee's review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, and subject to the limitations of the Audit Committee's role, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the years ended December 31, 2019, December 31, 2018, and December 31, 2017, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC.

Members of the Audit Committee

Glenn M. Renwick, Chair
Michele J. Hooper
F. William McNabb III

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Disclosure of Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and 2018, represent fees billed by the Company's principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which includes Deloitte Consulting (collectively, "Deloitte"). The Audit Committee pre-approved the audit and non-audit services provided in the years ended December 31, 2019 and 2018, by Deloitte, as reflected in the table below.

Fee Category	2019 ($)	2018 ($)
Audit Fees	20,235,000	19,465,000
Audit-Related Fees(1)	3,260,000	3,154,000

Total Audit and Audit-Related Fees	23,495,000	22,619,000
Tax Fees(2)	2,412,000	1,550,000
All Other Fees(3)	97,000	90,000

Total	26,004,000	24,259,000

(1)
Audit Related Fees for 2019 and 2018 include benefit plan audits, an audit of one of our subsidiaries, and certain AICPA agreed upon procedures.

(2)
Tax Fees include tax compliance, planning and support services. In 2019 and 2018 approximately $60,000 and $499,000, respectively, of Tax Fees were related to international tax services, approximately $1,986,000 and $771,000, respectively, of Tax Fees were for business model operating design services and audit support and approximately $366,000 and $280,000, respectively, of Tax Fees were related to tax compliance (review and preparation of corporate and expatriate tax returns, review of the tax treatment for certain expenses and claims for refunds).

(3)
All Other Fees include consulting fees.

Audit Committee's Consideration of Independence of Independent Registered Public Accounting Firm

The Audit Committee has reviewed the nature of non-audit services provided by Deloitte and has concluded these services are compatible with maintaining the firm's ability to serve as our independent registered public accounting firm.

Audit and Non-Audit Services Approval Policy

The Audit Committee has adopted a Policy for Approval of Independent Auditor Services (the "Policy") outlining the scope of services Deloitte may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Deloitte to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services which may not be performed by Deloitte under any circumstances. Pursuant to these guidelines, the Audit Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve permitted audit and non-audit services between regularly scheduled quarterly Audit Committee meetings, provided such pre-approvals are presented to the Audit Committee at its next scheduled meeting. All fees reported above were approved pursuant to the Policy. The services provided by our independent registered public accounting firm and related fees are discussed with the Audit Committee, and the Policy is evaluated and updated periodically by the Audit Committee.

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PROPOSAL 3: Ratification of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, evaluation, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee has appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the year ending December 31, 2020. Deloitte has been retained as our independent registered public accounting firm since 2002. The Audit Committee is responsible for approving audit fees associated with the retention of Deloitte. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of our independent registered public accounting firm. Further, as part of the Audit Committee's assessment of Deloitte and in conjunction with the mandated rotation of the audit firm's lead engagement partner, in November 2015, the Audit Committee interviewed candidates to become Deloitte's new lead engagement partner and following those interviews, selected the individual who became the new lead engagement partner in 2017.

Based on its most recent evaluation of Deloitte, the members of the Audit Committee believe the continued retention of Deloitte as the Company's independent registered public accounting firm is in the best interest of the Company and its shareholders. Among the factors considered by the Audit Committee in reaching this recommendation were the following: the quality and efficiency of Deloitte's historical and recent audit plans and performance; Deloitte's capabilities and expertise in handling the breadth and complexity of the Company's U.S. and global operations; external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on Deloitte; the appropriateness of Deloitte's fees for audit and non-audit services; Deloitte's independence and objectivity; and the quality and candor of Deloitte's communications with management and the Audit Committee.

The Board of Directors has proposed that shareholders ratify the appointment of Deloitte at the Annual Meeting. If shareholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm. The Audit Committee evaluates, at least every three years, whether to rotate our independent registered public accounting firm.

Representatives of Deloitte are expected to be present at the meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends you vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2020. Executed proxies will be voted FOR ratification of this appointment unless you specify otherwise.

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Annual Meeting

PROPOSAL 4: Approval of the UnitedHealth Group 2020 Stock Incentive Plan

The Board of Directors recommends the approval of a new stock incentive plan, to be known as the UnitedHealth Group Incorporated 2020 Stock Incentive Plan (the "2020 Plan"), to succeed the UnitedHealth Group Incorporated 2011 Stock Incentive Plan (the "2011 Plan"). The Board of Directors unanimously approved the 2020 Plan on February 14, 2020, subject to shareholder approval. If shareholders approve this 2020 Plan, no new award grants will be made under the 2011 Plan and any shares available for grant under the 2011 Plan will be considered shares under the 2020 Plan. As of March 31, 2020, there were 23,320,048 shares available for grant under the 2011 Plan. On April 7, 2020, the record date, the closing price of our common stock traded on the New York Stock Exchange was $248.04 per share.

The purpose of the 2020 Plan is to aid in attracting and retaining employees, senior and middle management and members of the Board of Directors who are capable of contributing greatly to the future success of the Company and to provide additional incentives to them to put forth maximum efforts for the success of the Company's business. In 2019, pursuant to our equity award practices, approximately 22,000 employees were eligible to receive equity grants (of which approximately 6,300 employees received grants) and all independent directors were eligible and received grants under the 2011 Plan.

If shareholders do not approve the 2020 Plan, the Company will continue to have the authority to grant awards under the 2011 Plan until its expiration on February 9, 2021. If shareholders approve the 2020 Plan, the termination of the Company's grant authority under the 2011 Plan will not affect awards then outstanding under that plan.

How the Plan is Designed to Protect Shareholders' Interests

  •
  No "evergreen" provision.  No automatic increase in the number of shares available for issuance without shareholder approval.

  •
  No stock option or SARs re-pricing.  The 2020 Plan does not permit re-pricing of stock options or SARs without shareholder approval, whether by amending an existing award, substituting a new award at a lower price or executing a cash buyout.

  •
  No "reload" options.  The 2020 Plan does not permit the use of reload options which provide that the exercise of a stock option can automatically trigger the grant of a new stock option with respect to the number of shares used to pay for the exercise of the initial stock option.

  •
  Limits on terms of stock options and SARs.  The maximum term of each stock option and SAR that can be granted under the 2020 Plan is ten years.

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  •
  Clawback Provisions.  We have clawback provisions on equity awards that entitle the Board of Directors to seek reimbursement from our senior executives if they are involved in fraud or misconduct that causes a material restatement or in the event of a senior executive's violation of non-compete, non-solicit or confidentiality provisions.

  •
  Double-trigger accelerated vesting of equity awards.  Double-trigger vesting requires both a change in control and a qualifying employment termination, which is our only change in control consideration.

  •
  Minimum vesting requirements.   Minimum one year vesting requirements for all awards (and three year minimum vesting for full value awards), subject to a 5% special share limit. Equity-based compensation awards to employees are generally subject to four year vesting provisions.

  •
  Limits on grants to non-employee directors. Absent extraordinary circumstances, the total fair value of equity grants granted to a non-employee director in a fiscal year shall not exceed $1,000,000, not including any cash retainer converted to equity.

  •
  No liberal counting provisions.  The Plan does not allow for shares to be added back that are tendered for the payment of the exercise price or taxes or repurchased on the open market using stock option exercise proceeds.

Additionally, we have adopted numerous executive compensation best practices as described in the Compensation Discussion and Analysis section of this proxy statement, including the following key practices relating to equity awards and ownership:

  •
  We require executive officers to hold, for at least one year, one third of the net shares acquired upon vesting or exercise of any equity award.

  •
  We require executive officers to beneficially own specified amounts of the Company's common stock within five years of their appointment as an executive officer.

  •
  The mix of total target compensation granted in 2019 to our named executive officers was heavily weighted towards performance-based and long-term incentive compensation, with long-term incentive awards making up approximately 74% of total target compensation for our named executive officers in the aggregate.

  •
  Our insider trading policy prohibits hedging transactions by all directors, executive officers and employees and requires advance approval of the Compensation and Human Resources Committee of any pledging of common stock by directors, executive officers and other members of management.

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Summary of the 2020 Plan

All the terms of the proposed plan are set forth in their entirety in Exhibit A. The Board of Directors urges you to read them. The following is a summary of the 2020 Plan's material provisions.

Key Provisions	Description
Shares Subject to the Plan	48 million new shares of the Company's common stock authorized for issuance under the 2020 Plan, in addition to the remaining shares available to grant under the 2011 Plan as of the Effective Date. The number of shares available for grant under the 2020 Plan will be reduced by 2.5 shares for shares subject to an award granted other than a stock option or stock appreciation right.

Effective Date	The date shareholders approve the 2020 Plan.

Plan Administration	The Compensation and Human Resources Committee will determine who receives awards, the types and amounts of awards and the terms and conditions of awards.

Plan Duration	No new awards may be granted more than ten years after the Effective Date of the 2020 Plan. The term of individual awards may extend beyond this date.

Award Types	Stock options, stock appreciation rights, performance awards, restricted stock, restricted stock units and other equity-based awards.

Shares Added Back to the Plan	Shares that are forfeited or subject to awards (including awards made under the 2011 Plan) that terminate without such shares being issued will be available again for grant.

Terms of Stock Options and Stock Appreciation Rights	The exercise or grant price of stock options and stock appreciation rights must not be less than the fair market value of the common stock on the grant date. Options and stock appreciation rights may not begin vesting until one year after the grant date (except as provided for in the "5% special share pool" section below) and the term of awards may not exceed ten years.

Terms of Restricted Stock and Restricted Stock Units	Awards without a performance vesting condition may not vest in full until three or more years from the grant date, and awards with a performance vesting condition may not begin vesting until one year after the grant date, in both cases except as provided for in the "5% special share pool" section below.

Terms of Performance Awards	Awards with a performance vesting condition may be denominated or payable in cash, shares of Company common stock, other Company securities, other awards or otherwise as determined by the Compensation and Human Resources Committee. Payouts of these awards will be conditioned upon the achievement of performance goals during performance periods that are determined by the Compensation and Human Resources Committee.

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Key Provisions	Description
Performance Goals for Performance Awards	The Compensation and Human Resources Committee will establish performance goals for performance awards based on such business criteria as selected by the Compensation and Human Resources Committee in its sole discretion, including without limitation: earnings per share; cash flow; stock price; total shareholder return; net operating profit; margins; gross revenue; revenue growth; operating income (before or after taxes); earnings or net earnings (before or after interest, taxes, depreciation and/or amortization); return on equity, return on invested capital, assets, or net investment. The Compensation and Human Resources Committee may adjust performance goals to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events that are not foreseen at the time the goals were set, unless the Compensation and Human Resources Committee provides otherwise at the time of establishing the performance goals.

5% Special Share Pool	The Compensation and Human Resources Committee may grant options, SARs, restricted stock or restricted stock units that do not satisfy the minimum vesting conditions described above so long as these special awards are limited to 5% of the aggregate number of shares available for grant under the 2020 Plan.

Non-Employee Director Awards	The Compensation and Human Resources Committee may grant awards to non-employee directors. The total fair value of equity grants granted to a non-employee director in a fiscal year shall not exceed $1,000,000, not including any cash retainer converted to equity. The Board of Directors has the ability to make exceptions to this limit in extraordinary circumstances. Currently, non-employee directors receive grants of deferred stock units with an annual fair value of $205,000.

Acceleration of Vesting	The Compensation and Human Resources Committee has the discretion to accelerate vesting of equity awards.

Transferability of Awards	Generally, awards may be transferred only upon death or pursuant to a domestic relations order as provided for in the 2020 Plan. The Compensation and Human Resources Committee, however, may allow for other transfers of awards, except in the case of incentive stock options.

Effect of a Change in Control	In the event of a corporate transaction (for example, a merger) where the Company does not survive, the vesting of any outstanding awards will generally occur in accordance with the terms of the equity award agreement; provided that any awards that are continued in effect following a corporate transaction will not vest or become exercisable solely by reason of the occurrence of such transaction, but the Compensation and Human Resources Committee may provide for accelerated vesting if the award holder's employment is terminated following the transaction, without regard to the minimum vesting periods described above.

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Key Provisions	Description
Clawback Policy	Awards under the 2020 Plan will be subject to the Company's recoupment, clawback or similar policy as in effect from time to time, as well as similar provisions of applicable law. These policies may require repayment or forfeiture of awards and payouts under certain circumstances. The Company's current clawback policy is discussed under "Compensation Discussion and Analysis — Elements of Our Compensation Program — Other Compensation Practices — Potential Impact on Compensation from Executive Misconduct" in this proxy statement.

Adjustments	In the event of certain capitalization changes (for example, a stock split), the Compensation and Human Resources Committee will adjust equitably the number of shares available for grant under the 2020 Plan, the number of shares subject to outstanding awards, and purchase or exercise prices.

New Plan Benefits

Subject to shareholder approval, all awards granted under the 2020 Plan will be made at the discretion of the Compensation and Human Resources Committee. Therefore, it is not currently possible to determine the benefits or amounts that will be received by an individual or groups pursuant to the 2020 Plan in the future, or the benefits or amounts that would have been received for the last fiscal year if the 2020 Plan had been in effect. Information regarding our recent practices with respect to equity-based compensation is presented elsewhere in this proxy statement. For information regarding awards granted to our named executive officers under the 2011 Plan during the 2019 fiscal year, please refer to the Grants of Plan-Based Awards table on page 58.

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U.S. Tax Treatment of Plan Awards

The U.S. federal income tax consequences of the 2020 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2020 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences

Key Provisions	Description
Non-Qualified Stock Options	With respect to non-qualified stock options, the Company is generally entitled to a deduction and the award holder recognizes taxable income in an amount equal to the positive difference between the option exercise price and the fair market value of the shares at the time of exercise.

Incentive Stock Options	With respect to incentive stock options, the Company is generally not entitled to a deduction, and the award holder does not recognize income at the time of exercise, although the award holder may be subject to the U.S. federal alternative minimum tax.

Other Awards	The current federal income tax consequences of other awards authorized under the 2020 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock appreciation rights, cash and stock-based performance awards, dividend equivalents, restricted stock units, and other types of awards are generally subject to tax at the time of payment and / or settlement; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Limitations on Tax Deductions	If an award is accelerated under the 2020 Plan in connection with a "change in control" (as that term is used under the U.S. Internal Revenue Code), the Company may not deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and a related excise tax may be imposed on the award holder).

Furthermore, under IRC Section 162(m)(6), which applies to health insurance providers such as the Company, an annual tax deduction limit of $500,000 per person applies to compensation that we pay to any of our employees and certain service providers.

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Equity Compensation Plan Information

The following table sets forth certain information, as of March 31, 2020, concerning shares of common stock authorized for issuance under all of our equity compensation plans:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(in millions)		(in millions)
Equity compensation plans approved by shareholders(1)(2)	33	198	28 (5)
Equity compensation plans not approved by shareholders(3)	—	—	—

Total(3)(4)	33	198	28

(1)
Consists of the UnitedHealth Group Incorporated 2011 Stock Incentive Plan, as amended and the UnitedHealth Group 1993 Employee Stock Purchase Plan, as amended.

(2)
The weighted-average remaining term of the outstanding stock options and stock appreciation rights is approximately 7.02 years.

(3)
Excludes 746,000 shares underlying stock options assumed in connection with acquisitions. These options have a weighted-average exercise price of $129 and an average remaining term of approximately 4.12 years. These options are administered pursuant to the terms of the plans under which the options originally were granted. No future awards will be granted under these acquired plans.

Total outstanding stock options and stock appreciation rights, inclusive of the stock options assumed through acquisitions, is equal to 34,227,000. These options and appreciation rights have a weighted-average exercise price of $196 and an average remaining term of approximately 6.96 years.

(4)
Does not include 3,955,000 full value awards outstanding as of March 31, 2020, of which 53,000 were assumed in connection with acquisitions.

(5)
Includes 5 million shares of common stock available for future issuance under the 1993 Employee Stock Purchase Plan as of March 31, 2020, and 23 million shares available under the 2011 Stock Incentive Plan as of March 31, 2020. Shares available under the 2011 Stock Incentive Plan may become the subject of future awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards.

The Board of Directors recommends you vote FOR approval of the UnitedHealth Group Incorporated 2020 Stock Incentive Plan. Executed proxies will be voted FOR this proposal unless you specify otherwise.

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PROPOSAL 5: Shareholder Proposal Regarding Non-Binding Shareholder Vote on Bylaw Amendments

We have been informed John Chevedden intends to introduce the proposal set forth below at the Annual Meeting. In accordance with SEC rules, the text of the proposal is printed verbatim from the submission. The Company will provide to shareholders the address and reported holdings of the Company's common stock for the proposal sponsor promptly upon receiving an oral or written request. The Board of Directors has recommended a vote against this proposal for the reasons set forth following the proposal.

Proposal 5 — Let Shareholders Vote on Bylaw Amendments

Shareholders request that the Board of Directors take the steps necessary to amend the bylaws to require that any material amendment to bylaws, that is approved by the board, shall be subject to a non-binding shareholder vote as soon as practical unless such amendment is already subject to a shareholder vote. The Board of Directors would have the discretion to determine which bylaw amendments are material.

It is important that bylaw amendments take into consideration the impact that such amendments can have on limiting the rights of shareholders and/or on reducing the accountability of directors and managers. For example, Directors could adopt a narrowly crafted exclusive forum bylaw to suit the unique circumstances facing our directors.

A proxy advisor recently adopted a policy to vote against directors who unilaterally adopt bylaw provisions or amendments to the articles of incorporation that materially diminish shareholder rights.

Our directors could be neutral on this proposal to obtain feedback from shareholders without interference. If our directors are opposed to this form of shareholder engagement then it would be useful for our directors to give recent examples of companies whose directors took a leadership role and adopted bylaws that primarily benefitted shareholders.

Please vote yes:

Let Shareholders Vote on Bylaw Amendments — Proposal 5

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Board of Directors' Recommendation

The Board of Directors unanimously recommends a vote AGAINST the foregoing proposal for the following reasons:

We have carefully considered this proposal and have concluded it is unnecessary and not in the best interests of the Company and its shareholders.

The proponent's request is unnecessary in view of shareholders' existing rights to amend and repeal the Company's Bylaws.

Shareholders already possess meaningful rights related to the Company's Bylaws. Specifically:

  •
  Shareholders can repeal or amend any of the Company's Bylaws by simple majority vote.

  •
  Shareholders can propose amendments to the Company's Bylaws to be approved by fellow shareholders at annual or special shareholder meetings. Shareholders may propose such amendments pursuant to the Company's advance notice bylaw or, for annual meetings, directly in the Company's proxy statement pursuant to the SEC's shareholder proposal process.

Given the existing shareholder right to amend or repeal the Bylaws, it is unnecessary to impose upon the Company the burden and expense of obtaining shareholder approval for each material Bylaw amendment. As we are a widely held public company, preparing for and conducting a special shareholders' meeting for a Bylaw amendment would entail considerable expense, time and administrative burden with no commensurate benefit to our shareholders.

The Board's ability to amend the Bylaws consistent with its fiduciary duties enables it to promote the best interests of the Company and its shareholders.

Virtually all large, publicly traded corporations incorporated in Delaware grant the right to amend bylaws to their directors. In considering and implementing amendments to the Bylaws, the Board must act in a manner consistent with its fiduciary duties of care and loyalty owed to the Company and its shareholders. Shareholder-proposed bylaw changes do not have to meet the same requirements. Any bylaw changes approved by the Board are publicly disclosed on a Form 8-K within four business days of adoption.

The Company has a robust shareholder engagement program that provides shareholders meaningful opportunities to hold our Board accountable, as demonstrated by our strong corporate governance practices.

Shareholders have multiple meaningful opportunities to provide feedback and counsel on the Company's governance practices through the Company's robust and ongoing shareholder engagement program. The Board has carefully considered these viewpoints when adopting prior changes to the Company's Bylaws. The Company has no history of materially modifying shareholder rights without prior robust consultation and engagement with a wide range of shareholders and stakeholders or a formal vote. Shareholder engagement remains central to the Board's decision-making processes today.

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In addition, the Company has implemented numerous shareholder rights and corporate governance measures — as set forth in its Bylaws and Principles of Governance — which further support the accountability of the Board to our shareholders. These include: 1) the right to call a special meeting and act by written consent; 2) annual election of directors by majority vote; 3) lack of a dual class structure; 4) no supermajority shareholder approval requirements; and 5) proxy access and more.

The Board of Directors recommends you vote AGAINST the proposal. Executed proxies will be voted AGAINST this proposal unless you specify otherwise.

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Questions and Answers About the Annual Meeting and Voting

1.     When and where is our Annual Meeting?

We will be holding our Annual Meeting virtually on Monday, June 1, 2020, at 10:30 a.m., Central Time, via the internet at www.virtualshareholdermeeting.com/UNH2020.

In light of the coronavirus (COVID-19) outbreak, we have determined that the 2020 Annual Meeting will be held in virtual format only, via the internet, with no physical in-person meeting. At our Annual Meeting, shareholders will be able to participate in, vote and submit questions via the internet. Whether or not you plan to participate in the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. Additional information can also be found at www.unitedhealthgroup.com/proxymaterials.

An archived copy of the Annual Meeting will be available on the "Investors" page of our website at www.unitedhealthgroup.com/investors for 14 days following the Annual Meeting.

2.     What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include:

  •
  election of ten directors named in this proxy statement;

  •
  an advisory vote to approve our executive compensation (a "Say-on-Pay" vote);

  •
  ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm;

  •
  approval of the UnitedHealth Group 2020 Stock Incentive Plan; and

  •
  if properly presented, one shareholder proposal.

Also, once the business of the Annual Meeting is concluded, management of the Company will give a business update. Management, chairs of each standing Board committee and representatives of Deloitte will be available to respond to questions from shareholders.

3.     What is a proxy?

It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Dannette L. Smith and Kuai H. Leong to serve as proxies for the 2020 Annual Meeting. The Board of Directors will use the proxies at the 2020 Annual Meeting of Shareholders. The proxies also may be voted at any adjournments or postponements of the meeting.

4.     What is a proxy statement?

The Company's Board of Directors is soliciting proxies for use at the 2020 Annual Meeting of Shareholders. A proxy statement is a document we give you when we are soliciting your vote pursuant to SEC regulations.

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5.     What is the difference between a shareholder of record and a shareholder who holds stock in street name?

Shareholders of Record. If your shares are registered in your name with our transfer agent, EQ Shareowner Services, you are a shareholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials ("Notice") or the proxy materials were sent directly to you by Broadridge Financial Solutions. A list of shareholders entitled to vote at the Annual Meeting will be available for viewing during the Annual Meeting by those who log in at www.virtualshareholdermeeting.com/UNH2020 and enter the control number provided on your proxy card, voting instruction form or Notice.

Street Name Holders. If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in "street name." The Notice or proxy materials were forwarded to you by your bank or broker, who is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account or you may vote your shares electronically by participating in the Annual Meeting.

6.     How many shares must be present to hold the Annual Meeting?

In order to conduct the Annual Meeting, holders of a majority of the shares issued and outstanding and entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Your shares are counted as present if you participate in the virtual Annual Meeting and vote electronically, or if you vote your proxy before the Annual Meeting over the internet or by telephone or by mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.

7.     How can I access the proxy materials for the Annual Meeting?

Shareholders may access the proxy materials, which include the Notice of Annual Meeting of Shareholders, Proxy Statement (including a form of proxy card) and Annual Report for the year ended December 31, 2019 on the internet at www.unitedhealthgroup.com/proxymaterials. We will also provide a hard copy of any of these documents free of charge upon request to: UnitedHealth Group Incorporated, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary to the Board of Directors.

Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and will also help preserve environmental resources.

Shareholders of Record. If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time by going directly to www.unitedhealthgroup.com/investors/annual-meeting and following the enrollment instructions.

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Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

8.     What do I need to participate in the Annual Meeting?

Shareholders as of the record date may participate in, vote and submit questions virtually at our Annual Meeting by logging in at www.virtualshareholdermeeting.com/UNH2020. To log in, shareholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call the technical support number posted on the Annual Meeting website. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Shareholders as of our record date who participate in our Annual Meeting at www.virtualshareholdermeeting.com/UNH2020 will have an opportunity to submit written questions live via the internet during a designated portion of the Annual Meeting. In order to do so, shareholders must have available their control number provided on their proxy card, voting instruction form or Notice.

9.     What shares are included on the Notice, proxy card or voting instruction form?

If you are a shareholder of record, you will receive only one Notice or proxy card for all the shares of common stock you hold:

  •
  in certificate form;

  •
  in book-entry form; and

  •
  in any Company benefit plan.

If you hold your shares in street name, you will receive one Notice or voting instruction form for each account you have with a bank or broker. If you hold shares in multiple accounts, you may need to provide voting instructions for each account.

If you hold shares in our 401(k) savings plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the 401(k) savings plan will vote your 401(k) plan shares in the same proportion as the shares for which they have received voting instructions. To allow sufficient time for voting by the 401(k) administrators, your voting instructions must be received by 11:59 p.m. Eastern Time on May 27, 2020.

10.  What different methods can I use to vote?

By Written Proxy. All shareholders of record who received proxy materials by mail can vote by written proxy card. If you received a Notice or the proxy materials electronically, you may request a proxy card at any time by following the instructions on the Notice or on the voting website. If you are a street name holder, you will receive instructions on how you may vote from your bank or broker, unless you previously enrolled in electronic delivery.

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By Telephone or Internet. All shareholders of record can vote by telephone from the United States and Canada, using the toll-free telephone number on the proxy card, or through the internet using the procedures and instructions described on the Notice or proxy card. Street name holders may vote by internet or telephone if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The internet and telephone voting procedures are designed to authenticate shareholders' identities, allow shareholders to vote their shares and to confirm their instructions have been properly recorded.

Electronically at the Annual Meeting. Shareholders who participate in the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/UNH2020 to vote during the meeting.

The Notice is not a proxy card and cannot be used to vote your shares.

11.  What is the record date and what does it mean?

The record date for the Annual Meeting is April 7, 2020. Only owners of record of shares of common stock of the Company at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting. On April 7, 2020, there were 947,426,156 shares of common stock issued, outstanding and entitled to vote. Each owner of record on the record date is entitled to one vote for each share of common stock held.

The record date was established by our Board of Directors as required by the Delaware General Corporation Law. Owners of record of common stock at the close of business on the record date are entitled to:

  •
  receive notice of the Annual Meeting; and

  •
  vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

12.  If I submit a proxy, may I later revoke it and/or change my vote?

Shareholders of record may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:

  •
  signing another proxy card with a later date and delivering it to an officer of the Company before the Annual Meeting;

  •
  voting again over the internet or by telephone prior to 11:59 p.m., Eastern Time, on May 31, 2020;

  •
  voting electronically at the Annual Meeting; or

  •
  notifying the Secretary to the Board of Directors in writing before the Annual Meeting.

Street name holders may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:

  •
  submitting new voting instructions in the manner provided by your bank or broker; or

  •
  voting electronically at the Annual Meeting.

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13.  Are votes confidential? Who counts the votes?

We hold the votes of all shareholders in confidence from directors, officers and employees except:

  •
  as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

  •
  in the case of a contested proxy solicitation;

  •
  if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

  •
  to allow the independent inspectors of the election to certify the results of the vote.

We have retained Broadridge Financial Solutions to tabulate the votes. We have retained CT Hagberg LLC to act as independent inspector of the election.

14.  How may I confirm my vote was counted?

We are offering our shareholders the opportunity to confirm their votes were cast in accordance with their instructions. Vote confirmation is consistent with our commitment to sound corporate governance standards and an important means to increase transparency. Beginning May 18, 2020 and for up to two months after the Annual Meeting, you may confirm your vote beginning 24 hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using your control number (located on your Notice or proxy card) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

15.  What are my choices when voting for director nominees and what vote is needed to elect directors?

In the vote on the election of director nominees, shareholders may:

  •
  vote in favor of a nominee;

  •
  vote against a nominee; or

  •
  abstain from voting with respect to a nominee.

A director nominee will be elected if the number of votes cast "for" the nominee exceeds the number of votes cast "against" the nominee. To address a provision in Delaware law that allows a director who has not been re-elected to remain in office until a successor is elected and qualified, we have a policy requiring any director who does not receive a greater number of votes "for" than "against" his or her election in an uncontested election to tender his or her resignation from the Board of Directors following certification of the shareholder vote. Under this policy, the Board of Directors will determine whether to accept or reject the offer to resign within 90 days of certification of the shareholder vote. The text of this policy appears in our Principles of Governance, which is available on our website at www.unitedhealthgroup.com/who-we-are/corporate-governance.

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16.  What are my choices when voting on each of the other proposals considered at the Annual Meeting?

For each of the other proposals, shareholders may:

  •
  vote for the proposal;

  •
  vote against the proposal; or

  •
  abstain from voting on the proposal.

17.  What vote is needed to approve each of the other proposals?

The proposal to ratify the appointment of Deloitte as our independent registered public accounting firm, the proposal to approve the UnitedHealth Group 2020 Stock Incentive Plan and the shareholder proposal must be approved by a majority of the voting power of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting in order to pass. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the meeting. For the advisory vote to approve our executive compensation, there is no minimum approval necessary since it is an advisory vote; however, the Board of Directors will consider the results of the advisory vote when considering future decisions related to such proposal.

18.  What is the Board's recommendation with regard to each proposal?

The Board of Directors makes the following recommendation with regard to each proposal:

  •
  The Board of Directors recommends a vote FOR each of the director nominees named in this proxy statement.

  •
  The Board of Directors recommends a vote FOR advisory approval of the Company's executive compensation.

  •
  The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

  •
  The Board of Directors recommends a vote FOR the UnitedHealth Group 2020 Stock Incentive Plan.

  •
  The Board of Directors recommends a vote AGAINST the shareholder proposal regarding non-binding shareholder votes on bylaw amendments.

19.  What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter in the manner described in the Notice or on their proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

  •
  FOR the election of all director nominees;

  •
  FOR the advisory approval of our executive compensation;

  •
  FOR the ratification of the appointment of Deloitte as the Company's independent registered public accounting firm;

  •
  FOR the UnitedHealth Group 2020 Stock Incentive Plan; and

  •
  AGAINST the shareholder proposal regarding non-binding shareholder votes on Bylaw amendments.

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20.  Are my shares voted if I do not provide a proxy?

If you are a shareholder of record and do not provide a proxy, you must participate in the Annual Meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Banks and brokers have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. The ratification of Deloitte as our independent registered public accounting firm is considered a routine matter. The other matters being voted on at the Annual Meeting are not considered routine and banks and brokers cannot vote shares without instruction on those matters. Shares that banks and brokers are not authorized to vote on non-routine matters are counted as "broker non-votes."

21.  How are abstentions and broker non-votes counted?

Abstentions have no effect on the election of directors. Abstentions have the effect of an "against" vote on the advisory vote to approve our executive compensation, the ratification of the appointment of the Company's independent registered public accounting firm, the approval of the UnitedHealth Group 2020 Stock Incentive Plan and the shareholder proposal. Broker non-votes have no effect on the vote for any matter at the meeting.

22.  Does the Company have a policy about directors' attendance at the Annual Meeting of Shareholders?

The Company expects directors to participate in the Annual Meeting, absent a compelling reason.

23.  What are the deadlines for submitting director nominees and other shareholder proposals for the 2021 Annual Meeting?

Shareholder Director Nominations for Inclusion in the Company's Proxy Materials (Proxy Access).    To be considered for inclusion in our proxy statement for our 2021 Annual Meeting, director nominations submitted pursuant to Section 3.04 of our Bylaws must be received at our principal executive offices at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary to the Board of Directors, no earlier than November 18, 2020 and no later than December 18, 2020, and must be submitted in accordance with Section 3.04 of our Bylaws. If we do not receive the information required by our Bylaws by the deadline described above, the director nominee will be excluded from our proxy statement for our 2021 Annual Meeting.

Other Shareholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials (SEC Rule 14a-8).    To be considered for inclusion in our proxy statement for our 2021 Annual Meeting, shareholder proposals submitted pursuant to SEC Rule 14a-8 must be received no later than December 18, 2020 and be submitted in accordance with Rule 14a-8. These shareholder proposals must be in writing and received by the deadline described above at our principal executive offices at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary to the Board of Directors. If we do not receive a shareholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2021 Annual Meeting

Other Shareholder Proposals for Presentation at the 2021 Annual Meeting (Advance Notice Provision).    A shareholder proposal that is not submitted for inclusion in our proxy statement for our 2021 Annual Meeting

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pursuant to Section 3.04 of our Bylaws or SEC Rule 14a-8 and is sought to be presented at the 2021 Annual Meeting must comply with the "advance notice" deadlines in our Bylaws. As such, these shareholder proposals must be received no earlier than February 1, 2021, and no later than the close of business on March 3, 2021. These shareholder proposals must be in writing and received within the "advance notice" deadlines described above at our principal executive offices at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Secretary to the Board of Directors. These shareholder proposals must be in the form provided in our Bylaws and must include the information set forth in the Bylaws. If we do not receive a shareholder proposal and the required information by the "advance notice" deadlines described above, the proposal may be excluded from consideration at the 2021 annual meeting. The "advance notice" requirement described above supersedes the notice period in SEC Rule 14a-4(c)(1) of the federal proxy rules regarding the discretionary proxy voting authority with respect to such shareholder business.

24.  How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Morrow Sodali LLC to assist with the solicitation of proxies for a base fee of $20,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.

Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

25.  Where can I find more information about my voting rights as a shareholder?

The SEC has an informational website that provides shareholders with general information about how to cast their vote and why voting should be an important consideration for shareholders. You may access that information at www.investor.gov/research-before-you-invest/research/shareholder-voting or at www.investor.gov.

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Householding Notice

We have adopted "householding" procedures allowing us to deliver one Notice or single copies of proxy statements and annual reports to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. Each registered shareholder living in that household will receive a separate proxy card if the householded proxy materials are received by mail.

If you participate in householding but wish to receive a separate copy of the Notice, this proxy statement or our 2019 Annual Report for the year ended December 31, 2019, please notify us at: UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attn: Secretary to the Board of Directors, telephone (877) 536-3550. Upon written or oral request, we will deliver promptly, to any shareholder that elects not to participate in householding, a separate copy of the Notice of Internet Availability and, if a shareholder requests printed versions by mail, this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2019. You may opt-in or opt-out of householding at any time by contacting our transfer agent, EQ Shareowner Services, at P.O. Box 64854, St. Paul, Minnesota 55164-0854, telephone (800) 468-9716. Your householding election will apply to all materials mailed more than 30 days after your request is received.

Your participation in the householding program is encouraged. As an alternative to householding, you may choose to receive documents electronically. Instructions for electing electronic delivery are described in Question7 of the "Questions and Answers About the Annual Meeting and Voting" section of this proxy statement.

We have been notified that some banks and brokers will household proxy materials. If your shares are held in "street name" by a bank or broker, you may request information about householding from your bank or broker.

Other Matters at Meeting

In accordance with the requirements of advance notice described in our Bylaws, no shareholder nominations or shareholder proposals other than those included in this proxy statement will be presented at the 2020 Annual Meeting. We know of no other matters that may come before the Annual Meeting. However, if any matters calling for a vote of the shareholders, other than those referred to in this proxy statement, should properly come before the meeting, the persons named as proxies will vote on such matters according to their individual judgment.

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Other Information

Security Ownership of Certain Beneficial Owners and Management

The following table provides information about shareholders known to us to beneficially own more than 5% of the outstanding shares of our common stock, based solely on the information filed by such shareholders in 2019 for the year ended December 31, 2019 on Schedule 13G under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)

The Vanguard Group(1)	73,152,945	7.72
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

BlackRock, Inc.(2)	68,280,505	7.20
55 East 52nd Street
New York, New York 10055

FMR LLC(3)	57,045,841	6.021
245 Summer Street
Boston, Massachusetts 02210

Capital World Investors(4)	47,932,997	5.00
333 South Hope Street
Los Angeles, California 90071

(1)
This information, including percent of class, is based on the Schedule 13G/A filed with the SEC by The Vanguard Group on February 12, 2020. The Vanguard Group reported having sole voting power over 1,466,655 shares, shared voting power over 266,890 shares, sole dispositive power over 71,506,246 shares and shared dispositive power over 1,646,699 shares.

(2)
This information, including percent of class, is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 10, 2020. BlackRock, Inc. reported having sole voting power over 59,362,030 shares and sole dispositive power over 68,280,505 shares.

(3)
This information, including percent of class, is based on the Schedule 13G/A filed with the SEC by FMR LLC on February 7, 2020. FMR LLC reported having sole voting power over 7,880,825 shares and sole dispositive power over 57,045,841 shares.

(4)
This information, including percent of class, is based on the Schedule 13 filed with the SEC by Capital World Investors on February 14, 2020. Capital World Investors reported having sole voting power over 47,931,322 shares and sole dispositive power over 47,932,997 shares.

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The following table provides information about the beneficial ownership of our common stock as of April 7, 2020, by each director and nominee for director, each named executive officer, and by all of our current directors, executive officers and director nominees as a group. As of April 7, 2020, there were 947,426,156 shares of our common stock issued, outstanding and entitled to vote.

Name of Beneficial Owner or Identity of Group	Ownership of Common Stock		Number of Shares Deemed Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of April 7, 2020	Total(1)	Percent of Common Stock Outstanding (%)

William C. Ballard, Jr.	62,266	(2)	—	62,266	*

Richard T. Burke	1,545,436	(2)(3)	—	1,545,436	*

Timothy P. Flynn	6,588	(2)	—	6,588	*

Stephen J. Hemsley	2,693,408	(4)(5)	520,260	3,213,668	*

Michele J. Hooper	35,146	(2)	—	35,146	*

F. William McNabb III	9,269	(2)	—	9,269	*

Valerie C. Montgomery Rice, M.D.	2,252	(2)	—	2,252	*

John H. Noseworthy, M.D.	1,546	(2)	—	1,546	*

Glenn M. Renwick	83,302	(2)	—	83,302	*

Gail R. Wilensky, Ph.D.	66,675	(2)(6)	—	66,675	*

David S. Wichmann	936,873	(5)	379,230	1,316,103	*

John F. Rex	77,901	(7)	333,924	411,825	*

Andrew P. Witty	7,320		24,466	31,786	*

Dirk C. McMahon	47,299		121,522	168,821	*

Marianne D. Short	108,358		201,576	309,934	*

All current directors, executive officers and director nominees as a group (17 individuals)	5,743,138	(8)	1,806,638	7,549,776	0.80%

*
Less than 1%.

(1)
Unless otherwise noted, each person and group identified possesses sole voting and dispositive power with respect to the shares shown opposite such person's or group's name. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of April 7, 2020, are treated as outstanding only when determining the amount and percent owned by such individual or group.

(2)
Includes the following number of vested DSUs which are considered owned under the Company's stock ownership guidelines for directors: Mr. Ballard — 24,966; Mr. Burke — 24,966; Mr. Flynn — 4,588; Ms. Hooper — 31,776; Mr. McNabb — 2,839; Dr. Montgomery Rice — 2,252; Dr. Noseworthy — 1,546; Mr. Renwick — 47,333; and Dr. Wilensky — 22,523.

(3)
Includes 1,386,500 shares held indirectly in a limited liability partnership.

(4)
Includes 84,829.439 DSUs and 42,032 shares held in charitable foundations.

(5)
Includes the following number of shares held in trust for the individuals pursuant to our 401(k) plan: Mr. Hemsley — 322.182; and Mr. Wichmann — 241.4462. Pursuant to the terms of the 401(k) plan, a participant has sole voting power over his or her shares; however, the plan trustee votes all unvoted shares in the same proportions as the actual proxy votes submitted by plan participants.

(6)
Includes 43,735 shares held indirectly in a family trust by Dr. Wilensky.

(7)
Includes 18,850 shares held in a grantor retained annuity trust which are beneficially owned by Mr. Rex.

(8)
Includes the indirect holdings included in footnotes 3, 4, 5, 6 and 7.

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Certain Relationships and Transactions

Approval or Ratification of Related-Person Transactions

The Board of Directors has adopted a written Related-Person Transactions Approval Policy, which is administered by the Nominating and Corporate Governance Committee. A copy of the policy is available on our website at www.unitedhealthgroup.com/about/corporate-governance. Under the policy, "related-person" transactions are prohibited unless approved or ratified by the Nominating and Corporate Governance Committee. In general, a related-person transaction is any transaction or series of transactions (or amendments thereto) directly or indirectly involving:

  •
  A director or an immediate family member of a director in which an executive officer of the Company is directly or indirectly a participant and the amount involved exceeds $1.00; or

  •
  A director, executive officer or shareholder beneficially owning more than 5% of our common stock, or any of their respective immediate family members, in which the Company or its subsidiaries is directly or indirectly a participant and the amount involved exceeds $120,000; provided that if a director is an executive officer of an entity that is a party to a transaction with the Company or its subsidiaries, and the director was actively involved in the transaction, then the amount shall be $1.00.

Related-person transactions under the policy do not include:

  •
  Indemnification and advancement of expenses made pursuant to the Company's Certificate of Incorporation or Bylaws or pursuant to any agreement or instrument.

  •
  Interests arising solely from the ownership of a class of the Company's equity securities, if all holders of that class of equity securities receive the same benefit on a pro rata basis.

  •
  Any transaction that involves the providing of compensation to a director or executive officer in connection with his or her duties to the Company or any of its subsidiaries, including the reimbursement of business expenses incurred in the ordinary course.

Under the policy, the Company determines whether a transaction falls under the definition of a related-person transaction requiring review by the Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related-person transaction, the Nominating and Corporate Governance Committee will consider, among other things, whether the terms of the related-person transaction are fair to the Company and on terms at least as favorable as would apply if the other party was not an affiliate; the business reasons for the transaction; whether the transaction could impair the independence of a director under the Company's Standards for Director Independence; and whether the transaction would present an improper conflict of interest for any director or executive officer of the Company. Any member of the Nominating and Corporate Governance Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the related-person transaction, but may, if so requested by the Chair of the Nominating and Corporate Governance Committee, participate in some or all of the Nominating and Corporate Governance Committee's discussions of the related-person transaction. Any related-person transaction that is not approved or ratified, as the case may be, will be voided, terminated or amended, or other actions will be taken in each case as determined by the Nominating and Corporate Governance Committee so as to avoid or otherwise address any resulting conflict of interest.

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As required under SEC rules, transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, are disclosed below.

Related-Person Transactions

Transactions with 5% Shareholders

The Vanguard Group, Inc. ("Vanguard") beneficially owned approximately 7.72% of our common stock as of December 31, 2019. The Company paid Vanguard $16.0 million in benefits management fees in 2019.

BlackRock, Inc. beneficially owned approximately 7.20% of our common stock as of December 31, 2019. The Company paid BlackRock $6.9 million for investment management fees in 2019. BlackRock maintains a self-funded health insurance plan through the Company and paid the Company $2.4 million for administrative services, $2.9 million for premium payments and $276,500 for an employee assistance program in 2019.

FMR LLC beneficially owned approximately 6.021% of our common stock as of December 31, 2019. The Company paid Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR LLC, $41.0 million in benefits management fees in 2019. Fidelity maintained a self-funded health insurance plan through the Company and paid the Company $3.5 million for administrative services, $87.5 million for premium payments and $3.6 million for an employee assistance program and wellness services in 2019.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors and greater-than-10% beneficial owners are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. One Form 4 was filed one day late on behalf of the Company's President in 2019. Except for the foregoing, based solely on our review of these reports and written representations from our executive officers and directors, we believe all of our executive officers and directors complied with all Section 16(a) filing requirements during 2019.

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Appendix A – Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

ADJUSTED NET EARNINGS PER SHARE(a)

	Year Ended December 31, 2019 ($)	Year Ended December 31, 2018 ($)
GAAP net earnings attributable to UnitedHealth Group common shareholders	13,839	11,986
Intangible amortization	1,004	899
Tax effect of intangible amortization	(248)	(225)

Adjusted net earnings attributable to UnitedHealth Group common shareholders	14,595	12,660

GAAP diluted earnings per share	14.33	12.19
Intangible amortization per share	1.04	0.91
Tax effect per share of intangible amortization	(0.26)	(0.22)

Adjusted diluted earnings per share	15.11	12.88

(a)
Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company's acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company's revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.

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Appendix B – UnitedHealth Group Incorporated 2020 Stock Incentive Plan

UNITEDHEALTH GROUP INCORPORATED 2020 STOCK INCENTIVE PLAN

Section 1. Purpose; Adoption; Effect on Prior Plans.

                        (a)   Purpose. The purpose of the UnitedHealth Group Incorporated 2020 Stock Incentive Plan (as amended from time to time, the "Plan") is to aid in attracting and retaining employees, management personnel and other personnel and members of the Board of Directors who are not also employees ("Non-Employee Directors") of UnitedHealth Group Incorporated (the "Company") capable of assuring the future success of the Company, to offer such personnel and Non-Employee Directors incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel and Non-Employee Directors an opportunity to acquire a proprietary interest in the Company.

                        (b)   Adoption. The Company hereby adopts the Plan, subject to approval by the shareholders of the Company. As so established and approved, the Plan shall be known as the "2020 Stock Incentive Plan."

                        (c)   Effect on Prior Plans. On the effective date of the Plan determined in accordance with Section 11 of the Plan (the "Effective Date"), for purposes of administration and share accounting pursuant to Sections 3 and 4 of the Plan, the UnitedHealth Group Incorporated 2002 Stock Incentive Plan, as previously amended, and the UnitedHealth Group Incorporated 2011 Stock Incentive Plan, as previously amended (the "Prior Plans"), shall each be considered to be incorporated in the Plan. All outstanding options, restricted stock and other awards issued under either of the Prior Plans shall remain subject to the terms and conditions of the Prior Plan under which such award was issued, but shares of stock relating to outstanding options, restricted stock or other awards issued under the Prior Plans are considered shares of stock subject to the Plan under Section 4 of the Plan. From and after the Effective Date of the Plan, no further awards shall be made under either of the Prior Plans. Without limiting the generality of the foregoing, to the extent any award issued under a Prior Plan prior to November 2, 2017 (or with respect to which a Participant had a binding contractual right on November 2, 2017) was intended to constitute qualified performance-based compensation for purposes of Section 162(m) of the Code, as in effect prior to the enactment of the Tax Cuts and Jobs Act of 2017, such award shall continue to be governed by all provisions of the applicable Prior Plan that relate to compliance with Section 162(m).

Section 2. Definitions.

                        As used in the Plan, the following terms shall have the meanings set forth below:

                        (a)   "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

                        (b)   "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Non-Employee Director Award granted under the Plan.

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                        (c)   "Award Agreement" shall mean any written certificate, agreement, contract or other instrument or document evidencing any Award granted under the Plan.

                        (d)   "Change in Control" shall have the meaning ascribed to such term in any Award Agreement.

                        (e)   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

                        (f)    "Committee" shall mean the Compensation and Human Resources Committee of the Board of Directors or such other committee of the Board of Directors as is designated by such Board to administer the Plan and composed of not less than two directors.

                        (g)   "Corporate Transaction" shall mean the effective date of any of the following transactions in which the Company does not survive (or does not survive as a public company in respect of its Common Stock): (1) any merger, combination, consolidation, or other reorganization; (2) any exchange of Common Stock or other securities of the Company; (3) a sale of all or substantially all the business, stock or assets of the Company; (4) a dissolution of the Company; or (5) any other similar event.

                        (h)   "Eligible Person" shall mean, subject to applicable securities laws, any employee, officer or director (including any Non-Employee Director), or any individual consultant or independent contractor, providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

                        (i)     "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, for purposes of the Plan, the Fair Market Value of Shares on a given date shall be, if the Shares are then traded on the New York Stock Exchange, the closing price of the Shares as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on that date, the closing price on the immediately prior day on which the New York Stock Exchange was open for trading; provided that, (i) the Committee may establish alternative reasonable methods of determining Fair Market Value based upon transactions in Shares on the New York Stock Exchange including any of the methods described in Treasury Regulation § 1.409A-1(b)(5)(iv)(A); and (ii) in the case of an Award granted to an Eligible Person subject to tax or legal requirements outside of the United States, the Committee may prescribe another method for determining Fair Market Value if the Committee determines such other method is advisable to satisfy local legal or regulatory requirements or to obtain more beneficial tax treatment.

                        (j)     "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

                        (k)   "Non-Employee Director Award" shall mean an Award granted under Section 6(f) of the Plan.

                        (l)     "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

                        (m)  "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

                        (n)   "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

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                        (o)   "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

                        (p)   "Person" shall mean any individual, corporation, limited liability company, partnership, association or trust.

                        (q)   "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

                        (r)    "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

                        (s)   "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                        (t)    "Shares" shall mean shares of Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 7(c) of the Plan.

                        (u)   "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration.

                        (a)   Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) subject to Section 7(b), amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability or lapse of restrictions relating to Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

                        (b)   Delegation. The Committee may delegate to one or more officers of the Company or any Affiliate, or a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Eligible Persons who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

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Section 4. Shares Available for Awards.

                        (a)   Shares Available. Subject to adjustment as provided in Sections 4(b) and 7(c), the total number of Shares available under the Plan shall be a maximum of 108,703,554 shares (consisting of 48,000,000 new shares plus any shares available under the Prior Plans which consists of 23,320,048 remaining shares available for grant and 37,383,506 shares previously authorized, granted and subject to outstanding Awards under the Prior Plans). Shares that are subject to or underlie Awards granted under the Plan which expire, are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan, and Shares that are subject to any Awards that are settled in cash or a form other than Shares, shall again be available for subsequent Awards under the Plan based on the number of Shares counted at the time of grant pursuant to Section 4(b) of the Plan, or the Prior Plan, if applicable. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase or exercise price relating to an Award, or in connection with satisfaction of tax obligations relating to an Award, (in each case, whether by actual delivery, attestation or having shares withheld from the Award) shall not be available for subsequent Awards under the Plan. To the extent that Shares are delivered pursuant to the exercise of a Stock Appreciation Right, the number of underlying Shares as to which the exercise related shall be counted against the foregoing Share limit, as opposed to only counting the shares issued. (For purposes of clarity, if a Stock Appreciation Right relates to 100,000 Shares and is exercised at a time when the payment due to the Participant is 15,000 Shares, 100,000 Shares shall be charged against the foregoing Share limit with respect to such exercise.) For purposes of the previous three sentences, the terms "Award" and "Stock Appreciation Right" shall explicitly include any Awards and Stock Appreciation Rights, respectively, granted under the Plan as well as any Awards or Stock Appreciation Rights, respectively, outstanding under either of the Prior Plans as of the Effective Date of the Plan.

                        (b)   Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted, in accordance with this Section 4(b), on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that in the case of a Performance Award the number of Shares counted against the aggregate number of Shares available shall be the maximum number of Shares that may be awarded under such Award. With respect to Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by one Share for each Share covered by such Award or to which such Award relates. With respect to any Awards other than Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by 2.5 Shares for each Share covered by such Award or to which such Award relates. The number of Shares covered by any dividends and/or dividend equivalents paid or credited in respect of an Award shall be counted on the dividend payment date against the aggregate number of Shares available for granting Awards under the Plan. Such Shares may again become available for granting Awards under the Plan pursuant to the provisions of Section 4(a) of the Plan.

                        (c)   Incentive Stock Options. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed the maximum number of Shares available for grants of all kinds pursuant to Section 4(a), provided that any increase in the number of Shares available for grant pursuant to Section 4(a) shall increase the number of Shares available for granting Incentive Stock Options only to the extent permitted by Sections 422 or 424 of the Code or any successor provisions.

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Section 5. Eligibility.

                        Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant; provided, however, that an Incentive Stock Option may be granted only to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless the Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

                        (a)   Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                        (i)    Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

                        (ii)    Option Term. The term of each Option shall be fixed by the Committee at the time of grant but in no event shall any Option have a term of more than 10 years.

                        (iii)   Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect thereto may be made or deemed to have been made (including, without limitation, cash, loans, Shares previously owned by the Participant (or a reduction in the number of Shares otherwise deliverable to the Participant on exercise of the Option), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price; or, subject to such procedures as the Committee may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) such exercise). Such "cashless exercise" procedures with a third-party shall require (i) a valid exercise of the Awards and (ii) Participants to be legal owners of the shares subject to the Awards (even if the Participants do not pay the exercise price before the sale of the shares subject to the Awards). Notwithstanding the foregoing, the Committee shall not grant Options that provide for the automatic grant of additional "reload" Options to Participants who use previously owned Shares to pay the exercise price.

                        (b)   Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. The term of each Stock Appreciation Right shall be fixed by the Committee at the time of grant but in no event shall any Stock Appreciation Right have a term of more than 10 years. Subject to the terms of the Plan and any applicable Award Agreement, the methods of exercise, dates of exercisability, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

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                        (c)   Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                        (i)     Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Any dividends and/or dividend equivalents paid or credited in respect of an Award of Restricted Stock or Restricted Stock Units that is subject to performance-based or time-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate.

                        (ii)    Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. In the case of Restricted Stock, Shares shall be issued at the time such Awards are granted and may be certificated or uncertificated. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Unless a delayed payment date is provided under the terms of the Award, upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the end of the restricted period relating to Restricted Stock Units, receipt of all or a portion of the Shares subject to such Restricted Stock Units, all on such terms and conditions as the Committee shall determine.

                        (d)   Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement.

                          (i)  A Performance Award granted under the Plan (1) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock or Restricted Stock Units), other securities, other Awards or other property and (2) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

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                         (ii)  The specific performance goals for any such Performance Awards shall be, on an absolute or relative basis, established based on such business criteria as selected by the Committee in its sole discretion, including without limitation: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, net operating profit, margins (including gross or operating margins), gross revenue, revenue growth, operating income (before or after taxes), earnings or net earnings (before or after interest, taxes, depreciation and/or amortization), return measures (including, but not limited to, return on equity, assets, net investment, invested capital, sales or revenues), funds from operations, productivity ratios, performance against operating budget goals, operating efficiency, productivity ratios, economic value added, working capital target, expense targets, cost containment or reduction, market share, business pipeline, stewardship goals (including, but not limited to, customer, employee and provider satisfaction and engagement), or any combination thereof. The terms of any such Performance Award may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets.

                        (e)   Minimum Vesting Requirements; Special Share Limit.

                          (i)  Except as otherwise explicitly provided herein, no Award granted under the Plan shall become exercisable or vest until at least twelve (12) months following the date of grant of the Award in the case of Options, Stock Appreciation Rights, or other Awards the vesting of which is conditioned upon the achievement of performance goals, or until at least thirty-six (36) months following the date of grant in the case of other Awards.

                         (ii)  The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. In no event, however, may Shares issued in respect of Awards which do not meet the minimum vesting and exercisability requirements set forth in Section 6(e)(i) exceed 5% of the aggregate number of Shares available for grant under the Plan. For purposes of clarity, Awards may be granted that do not satisfy the minimum vesting and exercisability requirements set forth in Section 6(e)(i), but any Shares issued in respect of such Awards shall be counted against the Share limit of the immediately preceding sentence. Shares covered by an Award that are forfeited, as well as Shares that are subject to or underlie Awards which expire, are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan, and Shares that are subject to any Awards that are settled in cash or a form other than Shares, shall not count against the special Share limit of this Section 6(e)(ii).

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                        (f)    Non-Employee Director Awards. The Committee is authorized to grant to Non-Employee Director Awards denominated in Options, SARs, Restricted Stock, Restricted Stock Units, Shares or such other Share-based Awards as it shall determine is necessary and appropriate. Any such Award may have such vesting (or no vesting requirements) as the Committee may determine and may also be subject to any holding requirement as the Committee determines in its sole discretion. For the avoidance of doubt, Non-Employee Director Awards which do not meet the minimum vesting and exercisability requirements set forth in Section 6(e)(i) shall count against and be subject to the special Share limitations of Section 6(e)(ii). The total value of Options, SARs, Restricted Stock, Restricted Stock Units, Shares or other Share-based Awards granted to any one Non-Employee Director in any fiscal year, measured as of the date of grant but excluding cash director's fees that the Non-Employee Director elects to convert to Shares, shall not exceed one million dollars ($1,000,000), provided, however, that the Board of Directors may authorize grants in excess of such limit in extraordinary circumstances, as determined by the Board of Directors in its sole discretion.

                        (g)   General.

                        (i)     Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

                        (ii)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                        (iii)   Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

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                        (iv)   Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and provided, further, that except in the case of an Incentive Stock Option, Awards may be transferable as specifically provided in any applicable Award Agreement or amendment thereto pursuant to terms determined by the Committee and subject to all applicable laws (including, without limitation, applicable securities and tax laws). Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), pursuant to terms determined by the Committee, each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Subject to such limitations and requirements as may be established by the Committee, an Award (other than an Incentive Stock Option) may be transferred to an alternate payee pursuant to the terms of a domestic relations order (as such terms are defined by Section 414(p) of the Code), provided that (i) such Award is held by a Participant who is an Eligible Person at the time the domestic relations order is entered, and (ii) the domestic relations order only applies to Awards outstanding at the time the domestic relations order is entered. Any Award which is transferred pursuant to a domestic relations order or as otherwise permitted by the Plan and the applicable Award Agreement shall remain subject to the terms and conditions set forth in the Award Agreement and the Plan. Except as otherwise provided herein or in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                        (v)   Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been listed or admitted for trading on such securities exchange. The person acquiring any securities under this Plan will, if requested by the Company or one of its Affiliates, provide such assurances and representations to the Company or one of its Affiliates as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

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Section 7. Amendment and Termination; Adjustments.

                        Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

                        (a)   Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan at any time and from time to time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would violate any rules or regulations of the New York Stock Exchange or any other national securities exchange that is applicable to the Company. Furthermore, shareholder approval shall be required for any amendments to the Plan which would (i) materially increase the number of securities which may be issued under the Plan; (ii) materially modify the requirements for participation under the Plan; or (iii) require shareholder approval under applicable law or any applicable listing agency.

                        (b)   Amendments to Awards. Except as otherwise explicitly provided herein, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award in any manner materially adverse to the Participant or holder or beneficiary thereof, prospectively or retroactively, without the consent of such Participant or holder or beneficiary. Adjustments and other actions contemplated by Section 7(c) shall not be deemed to constitute amendments of Awards for purposes of this Section 7(b). Notwithstanding any other provision herein and except as provided in Section 7(c) hereof or as may be approved by shareholders, no Option or Stock Appreciation Right may be amended to reduce its initial exercise price, canceled and replaced with an Option or Stock Appreciation Right having a lower exercise price, or canceled and exchanged for cash or another Award for the purpose of repricing the Award.

                        (c)   Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or other similar corporate transaction or event affecting the Shares would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option, and any Change in Control or similar provisions of any Award), the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award.

                        (d)   Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

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Section 8. Corporate Transactions — Assumption and Termination of Awards.

                        Upon the occurrence of any Corporate Transaction, the Committee may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding Share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding Share-based Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. The Board of Directors or the Committee may also terminate each Award upon the effective date of a Corporate Transaction, subject to the following provisions:

  •
  unless otherwise provided in the applicable Award Agreement, each Option and Stock Appreciation Right outstanding at the effective date of the Corporate Transaction shall become fully vested, each then-outstanding Award of Restricted Stock and Restricted Stock Units shall fully vest free of restrictions, and each other then-outstanding Award granted under the Plan shall become payable to the holder of such Award; and

  •
  to the extent provision has not been made for the cash settlement of any outstanding Options and Stock Appreciation Rights, the holder of each Option or Stock Appreciation Right shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested Options and Stock Appreciation Rights (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days' notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an Award that is so accelerated may be made contingent upon the closing of the transaction).

                        The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options and Stock Appreciation Rights, may base such settlement solely upon the excess (if any) of the per share amount payable for the Common Stock in respect of such transaction over the exercise price of the Award. The Committee may take the actions contemplated by this Section 8 immediately prior to the transaction (as opposed to on the occurrence of the transaction) to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying Shares.

                        Notwithstanding the foregoing, Awards which are not terminated, or settled by a cash payment, upon the Effective Date of a Corporate Transaction, but which are continued following the Corporate Transaction, including Awards that are assumed by, or with respect to which substitute awards are issued by, a party to the Corporate Transaction, shall not vest or become exercisable solely by reason of the occurrence of a Corporate Transaction, provided, however, that notwithstanding Section 6(e)(i) or any other provision of the Plan, the terms of an Award, as originally issued or as amended by the Committee, may provide for accelerated vesting if a Participant's employment by the Company or its successor, or service as a Non-Employee Director, is terminated within a specified period following the Corporate Transaction under such circumstances as the Award may provide.

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Section 9. Income Tax Withholding.

                        In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant (including, without limitation, deducting the minimum amount of such withholding obligation from any amount otherwise payable in cash (whether related to the Award or otherwise) to the Participant). In order to provide for such tax withholding in connection with an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may (i) require that, or permit the Participant to satisfy such tax obligation by electing to have, the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but not in excess of the maximum amount required to be withheld under applicable laws or regulations) or (ii) permit the Participant to deliver to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined in accordance with the rules and regulations of the agent selected by the Committee to administer such aspect of the Plan. No Award shall provide for the payment by the Company on a grossed-up basis of any income, excise or other tax payable by the Participant with respect to the grant, vesting, or settlement of such Award.

Section 10. General Provisions.

                        (a)   No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

                        (b)   Award Agreements. To the extent that the Company provides for a written Award Agreement to be executed by the recipient of the Award or other procedures for the Participant to accept his or her Award, the Participant will have no rights under the Award unless and until the Award Agreement shall have been duly delivered by the Company and executed or accepted, as the case may be, by the Participant in accordance with any procedures and within any applicable time limits prescribed by the Company.

                        (c)   No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

                        (d)   No Right to Employment, etc. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Non-Employee Director the right to continue as a director, of the Company or any Affiliate. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a Non-Employee Director, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

                        (e)   Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws provisions.

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                        (f)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

                        (g)   No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

                        (h)   Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                        (i)     Section 16 Compliance. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Securities Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other Participants.

                        (j)     Section 409A Requirements. Notwithstanding anything to the contrary in this Plan or any Award agreement, the following provisions shall apply to any payments and benefits otherwise payable to or provided to a Participant under this Plan and any Award:

                          (i)  For purposes of Code Section 409A, each "payment" (as defined by Code Section 409A) made under this Plan or an Award shall be considered a "separate payment." In addition, for purposes of Code Section 409A, payments shall be deemed exempt from the definition of deferred compensation under Code Section 409A to the fullest extent possible under the "short-term deferral" exemption of Treasury Regulation § 1.409A-1(b)(4).

                         (ii)  If the Participant is a "specified employee" (within the meaning of Section 409A and determined pursuant to procedures adopted by the Company) at the time of Participant's "separation from service" (as defined in Section 409A of the Code and Treasury Regulations Section 1.409A-1(h) without regard to the optional alternative definitions available thereunder) and any amount that would be paid to the Participant during the six-month period following such separation from service constitutes a deferral of compensation (within the meaning of Section 409A), such amount shall not be paid to the Participant until the later of (i) six months after the date of Participant's separation from service, and (ii) the payment date or commencement date specified in the Plan for such payment(s). On the first regular payroll date following the expiration of such six-month period (or if Participant dies during the 6-month period, the first payroll date following the death), any payments that were delayed pursuant to the preceding sentence shall be paid to Participant in a single lump sum and thereafter all payments shall be made as if there had been no such delay. The provisions of this Section 10(j)(ii) shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Code Section 409A.

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                        (iii)  It is intended that any amounts payable under this Plan shall either be exempt from Section 409A of the Code or shall comply with Section 409A of the Code (including Treasury Regulations and other published guidance related thereto) so as not to subject Participants to payment of any additional tax, penalty, or interest imposed under Section 409A of the Code. The Plan shall be construed in a manner to give effect to such intention. In no event whatsoever shall the Company and/or any of its Affiliates be liable for any tax, interest or penalties that may be imposed on any Participant (or any Participant's estate) under Section 409A of the Code. Neither the Company and/or any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant (or any Participant's estate) harmless from any or all such taxes, interest or penalties, or liability for any damages related thereto.

                        (k)   Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Affiliates, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Affiliates, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of the Plan (including without limitation the minimum vesting and exercisability requirements set forth in Section 6(e)(i), provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Company's Common Stock in the transaction and any change in the issuer of the security. Any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Affiliates in connection with a business or asset acquisition or similar transaction) shall not be counted against the share limits in Section 4 or any other limits on the number of Shares available for issuance under the Plan.

                        (l)     Clawback Policy. The Awards granted under the Plan are subject to the terms of the Company's recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to the Awards (including any value received from a disposition of the Shares or other property acquired upon payment of the Awards).

Section 11. Effective Date of the Plan.

                        The Plan shall be effective as of the date of approval by the shareholders of the Company in accordance with applicable law.

Section 12. Term of the Plan.

                        New Awards shall be granted under the Plan only during a 10-year period beginning on the Effective Date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.

2020 Proxy Statement    |    Appendix B – UnitedHealth Group Incorporated 2020 Stock Incentive Plan    115

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VIEW MATERIALS & VOTE  SCAN TO UNITEDHEALTH GROUP INCORPORATED 9900 BREN ROAD EAST MINNETONKA, MN 55343 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 31, 2020, or May 27, 2020 for shares held in the UnitedHealth Group 401(k) Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/UNH2020 You may participate in the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow  XXXX XXXX XXXX XXXX available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 31, 2020, or May 27, 2020 for shares held in the UnitedHealth Group 401(k) Savings Plan. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by May 31, 2020. VOTE CONFIRMATION You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on June 1, 2020 via the ProxyVote Confirmation link at www.proxyvote.com by using the information printed in the box marked by the arrow  XXXX XXXX XXXX XXXX Vote Confirmation is available 24 hours after your vote is received beginning May 18, 2020, with the final vote tabulation remaining available through August 1, 2020. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by UnitedHealth Group in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E90771-P34041 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. UNITEDHEALTH GROUP INCORPORATED The Board of Directors recommends you vote FOR each of the nominees for director in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and AGAINST Proposal 5. 1. Election of Directors Nominees: For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. Advisory approval of the Company’s executive compensation. ! ! ! ! ! ! 1a. Richard T. Burke 1b. Timothy P. Flynn 3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2020. 1c. Stephen J. Hemsley ! ! ! 1d. Michele J. Hooper 4. Approval of the UnitedHealth Group 2020 Stock Incentive Plan. The Board of Directors recommends you vote AGAINST Proposal 5. 1e. F. William McNabb III 1f. Valerie C. Montgomery Rice, M.D. ! ! ! 5. If properly presented at the 2020 Annual Meeting of Shareholders, the shareholder proposal set forth in the proxy statement requesting any material amendment to the Company's Bylaws be subject to a non-binding shareholder vote. 1g. John H. Noseworthy, M.D. 1h. Glenn M. Renwick 1i. David S. Wichmann 1j. Gail R. Wilensky, Ph.D. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to participate in this meeting. ! Yes ! No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2020 Annual Meeting of Shareholders Monday, June 1, 2020 10:30 a.m. Central Time Meeting Live Via The Internet www.virtualshareholdermeeting.com/UNH2020 UnitedHealth Group will be hosting the Annual Meeting live via the internet this year. To participate in the Annual Meeting live, please visit www.virtualshareholdermeeting.com/UNH2020 and have the information printed in the box marked by the arrow  on the following page available to access the Annual Meeting. You may vote your proxy at any time over the internet at www.proxyvote.com or by telephone at 1-800-690-6903. Please see the reverse side of this proxy card for complete instructions on how to vote your proxy. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.unitedhealthgroup.com/proxymaterials. Instructions on how to participate in the Annual Meeting are available at www.unitedhealthgroup.com/annualmeeting. E90772-P34041 UNITEDHEALTH GROUP INCORPORATED Annual Meeting of Shareholders June 1, 2020 10:30 a.m. Central Time This proxy is solicited by the Board of Directors By signing the proxy, you revoke all prior proxies and appoint each of Dannette L. Smith and Kuai H. Leong each individually, and with full power of substitution, to vote all shares you are entitled to vote on the matters shown on the reverse side and any other matters which may properly come before the 2020 Annual Meeting of Shareholders and all adjournments or postponements thereof. These shares of stock will be voted as you specify on the reverse side. If no choice is specified, this proxy will be voted FOR all of the nominees for director in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and AGAINST Proposal 5, and in the discretion of the named proxies on all other matters that may properly come before the meeting. If you are a current or former employee of UnitedHealth Group and own shares of common stock through the UnitedHealth Group 401(k) Savings Plan, your completion and execution of this proxy card or your submission of an internet or telephone vote will provide voting instructions to the trustee of the plan. If no direction is made, if your proxy card is not signed, or if your vote by proxy card, internet or telephone is not received by 11:59 p.m. Eastern Time on May 27, 2020, the plan shares credited to this 401(k) account will be voted by the plan trustee in the same proportions as the proxy votes which were timely and properly submitted by other plan participants. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: XXXX XXXX XXXX XXXX